As filed with the Securities and Exchange Commission on August 6, 2020

Registration No. 333-237326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITERUM THERAPEUTICS PLC

ITERUM THERAPEUTICS BERMUDA LIMITED

and the Additional Registrants listed below

(Exact name of registrant as specified in its charter)

Ireland Bermuda	2834 2834	98-1283148 98-1517508
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Block 2 Floor 3, Harcourt Centre,

Harcourt Street,

Dublin 2,

Ireland

+353 1 9038920

Clarendon House,

2 Church Street,

Hamilton, HM 11, Bermuda

(312) 778-6070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corey N. Fishman

President and Chief Executive Officer

200 South Wacker Drive, Suite 2550

Chicago, Illinois 60606

(312) 778-6070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian A. Johnson

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: (212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Non-transferable Subscription Rights to purchase Units	N/A	$0(2)
Units, each consisting of a 6.500% Exchangeable Senior Subordinated Note due 2025 in the original principal amount of $1,000 and 50 Limited Recourse Royalty-Linked Subordinated Notes	$8,400,000	$1,090.32
6.500% Exchangeable Senior Subordinated Notes due 2025, to be issued by Iterum Therapeutics Bermuda Limited, as a component of the Units	N/A	$0(3)
Limited Recourse Royalty-Linked Subordinated Notes, to be issued by Iterum Therapeutics Bermuda Limited, as a component of the Units	N/A	$0(3)
Ordinary shares, $0.01 nominal value per share, issuable upon exchange of the 6.500% Exchangeable Senior Subordinated Notes due 2025(4)	N/A	$0(5)
Guarantee of 6.500% Exchangeable Senior Subordinated Notes due 2025(6)	N/A	$0(7)
Guarantee of Limited Recourse Royalty-Linked Subordinated Notes(6)	N/A	$0(7)
Total	$8,400,000	$1,090.32

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend, dividend or other distribution, recapitalization or similar events with respect to the securities being registered pursuant to this registration statement or pursuant to anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	The Rights are being issued without consideration and evidence the right to subscribe for Units. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable.
(3)	Issued as a component of the Units for no additional consideration.
(4)

In accordance with Rule 457(i) under the Securities Act, this registration statement also registers an indeterminate number of ordinary shares issuable upon exchange of the 6.500% Exchangeable Senior Subordinated Notes due 2025 registered hereby. At the initial exchange price of $1.00 per ordinary share, 10,776,616 ordinary shares would be potentially issuable upon such exchange, including ordinary shares potentially issuable in payment of interest on the notes accruing from the issuance date through the maturity date of the notes pursuant to the terms of the indenture governing the notes. The number of ordinary shares issuable upon exchange is subject to adjustment upon the occurrence of certain events set forth in the indenture governing the notes and described herein. Pursuant to Rule 416 under the Securities Act, such number of ordinary shares registered hereby shall include an indeterminate number of ordinary shares that may be issued in connection with any share split, share dividend, dividend or other distribution, recapitalization or similar event or pursuant to the anti-dilution provisions set forth in the indenture governing the notes.

(5)

No additional consideration will be received for ordinary shares issuable upon exchange of the notes registered hereby. Therefore, pursuant to Rule 457(i) under the Securities Act, no registration fee is required in connection with the ordinary shares registered hereby.

(6)	The guarantors are Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited.
(7)	No additional consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants*	Primary Standard Industrial Classification Code Number	Jurisdiction of Formation	I.R.S. Employer Identification Number
Iterum Therapeutics International Limited	2834	Ireland	98-1283147
Iterum Therapeutics US Limited	2834	Delaware	47-5472711
Iterum Therapeutics US Holding Limited	2834	Delaware	82-4384195

*

Each Additional Registrant is a wholly-owned direct or indirect subsidiary of Iterum Therapeutics plc. The address of the principal office of Iterum Therapeutics International Limited is Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland. The address of the principal office of Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited is 200 S. Wacker Drive, Suite 2550, Chicago, Illinois 60606.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 6, 2020.

PRELIMINARY PROSPECTUS

ITERUM THERAPEUTICS PLC

Subscription Rights to purchase 8,400 Units, each Unit consisting of a 6.500% Exchangeable Senior Subordinated Note due 2025 in the original principal amount of $1,000, to be issued by Iterum Therapeutics Bermuda Limited and guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited,

and

50 Limited Recourse Royalty-Linked Subordinated Notes, to be issued by Iterum Therapeutics Bermuda Limited and guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited

at a Subscription Price of $1,000 Per Unit

We and Iterum Therapeutics Bermuda Limited (“Iterum Bermuda”) are distributing, at no charge to the holders of record as of the record date of our outstanding ordinary shares, nominal value $0.01 per share (“ordinary shares”), and to eligible warrant holders, non-transferable subscription rights (“Rights”) to purchase units to be issued by Iterum Bermuda. We are distributing one Right for each outstanding ordinary share and certain ordinary shares deemed outstanding as of the record date. The record date for determining the holders of our ordinary shares and warrants eligible to participate in the Rights Offering is August 5, 2020. Shares that are deemed outstanding or deemed owned refer to the shares underlying outstanding warrants that have contractual rights to participate in the Rights Offering, including warrants issued by us to investors and to designees of the placement agent in our June 2020 private placements, and warrants issued by us in April 2018 in connection with our loan and security agreement with Silicon Valley Bank. We refer to the holders of these warrants as eligible warrant holders. Each Right will entitle the holder thereof to purchase, at the holder’s election and subject to availability, at the subscription price of one thousand dollars ($1,000.00) (the “Subscription Price”), one unit (each, a “Unit”), consisting of (a) a 6.500% Exchangeable Senior Subordinated Note due 2025, to be issued by Iterum Bermuda in the original principal amount of $1,000.00 (each, an “Exchangeable Note”), fully and unconditionally guaranteed on an unsecured senior subordinated basis by us, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (b) 50 Limited Recourse Royalty-Linked Notes, to be issued by Iterum Bermuda (each, a “Royalty-Linked Note”), fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors. No fractional Rights or Units will be distributed or issued. Holders of Rights may only purchase whole Units in the Rights Offering. The Rights will not be tradeable. The Rights Offering does not constitute a distribution for Irish law purposes.

We will accept Rights for up to 8,400 Units for a total purchase price of up to $8.4 million, which amount is approximately equal to the maximum aggregate principal amount of additional notes that may be issued under the applicable indenture under which the Exchangeable Notes and Royalty-Linked Notes will be issued. Accordingly, sufficient Units may not be available to honor your subscription in full or at all. See “The Rights Offering—Subscription Privilege.”

The Rights may be exercised at any time during the subscription period, which will commence on August 11, 2020 and end at 5:00 p.m., New York City time, on August 31, 2020 (the “Subscription Period”). The Rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended. We may extend the Subscription Period for additional periods in our sole discretion, although we have no current plans to do so. You should carefully consider whether to exercise your Rights before the expiration of the Subscription Period. All exercises of Rights are irrevocable. We may cancel, modify or amend the Rights Offering at any time and for any reason prior to the expiration of the Subscription Period. If we cancel the Rights Offering, the Subscription Agent for the Rights Offering, Computershare Trust Company, N.A., will return as soon as practicable, without interest or penalty, all payments of the aggregate Subscription Price it has received for the cancelled Rights Offering.

The components of the Units will be purchased as a Unit in the Rights Offering and will immediately separate from one another upon the closing of the Rights Offering such that the Exchangeable Notes and Royalty-Linked Notes will constitute separate securities and will be issued and transferable separately. The Units will not be transferable or issued as a separate security, nor will they, the Exchangeable Notes or the Royalty-Linked Notes be listed on any stock exchange or market, except that we will use our commercially reasonable efforts to procure approval for the listing of the Exchangeable Notes and the Royalty-Linked Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange Listing Regulations.

The Exchangeable Notes will be issued as additional notes under an indenture, dated as of January 21, 2020, pursuant to which we previously issued approximately $51.6 million aggregate principal amount of Exchangeable Notes to investors in a private placement that closed on January 21, 2020 (the “Private Placement”). The Royalty-Linked Notes will be issued as additional notes under an indenture, dated as of January 21, 2020, pursuant to which we previously issued approximately $0.1 million aggregate principal amount of Royalty-Linked Notes to the same investors in the Private Placement. See “The Rights Offering—Description of Private Placement.”

The Exchangeable Notes will be exchangeable, at Iterum Bermuda’s election, into our ordinary shares, cash or a combination of ordinary shares and cash, at an initial exchange rate fixed at 1,000 shares per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $1.00 per ordinary share), subject to anti-dilution adjustments, as set forth in the indenture governing the Exchangeable Notes. The Exchangeable Notes will be redeemable at our option. See “Description of Exchangeable Notes.”

The Exchangeable Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes, and U.S. investors generally will be required to include amounts representing OID in their gross income as it accrues each year, even though no cash payments will be made on the Exchangeable Notes until maturity or an earlier redemption, repurchase or exchange. See “Material Tax Consequences — Material U.S. Federal Income Tax Considerations for U.S. Holders — Exchangeable Notes.”

The Royalty-Linked Notes will entitle the holders thereof to payments, at the applicable payment rate, based solely on a percentage of our net revenues from U.S. sales of specified sulopenem products earned through December 31, 2045, but will not entitle the holders thereof to any payments unless we receive FDA approval for one or more specified sulopenem products prior to December 31, 2025 and we earn net revenues on such product. If any portion of the principal amount of the outstanding Royalty-Linked Notes, equal to $0.04 per Royalty-Linked Note ($2.00 per Unit), has not been paid as of the end date on December 31, 2045 (or December 31, 2025, in the event that we have not yet received FDA approval with respect to one or more specified sulopenem products by such date), Iterum Bermuda must pay the unpaid portion of the principal amount. The Royalty-Linked Notes will earn default interest if we breach certain obligations under the indenture governing the Royalty-Linked Notes (but do not otherwise bear interest) and will be subject to a maximum return amount, including all principal and payments and certain default interest in respect of uncurable defaults, of $160.00 (or 4,000 times the principal amount of such note). Accordingly, the RLN Maximum Return Amount for each Unit, each of which contains 50 Royalty-Linked Notes, is equal to $8,000.00. The Royalty-Linked Notes will be redeemable at our option. See “Description of Royalty-Linked Notes.”

The terms of the Royalty-Linked Notes are complex, and the treatment of the Royalty-Linked Notes for U.S. federal income tax purposes is subject to substantial uncertainty. Under the indenture governing the Royalty-Linked Notes, we agree, and by acceptance of a Royalty-Linked Note, each beneficial owner of a Royalty-Linked Note will be deemed to have agreed, for U.S. federal income tax purposes, to treat the Royalty-Linked Notes as a contractual right to receive payments from us as and when such payments become payable pursuant to the terms of the Royalty-Linked Notes and not as indebtedness or equity of us or any other person for U.S. federal income tax purposes. This treatment, however, is not binding on the U.S. Internal Revenue Service, and alternative characterizations could apply. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Royalty-Linked Notes.” You should consult your own tax advisors as to the U.S. federal, state, local and non-U.S. tax consequences relating to the purchase, ownership and disposition of Royalty-Linked Notes (including possible different tax treatments of the Royalty-Linked Notes) in light of your particular situation.

Our board of directors is making no recommendation regarding your exercise of the Rights. The Rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

If you have any questions or need further information about the Rights Offering, please call Georgeson LLC, the Information Agent for the Rights Offering, at (888) 607-6511 (toll free in the U.S. and Canada) or +1 (781) 575-2137 (for calls outside the U.S. and Canada).

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “ITRM.” On August 5, 2020, the last sale price of our ordinary shares as reported on the Nasdaq Global Market was $1.04 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. As such, we have elected to rely on certain reduced public company disclosure requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 16 of this prospectus and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus to read about factors you should consider before buying these securities.

We are not and will not be regulated by the Central Bank of Ireland (the “Central Bank”) as a result of issuing the Exchangeable Notes, the Royalty-Linked Notes or the ordinary shares issuable and deliverable upon exchange of the Exchangeable Notes. Any investment in the Exchangeable Notes, the Royalty-Linked Notes and the ordinary shares issuable and deliverable upon exchange of the Exchangeable Notes does not have the status of a deposit and is not within the scope of the Deposit Protection Scheme operated by the Central Bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2020.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer, issue and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This prospectus does not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (and amendments thereto to the extent implemented), or the Prospectus Regulation, and the Irish regulations issued pursuant to the Prospectus Regulation and this prospectus has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in a European Economic Area member state. No offer of securities to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

The permission of the Bermuda Monetary Authority is required, under the provisions of the Bermuda Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority has granted a general permission for the issue and subsequent transfer of any securities, other than an “Equity Security” of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes. “Equity Security” is defined as essentially a voting share of the Bermuda company or a security which by its terms is convertible into a voting share of the Bermuda company. Thus, the Exchangeable Notes and Royalty-Linked Notes underlying the Units offered hereby are not “equity securities” and are covered by the general permission. In granting the general permission, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

NOTICE TO IRISH INVESTORS

No action may be taken with respect to the Exchangeable Notes or the Royalty-Linked Notes in Ireland otherwise than in conformity with the provisions of (a) (i) Regulation (EU) No. 600/2014 of the European Parliament and the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and (ii) the European Union (Markets in Financial Instruments) Regulations 2017 S.I. No. 375 of 2017 and the provisions of the Investor Compensation Act 1998 (as amended) (to the extent applicable), (b) the Irish

Companies Acts 2014 (as amended), or the Irish Companies Act, the Central Bank Acts 1942 to 2015 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 (as amended), (c) the Prospectus Regulation, the European Union (Prospectus) Regulations 2019 (as amended), or the Irish Prospectus Regulations, and any rules issued under Section 1363 of the Irish Companies Act, by the Central Bank, and (d) the Market Abuse Regulation (EU596/2014), the European Union (Market Abuse) Regulations 2016 (SI 349 of 2016) and any rules issued under Section 1370 of the Irish Companies Act by the Central Bank.

This prospectus has been prepared on the basis that, to the extent any offer is made in Ireland, any offer of the Exchangeable Notes will be made pursuant to one or more of the exemptions in Regulation 3(1) of the Irish Prospectus Regulations or Article 4 of the Prospectus Regulation from the requirement to publish a prospectus for offers of the Exchangeable Notes. Accordingly, any person making or intending to make an offer in Ireland of the Exchangeable Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us to publish or supplement a prospectus pursuant to the Irish Prospectus Regulations or the Prospectus Regulation in relation to such offer. We have not authorized, and do not authorize, the making of any offer of the Exchangeable Notes in circumstances in which an obligation arises for us to publish or supplement a prospectus for such offer.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Iterum,” “we,” “us,” “our,” “the Company” and similar references refer to Iterum Therapeutics plc and its consolidated subsidiaries and/or, where applicable, to Iterum Therapeutics Bermuda Limited as the issuer of Exchangeable Notes and Royalty-Linked Notes; the term “Iterum” refers to Iterum Therapeutics plc; the term “Iterum Bermuda” refers to Iterum Therapeutics Bermuda Limited, an exempted company incorporated under the laws of Bermuda; “Subsidiary Guarantors” refers to Iterum Therapeutics International Limited, a company formed under the laws of Ireland, Iterum Therapeutics US Limited, a company formed under the laws of Delaware, and Iterum Therapeutics US Holding Limited, a company formed under the laws of Delaware, each a direct or an indirect wholly-owned subsidiary of Iterum; and “Guarantors” refers to Iterum Therapeutics plc and the Subsidiary Guarantors.

Overview of Iterum Therapeutics plc

We are a pharmaceutical company dedicated to developing and commercializing sulopenem to be potentially the first and only oral and intravenous (IV) branded penem available globally. Penems, including thiopenems and carbapenems, belong to a class of antibiotics more broadly defined as ß-lactam antibiotics, the original example of which was penicillin, but which now also includes cephalosporins. Sulopenem is a potent, thiopenem antibiotic delivered intravenously which is active against bacteria that belong to the group of organisms known as gram-negatives and cause urinary tract and intra-abdominal infections. We have also successfully developed sulopenem in an oral tablet formulation, sulopenem etzadroxil-probenecid, which we refer to herein as oral sulopenem. We believe that sulopenem and oral sulopenem have the potential to be important new treatment alternatives to address growing concerns related to antibacterial resistance without the known toxicities of some of the most widely used antibiotics, specifically fluoroquinolones.

Our Corporate Information

We were incorporated under the laws of Ireland in June 2015 as a limited liability company and re-registered as a public limited company in March 2018. Our principal executive offices are located at Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland and our telephone number is +353 1 9038920. Our U.S. headquarters are located at 200 South Wacker Drive, Suite 2550, Chicago, Illinois 60606, and our telephone number is (312) 778-6070.

Iterum Therapeutics Bermuda Limited, an exempted company, was incorporated under the laws of Bermuda on November 6, 2019, and its registered office is located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda. Iterum Bermuda is a direct wholly-owned finance subsidiary of Iterum, and conducts no independent operations other than its financing activities. Iterum Bermuda’s telephone number is (312) 778-6070.

Our website address is www.iterumtx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal control over financial reporting;

•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about the company’s executive compensation arrangements; and

•	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

We may take advantage of these provisions until December 31, 2023 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with more than $700 million in market value of our share capital held by non-affiliates, referred to as non-affiliate public float; or the issuance by us of more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company, which would allow us to take advantage of many of the same exemptions from disclosure requirements.

Description of Private Placement

On January 16, 2020, we entered into a securities purchase agreement, or the Purchase Agreement, by and among Iterum Bermuda, as issuer, Iterum Therapeutics plc, as guarantor, Iterum Therapeutics International Limited, as guarantor, Iterum Therapeutics US Limited, as guarantor, and Iterum Therapeutics US Holding Limited, as guarantor, on the one hand, and the following accredited investors, on the other hand, who we refer to collectively as the Private Placement Investors: Advent Life Sciences LLP, Advent Life Sciences Fund II LP, Arix Bioscience Holdings Limited, Canaan X L.P., Frazier Healthcare VII, L.P., Frazier Healthcare VII-A, L.P., New Leaf Ventures III, L.P., New Leaf Biopharma Opportunities II, L.P., Sofinnova Venture Partners IX, L.P., Domain Partners IX, L.P., Pivotal bioVenture Partners Fund I, LP, Sarissa Capital Offshore Master Fund LP,

Sarissa Capital Catapult Fund LLC, Sarissa Capital Hawkeye Fund LP, RA Capital Healthcare Fund, L.P., Blackwell Partners LLC – Series A, Empery Master Onshore, LLC, Empery Tax Efficient, LP, Empery Tax Efficient II, LP, Lincoln Park Capital Fund, LLC, 683 Capital Partners, LP, SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P., 2b LLC, Sabby Volatility Warrant Master Fund, Ltd., S.H.N Financial investments ltd, North Sound Trading, LP, CVI Investments, Inc., Salthill Investors (Bermuda) L.P., Salthill Partners, L.P. and Gary D. Cohn. Pursuant to the Purchase Agreement, Iterum Bermuda issued and sold, and Iterum Therapeutics plc and the Subsidiary Guarantors guaranteed, an aggregate of 51,588 units, or the Private Placement Units, consisting of (i) 6.500% Exchangeable Senior Subordinated Notes due 2025, fully and unconditionally guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc and the Subsidiary Guarantors, issued by Iterum Bermuda in the aggregate original principal amount of approximately $51.6 million, or the Private Placement Exchangeable Notes, and (ii) limited recourse royalty-linked notes, fully and unconditionally guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc and the Subsidiary Guarantors, issued by Iterum Bermuda in the aggregate original principal amount of approximately $0.1 million, or the Private Placement Royalty-Linked Notes, in a private placement, which we refer to as the Private Placement. The closing of the Private Placement was consummated on January 21, 2020. The Private Placement Exchangeable Notes were issued pursuant to the same indenture as the Exchangeable Notes issuable pursuant to the Rights Offering. The Private Placement Royalty-Linked Notes were issued pursuant to the same indenture as the Royalty-Linked Notes issuable pursuant to the Rights Offering.

As required by our directors, including the directors affiliated with certain of the Private Placement Investors, we agreed to undertake a rights offering of subscription rights to purchase additional Units, or the Rights Offering. Pursuant to the terms of the Purchase Agreement, the Private Placement Investors and their affiliates have agreed not to purchase any Units in the Rights Offering.

In connection with the Private Placement, we entered into an investor rights agreement with the Private Placement Investors, dated as of January 21, 2020, or the Investor Rights Agreement, pursuant to which we agreed to, among other things, file a registration statement with the SEC covering (i) in the case of a registration statement on Form S-1, the resale of the Private Placement Exchangeable Notes, the ordinary shares issuable in connection with the exchange of the Private Placement Exchangeable Notes and the Private Placement Royalty-Linked Notes or (ii) in the case of a registration statement on Form S-3, the ordinary shares issuable in connection with the exchange of the Private Placement Exchangeable Notes. We agreed to file such registration statement within 10 business days following the earlier of (I) the consummation of the Rights Offering and (II) January 21, 2021. The Investor Rights Agreement includes customary indemnification rights in connection with the registration statement. Also pursuant to the terms of the Investor Rights Agreement, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Catapult Fund LLC and Sarissa Capital Hawkeye Fund LP, which we refer to collectively with their affiliates as Sarissa, have the right to appoint up to two directors to our board of directors, subject to certain limitations. See “Description of Share Capital—Appointment of Directors” below. In addition, pursuant to the terms of the Investor Rights Agreement, for so long as Sarissa owns 10% of our outstanding ordinary shares on a fully diluted basis, Sarissa has a right of first offer with respect to our future proposed equity financings up to that portion of such new securities which equals Sarissa’s then-percentage ownership of our outstanding ordinary shares on a fully diluted basis, subject to specified exceptions for certain exempt issuances and pursuant to specified procedures. See “Description of Share Capital—Pre-emption Rights, Share Warrants and Share Options” below.

The foregoing summary descriptions of the Purchase Agreement and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to our Current Report on Form 8-K filed on January 17, 2020, and are incorporated by reference herein.

THE RIGHTS OFFERING

This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the Rights Offering contained elsewhere in this prospectus. See “The Rights Offering.”

The Rights Offering	We and Iterum Bermuda are distributing, at no charge to the holders of record as of the record date of our outstanding ordinary shares, nominal value $0.01 per share, or ordinary shares, and to eligible warrant holders, non-transferable subscription rights, or Rights, to purchase units to be issued by Iterum Bermuda. We are distributing one Right for each outstanding ordinary share and certain ordinary shares deemed outstanding as of the record date. Each Right will entitle the holder thereof to purchase, at the holder’s election and subject to availability, at the Subscription Price, one unit, each of which we refer to as a Unit, consisting of (a) a 6.500% Exchangeable Senior Subordinated Note due 2025, fully and unconditionally guaranteed on an unsecured senior subordinated basis by us and the Subsidiary Guarantors, to be issued by Iterum Bermuda, each of which we refer to as an Exchangeable Note, in the original principal amount of $1,000.00 and (b) 50 Limited Recourse Royalty-Linked Notes, fully and unconditionally guaranteed on an unsecured senior subordinated basis by us and the Subsidiary Guarantors, to be issued by Iterum Bermuda, each of which we refer to as a Royalty-Linked Note.

Size of Offering	Up to 8,400 Units for aggregate gross proceeds of up to $8.4 million. Accordingly, sufficient Units may not be available to honor your subscription in full or at all. See “The Rights Offering—Subscription Privilege.”

Record Date	5:00 p.m., New York City time, on August 5, 2020.

Subscription Period	The Rights may be exercised at any time during the subscription period, which will commence on August 11, 2020 and end at 5:00 p.m., New York City time, on August 31, 2020, or the Subscription Period. The Rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period, unless the Subscription Period is extended.
Subscription Price	$1,000.00 per Unit. (See “Risk Factors—Risks Related to the Rights Offering—The Subscription Price determined for the Units may not be an indication of the fair value of the Exchangeable Notes, Royalty-Linked Notes or ordinary shares issuable upon exchange of the Exchangeable Notes. As a result, you may not be able to sell the Exchangeable Notes or Royalty-Linked Notes at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all.” for more information.)

Minimum Subscription Amount	There is no minimum subscription amount.

Procedure for Exercising Rights	You may exercise all or a portion of your Rights for whole Units only or you may choose not to exercise any of your Rights at all. To exercise your Rights, you must take the following steps:

•  Properly complete the enclosed rights certificate. If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, as the record holder, then your broker, dealer, custodian bank or other nominee must exercise the Rights and send payment of the aggregate Subscription Price on your behalf. If you wish to exercise Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

•  Deliver the completed rights certificate, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription Agent before 5:00 p.m., New York City time, on August 31, 2020, unless the Subscription Period is extended. Please see “The Rights Offering—Payment Methods” below for a discussion of the forms of payment that will be accepted. We recommend that you use insured, registered mail, postage prepaid, return receipt requested.

Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO ITERUM THERAPEUTICS PLC OR ITERUM THERAPEUTICS BERMUDA LIMITED.

You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., New York City time, on August 31, 2020, unless such date is extended by us. (See “The Rights Offering—Payment Methods” and “—Subscription Agent” below for more information.)

We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

No Revocation of Exercise by Rights Holders	All exercises of Rights are irrevocable.

Transferability of Rights	The Rights are not transferable.

Transferability of Units	The Units will not be transferable or issued as a separate security, nor will they be listed on any exchange. The components of the Units will be purchased as a Unit in the Rights Offering and will immediately separate upon the closing of the Rights Offering such that the Exchangeable Notes and Royalty-Linked Notes will be issued separately and will be transferable separately.

Transferability of Exchangeable Notes and Royalty-Linked Notes
The Exchangeable Notes and Royalty-Linked Notes will be transferable, but will not be listed or otherwise trade on any stock exchange, except that we will use our commercially reasonable efforts to procure approval for the listing of the Exchangeable Notes and the Royalty-Linked Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange Listing Regulations. You may only be able to sell your Exchangeable Notes and Royalty-Linked Notes in a private transaction.
Amendment, Extension or Cancellation	We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration date and for any reason. Any extension, amendment or termination will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Use of Proceeds	Assuming that the Rights Offering is consummated and fully subscribed, we expect to receive net proceeds, after deducting estimated fees and expenses, of approximately $6.9 million in the aggregate. We intend to use the net proceeds, together with our cash and cash equivalents, to fund the continued clinical development of sulopenem, the management of potential regulatory filings and for working capital and general corporate purposes. See “Use of Proceeds.”

No Recommendation	None of our board of directors, Subscription Agent or Information Agent is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the Exchangeable Notes or Royalty-Linked Notes or ordinary shares issuable upon exchange of the Exchangeable Notes. Further, we have not authorized anyone to make any recommendation.

Interests of Our Executive Officers and other Significant Shareholders in the Rights Offering

Our executive officers may participate in the Rights Offering at the same Subscription Price as all other shareholders, but none of our executive officers is obligated to so participate.

Pursuant to the terms of the Purchase Agreement, the Private Placement Investors and their affiliates have agreed not to purchase any Units in the Rights Offering.

Risk Factors	You should carefully read the section entitled “Risk Factors” beginning on page 16 before you make a decision as to the exercise of your Rights. See also “Where You Can Find More Information” on page 156.

Fees and Expenses	We will pay the fees and expenses we incur related to the Rights Offering.

Subscription Agent	Computershare Trust Company, N.A.

Information Agent	Georgeson LLC.

Questions	If you have any questions or need further information about the Rights Offering, please call Georgeson LLC, the Information Agent for the Rights Offering, at (888) 607-6511 (toll free in the U.S. and Canada) or +1 (781) 575-2137 (for calls outside the U.S. and Canada).

THE EXCHANGEABLE NOTES

This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the Exchangeable Notes contained elsewhere in this prospectus. See “Description of Exchangeable Notes.”

The Exchangeable Notes will be issued as additional notes under an indenture, dated as of January 21, 2020, by and among Iterum Bermuda, the Guarantors and U.S. Bank National Association, as trustee, which we refer to as the Exchangeable Notes Indenture. The Private Placement Exchangeable Notes were also issued pursuant to the Exchangeable Notes Indenture.

The Exchangeable Notes will mature on January 31, 2025, unless earlier exchanged, redeemed or repurchased in accordance with their terms, and will bear simple, non-compounding interest at a rate of 6.500% per year, payable on the date of maturity.

The Exchangeable Notes will be senior subordinated obligations of Iterum Bermuda and will be guaranteed on a senior subordinated basis by the Guarantors. The Exchangeable Notes and guarantees will be unsecured and rank equally with all of Iterum Bermuda’s and each Guarantor’s existing and future senior obligations, including the Royalty-Linked Notes, Private Placement Exchangeable Notes and Private Placement Royalty-Linked Notes. The Exchangeable Notes will be senior in right of payment to any of Iterum Bermuda’s and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Exchangeable Notes and the guarantees. The Exchangeable Notes and the guarantees will be subordinated to Iterum Bermuda’s and the Guarantors’ obligations to Silicon Valley Bank, or SVB, including their obligations pursuant to the Loan and Security Agreement, dated as of April 27, 2018, as amended, with SVB, which we refer to as the Loan Agreement, and any refinancings thereof, subject to the terms of the Exchangeable Notes Indenture. In addition, the Exchangeable Notes and the guarantees will be effectively subordinated to Iterum Bermuda’s and each Guarantor’s secured obligations, including obligations under the Loan Agreement, to the extent of the value of the collateral securing such obligations.

The Exchangeable Notes will be exchangeable, at Iterum Bermuda’s election, into our ordinary shares, cash or a combination of ordinary shares and cash, at an initial exchange rate of 1,000 shares per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $1.00 per ordinary share). The exchange rate will be subject to anti-dilution adjustments, including weighted-average anti-dilution protections and other anti-dilution protections, as set forth in the Exchangeable Notes Indenture.

Subject to the terms of the Exchangeable Notes Indenture, on or after January 21, 2021 until the second scheduled trading day immediately preceding January 15, 2025, holders may exchange the Exchangeable Notes at any time. In addition, the Exchangeable Notes will be mandatorily exchangeable if, following January 21, 2021 and on or prior to January 1, 2025, (i) the FDA accepts for filing a new drug application by us or any of our affiliates for specified sulopenem products; (ii) we have at least $75 million of unrestricted cash, on a consolidated basis without including any net proceeds from sales of the Private Placement Exchangeable Notes and the Private Placement Royalty-Linked Notes to the Private Placement Investors and any other financing provided by such investors after January 21, 2020; and (iii) the daily volume-weighted average price of the ordinary shares has been at least $8.00 for 60 consecutive trading days.

Iterum Bermuda may at any time on or after the earliest of (i) January 21, 2021, (ii) the consummation of a “Fundamental Change” (as defined below under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”), and (iii) the date that we enter into a definitive agreement relating to a Fundamental Change, and, in each case, upon written consent of the holders of any outstanding Senior Debt (as defined under “Description of Exchangeable Notes—Subordination”), redeem for cash all or a portion of the Exchangeable Notes, at its option. The redemption price will be equal to (a) 115%

of the principal amount of the Exchangeable Notes to be redeemed, if the redemption date occurs on or after the approval by the FDA of a new drug application, by us for specified sulopenem products and there has been a commercial sale of such a product (collectively, the “Redemption Payment Trigger Event”), (b) 300% of the principal amount of the Exchangeable Notes to be redeemed, if the redemption date occurs prior to the Redemption Payment Trigger Event, or (c) if a Change of Control Transaction (as defined below under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”) is consummated prior to or within 120 days after the applicable redemption date, the greater of (x) 300% of the principal amount of the Exchangeable Notes to be redeemed and (y) the consideration that the holder of the Exchangeable Notes to be redeemed would have received in connection with such Change of Control Transaction if the Exchangeable Notes had been exchanged immediately prior thereto ((x) and (y) collectively, the “Change of Control Price”), plus, in each case, any accrued and unpaid interest to, but excluding, the redemption date.

If a Fundamental Change occurs prior to January 15, 2025, Exchangeable Note holders may require Iterum Bermuda to repurchase for cash all or any portion of their Exchangeable Notes at a fundamental change repurchase price equal to (i) the Change of Control Price, if the Fundamental Change is not a liquidation event, or (ii) 100% of the principal amount of the Exchangeable Notes to be repurchased, if the Fundamental Change is a liquidation event, plus, in each case, any accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Exchangeable Notes Indenture contains customary terms and certain affirmative covenants, including that upon certain events of default occurring and continuing, either the Exchangeable Notes trustee or the holders of at least 25% in aggregate principal amount of the outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Exchangeable Notes to be due and payable. In addition, the Exchangeable Notes Indenture contains negative covenants which, among other things and subject to specified exceptions, prohibit Iterum Bermuda and the Guarantors (and their subsidiaries) from (i) incurring any indebtedness that is not permitted by the Exchangeable Notes Indenture or amending the terms of any subordinated indebtedness, (ii) entering into strategic transactions or transferring any material assets, (iii) undergoing a Change of Control Transaction, other than a Change of Control Transaction in which each holder of an outstanding Exchangeable Note (including the Private Placement Exchangeable Notes) receives cash consideration of at least 300% of the outstanding principal amount of such note, (iv) amending or terminating our license agreement with Pfizer Inc., (v) acquiring other assets or businesses other than in the ordinary course of business or making any loans or other capital contributions or investments in any other person, (vi) entering into transactions with a significant shareholder (as defined in the Exchangeable Notes Indenture), and, in addition, prohibit us from redeeming or repurchasing any of our capital stock, in each case without first obtaining the consent of the holders representing at least sixty six and two third percent (66 2/3%) of the aggregate principal amount of Exchangeable Notes (including the Private Placement Exchangeable Notes) outstanding, which consent will be subject to a veto right of the holders of 30% of the outstanding notes, which must include Sarissa so long as Sarissa owns at least 10% of the outstanding notes issued under the Exchangeable Notes Indenture.

The Exchangeable Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes, and U.S. investors generally will be required to include amounts representing OID in their gross income as it accrues each year, even though no cash payments will be made on the Exchangeable Notes until maturity or an earlier redemption, repurchase or exchange. Under the indenture governing the Exchangeable Notes, we agreed to provide in writing to each registered holder, within 75 days following the end of each calendar year, the amount of OID attributable to such holder. In addition, Forms 1099-OID will be provided to holders of Exchangeable Notes and the U.S. Internal Revenue Service, or the IRS, by the applicable withholding or paying agents if required by applicable U.S. tax laws. See “Material Tax Consequences — Material U.S. Federal Income Tax Considerations for U.S. Holders — Exchangeable Notes.”

THE ROYALTY-LINKED NOTES

This summary highlights the information contained elsewhere in this prospectus. You should read carefully the following summary together with the more detailed description of the terms of the Royalty-Linked Notes contained elsewhere in this prospectus. See “Description of Royalty-Linked Notes.”

The Royalty-Linked Notes will be issued as additional notes under an indenture, dated as of January 21, 2020, by and among Iterum Bermuda, the Guarantors, Iterum Holders’ Representative LLC, as holders’ representative, and Computershare Trust Company, N.A., as trustee, which we refer to as the Royalty-Linked Notes Indenture. The Private Placement Royalty-Linked Notes were also issued pursuant to the Royalty-Linked Notes Indenture.

Holders of Royalty-Linked Notes will be entitled to payments based solely on a percentage of our net revenues from U.S. sales of specified sulopenem products, which we refer to as RLN Net Revenues. Payments will be due within 75 days of the end of each six-month payment measurement period, beginning with the period ending June 30, 2020 until (i) the “RLN Maximum Return Amount” (as described below) has been paid in respect of the Royalty-Linked Notes, or (ii) the end date occurs, which is December 31, 2045 (or December 31, 2025, in the event that we have not yet received FDA approval with respect to one or more specified sulopenem products by such date). The aggregate amount of payments in respect of all Royalty-Linked Notes during each six-month payment measurement period will be equal to the product of total RLN Net Revenues earned during such period and the applicable payment rate, determined based on which of the specified sulopenem products have received FDA approval and the aggregate principal amount of Royalty-Linked Notes. If we or one of our affiliates has received FDA approval for the use of specified sulopenem products for the treatment of uncomplicated urinary tract infections, the payment rate will equal up to 15%, calculated by multiplying (i) the aggregate principal amount of Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes, by (ii) 0.00015% or, if the aggregate principal amount of outstanding Royalty-Linked Notes exceeds $100,000, 0.00015% multiplied by a fraction, the numerator of which is $100,000, and the denominator of which is the aggregate principal amount of outstanding Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes. If we or one of our affiliates has received FDA approval for the use of specified sulopenem products for the treatment of complicated urinary tract infections but has not received FDA approval for the treatment of uncomplicated urinary tract infections, the payment rate will equal up to 20%, calculated by multiplying (i) the aggregate principal amount of outstanding Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes, by (ii) 0.00025% or, if the aggregate principal amount of outstanding Royalty-Linked Notes exceeds $80,000, 0.00025% multiplied by a fraction, the numerator of which is $80,000, and the denominator of which is the aggregate principal amount of all Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes. Each Royalty-Linked Note will receive its pro rata share of the amounts payable in respect of Royalty-Linked Notes, based on the portion such Royalty-Linked Note’s principal amount comprises of the aggregate principal amount of all of the outstanding Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes). See “Description of Royalty-Linked Notes—Payments on the Royalty-Linked Notes” for illustrative scenarios showing hypothetical payments per 50 Royalty-Linked Notes assuming certain hypothetical RLN Net Revenues.

Prior to the end date on December 31, 2045 (or December 31, 2025, in the event that we have not yet received FDA approval with respect to one or more specified sulopenem products by such date), Iterum Bermuda will be obligated to make payments on the Royalty-Linked Notes from RLN Net Revenues until each Royalty-Linked Note has received payments equal to $160.00 (or 4,000 times the principal amount of such Royalty-Linked Note), which we refer to as the RLN Maximum Return Amount. Accordingly, the RLN Maximum Return Amount for each Unit, each of which contains 50 Royalty-Linked Notes, is equal to $8,000.00. The principal amount of the Royalty-Linked Notes, equal to $0.04 per Royalty-Linked Note ($2.00 per Unit), will be the last portion of the RLN Maximum Return Amount to which payments will be applied. If any portion of the principal amount of the outstanding Royalty-Linked Notes has not been paid as of the end date, Iterum Bermuda must pay the unpaid portion of the principal amount. If Iterum Bermuda fails to pay any amounts on the Royalty-Linked

Notes that are due and payable, such defaulted amounts will accrue default interest at a rate per annum equal to the prime rate plus three percent (3.00%). Default interest will also accrue on a base number equal to the product of 100 and the principal amount of each Royalty-Linked Note as a result of certain other defaults under the Royalty-Linked Notes Indenture at a rate per annum equal to four percent (4.00%) (as described below under “Description of Royalty-Linked Notes—Default Interest”).

The Royalty-Linked Notes will be senior subordinated obligations of Iterum Bermuda and will be guaranteed on a senior subordinated basis by the Guarantors. Payment obligations that arise in respect of the Royalty-Linked Notes and the guarantees will be unsecured and rank equally with all of Iterum Bermuda’s and each Guarantor’s existing and future senior obligations, other than Iterum Bermuda’s and each Guarantor’s obligations to SVB but including the Exchangeable Notes, Private Placement Exchangeable Notes and Private Placement Royalty-Linked Notes. The Royalty-Linked Notes will be senior in right of payment to any of Iterum Bermuda’s and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Royalty-Linked Notes and the guarantees. The Royalty-Linked Notes and the guarantees will be subordinated to Iterum Bermuda’s and the Guarantors’ obligations to SVB, including their obligations pursuant to the Loan Agreement and any refinancings thereof, subject to the terms of the Royalty-Linked Notes Indenture. In addition, the Royalty-Linked Notes and the guarantees will be effectively subordinated to Iterum Bermuda’s and each Guarantor’s secured obligations, including obligations under the Loan Agreement, to the extent of the value of the collateral securing such obligations.

Iterum Bermuda may at any time redeem for cash all, but not less than all, of the Royalty-Linked Notes, at its option. The redemption price per Royalty-Linked Note will be equal to the RLN Maximum Return Amount for each Royalty-Linked Note, less payments made through and including the redemption date, plus certain accrued but unpaid default interest (if any). Upon a change of control of us, we will require the ultimate beneficial owner or owners controlling the acquiring person or persons to guarantee the obligations of Iterum Bermuda under the Royalty-Linked Notes Indenture. In the event that a redemption occurs (i) before we receive FDA approval and achieve a commercial sale with respect to one or more specified sulopenem products and (ii) on or within sixty (60) days of the date of a change of control of us, the redemption price per Royalty-Linked Note will be reduced to 50% of the RLN Maximum Return Amount for each Royalty-Linked Note, less payments made through and including the redemption date, plus certain accrued but unpaid default interest (if any).

In the event Iterum Bermuda fails to make payments on the Royalty-Linked Notes when due, the sole remedy of the holders of the Royalty-Linked Notes will be to institute suit for payment of any such defaulted amounts and any default interest, and no holder will have the right to accelerate payment of any amount in respect of the Royalty-Linked Notes, to demand payment of monetary damages (other than such defaulted amounts and any default interest), or to demand payment of the RLN Maximum Return Amount in respect of any Royalty-Linked Note prior to any date that any such amount would otherwise become due and payable. In no event shall Iterum Bermuda be obligated to make any payment in respect of the Royalty-Linked Notes (other than principal and certain default interest) on account of anything other than the RLN Net Revenues.

The Royalty-Linked Notes Indenture contains certain terms including affirmative covenants. In addition, the Royalty-Linked Notes Indenture contains negative covenants which, among other things and subject to specified exceptions, prohibit Iterum Bermuda or the Guarantors from (i) selling, transferring or assigning certain assets, (ii) permitting certain of our subsidiaries from undergoing a change of control, (iii) agreeing to the creation of certain liens or encumbrances that may reduce the amount of payments under the Royalty-Linked Notes, (iv) agreeing to certain amendments, waivers, terminations, assignments or delegations under our license agreement with Pfizer Inc. and (v) taking others action outside the ordinary course of the business that would reasonably be expected to reduce the amount of payments under the Royalty-Linked Notes, in each case without first obtaining the consent of the holders of Royalty-Linked Notes representing the right to receive no less than a majority of the aggregate principal amount of the outstanding Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes), which consent will be subject to a veto right of the holders of 30% of the outstanding notes, which must include Sarissa so long as Sarissa owns at least 10% of the outstanding notes issued under the Royalty-Linked Notes Indenture.

Prior to the Rights Offering, there were 2,579,400 Royalty-Linked Notes outstanding. Up to 420,000 Royalty-Linked Notes may be issued pursuant to the Rights Offering in the event the Rights Offering is fully subscribed, which would result in up to 2,999,400 Royalty-Linked Notes outstanding after the Rights Offering if the Rights Offering is fully subscribed. Under the Royalty-Linked Notes Indenture, the maximum number of Royalty-Linked Notes that may be issued is 3,000,000. If additional Royalty-Linked Notes were to be issued after the Rights Offering, because the Royalty-Linked Notes Indenture establishes a cap on the payment rate payable by Iterum Bermuda in respect of all of the Royalty-Linked Notes issued under the Royalty-Linked Notes Indenture in the aggregate, any additional issuance could reduce the amount payable in respect of each Royalty-Linked Note during any payment period or delay or reduce the likelihood of payment of the RLN Maximum Return Amount in respect of each Royalty-Linked Note. In the event the Rights Offering is fully subscribed, the aggregate RLN Maximum Return Amount in respect of the 420,000 Royalty-Linked Notes issued pursuant to the Rights Offering would be $67,200,000. In the event the maximum number of Royalty-Linked Notes under the Royalty-Linked Notes Indenture are issued, the aggregate RLN Maximum Return Amount in respect of those 3,000,000 Royalty-Linked Notes would be $480,000,000.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which are incorporated by reference herein, together with all of the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our ordinary shares could decline and you might lose all or part of your investment.

Risks Related to the Rights Offering

Even if the Rights Offering is completed, we will require additional capital to fund our operations, and if we fail to obtain financing when needed or on acceptable terms, we may not be able to complete the development and commercialization of our sulopenem program.

Developing pharmaceutical products is a time-consuming, expensive and uncertain process that takes years to complete. We expect to continue to incur significant expenses as we complete our clinical trials of oral sulopenem and sulopenem, seek marketing approval for such product candidates and pursue the development of our sulopenem program in additional indications through preclinical and clinical development. If we obtain marketing approval for oral sulopenem, sulopenem or any future product candidate and undertake commercialization activities, we expect to incur significant commercialization expenses related to product sales, marketing, distribution and manufacturing. Some of these expenses may be incurred in advance of marketing approval, and could be substantial.

We believe that our existing cash and cash equivalents, together with the net proceeds of approximately $6.9 million from this Rights Offering, assuming that the Rights Offering is consummated and fully subscribed, will not enable us to fund our operating expenses and capital expenditure requirements for at least the next twelve months from the date of filing our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, assuming that our planned programs and expenditures continue and that we do not reduce or eliminate some or all of our planned research and development programs or commercialization efforts. Our future viability is dependent on our ability to raise additional capital to finance our operations. As such, we believe there is substantial doubt about our ability to continue as a going concern.

Accordingly, even if the Rights Offering is completed, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. Adequate additional financing may not be available to us on acceptable terms, or at all. Although we have successfully raised capital in the past, there is no assurance that we will be successful in obtaining sufficient funding on terms acceptable to us to fund continuing operations, if at all. Our failure to raise capital as and when needed would have a negative effect on our financial condition and our ability to develop and commercialize our sulopenem program, which would impact the return amount, if any, on the Royalty-Linked Notes, and would have a negative effect on our ability to otherwise pursue our business strategy and we may be unable to continue as a going concern.

In addition, we are evaluating our corporate, organizational, strategic, financial and financing alternatives, with the goal of maximizing value for our stakeholders while prudently managing our remaining resources. These alternatives could potentially include the licensing, sale or divestiture of our assets or proprietary technologies, a sale of our company, a merger or other business combination, another strategic transaction involving us, restructuring activities, winding down of operations, dissolving and liquidating assets or seeking protection under bankruptcy laws, and a determination to file for bankruptcy could occur at a time that is earlier than when we would otherwise exhaust our cash resources. If we decide to dissolve and liquidate our assets or to seek protection under the bankruptcy laws, it is unclear to what extent we would be able to pay our obligations and, accordingly, it is further unclear whether and to what extent any resources would be available for distributions to our securityholders. The evaluation of corporate, organizational, strategic, financial and financing alternatives may not result in any particular action or any transaction being pursued, entered into or consummated, and there is no assurance as to the timing, sequence or outcome of any action or transaction or series of actions or transactions.

Because of the numerous risks and uncertainties associated with research, development and commercialization of pharmaceutical product candidates, we are unable to estimate the exact amount of our working capital requirements. Changing circumstances could cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more than currently expected because of circumstances beyond our control. Our future funding requirements, both short-term and long-term, will depend on many factors, including:

•

the timing and costs of our clinical trials of oral sulopenem and sulopenem, including our planned Phase 1 clinical trials related to pediatric indications and any other studies which may be required for regulatory approval of our product candidates;

•	the initiation, progress, timing, costs and results of preclinical studies and clinical trials of other potential product candidates and of our current product candidates in additional indications;

•	the amount of funding that we receive under government awards that we have applied for or may apply for in the future;

•	the number and characteristics of product candidates that we pursue;

•	the outcome, timing and costs of seeking regulatory approvals;

•

the costs of commercialization activities for oral sulopenem or sulopenem and other product candidates if we receive marketing approval, including the costs and timing of establishing product sales, marketing, distribution and manufacturing capabilities;

•	the receipt of marketing approval and revenue received from any potential commercial sales of oral sulopenem or sulopenem;

•	the terms and timing of any future collaborations, licensing or other arrangements that we may establish;

•

the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights, including milestone and royalty payments and patent prosecution fees that we are obligated to pay pursuant to an exclusive license agreement with Pfizer Inc., or Pfizer, which we refer to as the Pfizer License, or other future license agreements;

•	the amount and timing of any payments we may be required to make in connection with the Private Placement Royalty-Linked Notes or the Royalty-Linked Notes issuable pursuant to this Rights Offering;

•	the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against any intellectual property related claims;

•	the costs of operating as a public company;

•	the extent to which we in-license or acquire other products and technologies; and

•	the impact of the COVID-19 pandemic on the economy and our business generally including commercialization of any future products.

Provisions in the Private Placement and Rights Offering documents may deter or prevent us from raising additional capital to fund our operations.

Provisions in the Private Placement and Rights Offering documents may deter or prevent us from raising additional capital to fund our operations as and when needed. For example, the indenture governing the Exchangeable Notes, or the Exchangeable Notes Indenture, contains negative covenants prohibiting Iterum

Bermuda and the Guarantors (and their subsidiaries) from, among other things, incurring any indebtedness that is not permitted by the Exchangeable Notes Indenture and entering into transactions with significant shareholders (as defined in the Exchangeable Notes Indenture). In addition, the indenture governing the Royalty-Linked Notes, or the Royalty-Linked Notes Indenture, contains negative covenants prohibiting Iterum Bermuda and the Guarantors (and their subsidiaries) from, among other things, selling, transferring or assigning certain assets and taking other actions outside the ordinary course of business that would reasonably be expected to reduce the amount of payments under the Royalty-Linked Notes. If and when any of the Private Placement Exchangeable Notes or the Exchangeable Notes offered in this Rights Offering are exchanged for ordinary shares, we may suffer more dilution than we currently anticipate with respect to our ordinary shares.

In addition, pursuant to the terms of the Investor Rights Agreement, for so long as Sarissa Capital Offshore Master Fund LP, Sarissa Capital Catapult Fund LLC and Sarissa Capital Hawkeye Fund LP, which we refer to collectively with their affiliates as Sarissa, own 10% of our outstanding ordinary shares on a fully diluted basis, Sarissa has a right of first offer with respect to our future proposed equity financings up to that portion of such new securities which equals Sarissa’s then-percentage ownership of our outstanding ordinary shares on a fully diluted basis, subject to specified exceptions for certain exempt issuances and pursuant to specified procedures. See “Description of Share Capital—Pre-emption Rights, Share Warrants and Share Options” below.

These and other provisions in the Private Placement and Rights Offering documents could deter or prevent us from raising additional capital. Our failure to raise capital as and when needed would have a negative effect on our financial condition and our ability to develop and commercialize our sulopenem program, which would impact the return amount, if any, on the Royalty-Linked Notes, and would have a negative effect on our ability to otherwise pursue our business strategy and we may be unable to continue as a going concern. In addition, see “Risk Factors—Risks Related to the Exchangeable Notes—Provisions in the Exchangeable Notes Indenture may deter or prevent a business combination that may be favorable to you” and “Risk Factors—Risks Related to the Royalty-Linked Notes—Provisions in the Royalty-Linked Notes Indenture may deter or prevent a business combination that may be favorable to you.”

We will incur substantial expenses in connection with the Rights Offering, which may not return adequate value if the Rights Offering is ultimately not consummated or successful.

We will incur substantial expenses in connection with the Rights Offering, and insufficient proceeds from the Rights Offering may result in offering related expenses in excess of proceeds received from the Rights Offering. The estimated expenses for the Rights Offering are approximately $1.5 million. If the registration statement of which this prospectus is a part is not declared effective, the Rights Offering is not commenced or the Rights Offering is not ultimately consummated or successful, we will incur these expenses nonetheless. Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in the offering, including investing in a company that continues to require capital.

You may not receive all or any of the Units for which you subscribe.

While we are distributing to holders of our ordinary shares and to eligible warrant holders one Right for every ordinary share owned or deemed owned on the record date, we are only seeking to raise $8.4 million dollars in gross proceeds in this Rights Offering. As a result, based on ordinary shares outstanding or deemed outstanding as of August 5, 2020, we are distributing subscription rights to acquire 24,875,322 Units but will only accept subscriptions for 8,400 Units. Accordingly, sufficient Units may not be available to honor your subscription in full or at all. If exercises of subscription rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro rata among the record holders exercising the subscription rights in proportion to the number of ordinary shares each of those record holders owned or were deemed to own on the record date, relative to the number of shares owned or deemed owned on the record date by all record holders exercising the subscription right. We cannot guarantee that you will receive any or the entire amount of Units for which you subscribed. If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or penalty, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

In addition, we are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from Rightholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Exchangeable Notes and Royalty-Linked Notes you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights, you will not be able to participate in the Rights Offering.

The Rights are not transferable and there is no market for the Rights.

The Rights are not transferable. You may not sell, transfer or assign your Rights to anyone else. Because the Rights are not transferable, there is no market or other means for you to directly realize any value associated with the Rights. You must exercise (or cause your broker, dealer, custodian bank or other nominee to exercise) the Rights and acquire the Exchangeable Notes and Royalty-Linked Notes to potentially realize any value from your Rights.

The Subscription Price determined for the Units may not be an indication of the fair value of the Exchangeable Notes, Royalty-Linked Notes or ordinary shares issuable upon exchange of the Exchangeable Notes. As a result, you may not be able to sell the Exchangeable Notes or Royalty-Linked Notes at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all.

The board of directors set the Subscription Price of $1,000.00 per Unit based on negotiations with the Private Placement Investors and a variety of considerations. The components of the Units will be purchased as a Unit in the Rights Offering and will immediately separate from one another upon the closing of the Rights Offering such that the Exchangeable Notes and Royalty-Linked Notes will constitute separate securities and will be issued and transferable separately. The price per Unit in the Rights Offering may not be indicative of the market value of the Exchangeable Notes or Royalty-Linked Notes underlying each Unit. As discussed herein, the market value of the Exchangeable Notes is likely to fluctuate based on developments in our business, and the market value of the Royalty-Linked Notes is dependent on the development of sulopenem and related revenues.

We cannot assure you that the trading price of our ordinary shares will not decline during or after the Rights Offering. We do not intend to change the Subscription Price or the terms of the Units in response to changes in the trading price of our ordinary shares or developments with respect to sulopenem, if any, prior to the closing of the Rights Offering.

Prior to the issuance of the Exchangeable Notes and Royalty-Linked Notes, there has been no market for these securities, and we cannot assure you that you will be able to sell the Exchangeable Notes or Royalty-Linked Notes underlying each Unit at a price equal to or greater than the Subscription Price or at a price you believe may be indicated by the price per Unit, if at all. We also cannot assure you that you will be able to sell the ordinary shares issuable upon exchange of the Exchangeable Notes. We cannot provide you any assurances as to the liquidity of or the trading market for the Exchangeable Notes or Royalty-Linked Notes issued in connection with the Rights Offering.

Moreover, the Private Placement Exchangeable Notes and Private Placement Royalty-Linked Notes issued to the Private Placement Investors pursuant to the Private Placement, which we refer to collectively as the Private Placement Notes, are currently “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and may be resold only pursuant to an effective registration statement, which we are obligated pursuant to the Investor Rights Agreement to file within 10 business days following the earlier of (I) the consummation of the Rights Offering and (II) one year following the closing date of the Private Placement, or under the requirements of Rule 144 or other applicable exemption from registration under the Securities Act and as required under applicable state securities laws. Any Exchangeable Notes and Royalty-Linked Notes issued to affiliates pursuant to the Rights Offering will not be considered “restricted securities,” but will nevertheless be subject to the limitations on resale set forth in Rule 144 relating to the resale of securities held by an affiliate of the issuer. These restrictions may further impede the development of a market for the Exchangeable Notes and Royalty-Linked Notes.

You may not revoke your decision to exercise your Rights after you send us your rights certificate.

If you change your mind about exercising your Rights, you may not revoke or change the amount of your exercise after you send in your required documents and payment, even if you subsequently learn information about us or our business, financial position, results of operations and cash flows that is material or adverse or that you otherwise consider to be unfavorable.

You will not be able to resell any of the Exchangeable Notes or Royalty-Linked Notes that you may receive pursuant to the exercise of Rights immediately upon expiration of the Subscription Period.

The Exchangeable Notes and Royalty-Linked Notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC, or, for record holders of our ordinary shares not exercising their Rights through a DTC participant, the Exchangeable Notes and Royalty-Linked Notes will be issued in physical form that is not deposited with DTC, record of which will be maintained by the applicable trustee. Beneficial owners of our ordinary shares whose shares are held in “street name” will have their Exchangeable Notes or Royalty-Linked Notes, as applicable, credited to the account of their broker, dealer, custodian bank or other nominee. We expect to deliver the Exchangeable Notes and Royalty-Linked Notes to record holders on or about September 8, 2020. Until the Exchangeable Notes and Royalty-Linked Notes are delivered following the expiration of the Subscription Period, you will not be able to sell the Exchangeable Notes or Royalty-Linked Notes that you purchase in the Rights Offering. Additionally, the Exchangeable Notes will not be exchangeable until January 21, 2021. You will not be able to sell any of the ordinary shares underlying the Exchangeable Notes until such Exchangeable Notes are exchanged (and then, solely to extent of exchange and if exchanged for ordinary shares rather than cash at our sole discretion).

We do not intend to list the Exchangeable Notes or Royalty-Linked Notes on any exchange, other than the Bermuda Stock Exchange, and a market may not develop for the Exchangeable Notes or Royalty-Linked Notes.

We do not intend to list the Exchangeable Notes or Royalty-Linked Notes on any exchange, except that we will use our commercially reasonable efforts to procure approval for the listing of the Exchangeable Notes and the Royalty-Linked Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange Listing Regulations. There is no assurance that an active trading market will develop for the Exchangeable Notes or Royalty-Linked Notes. If no active trading market develops, you may not be able to resell the Exchangeable Notes or Royalty-Linked Notes at a profit, if at all.

Because we may terminate or cancel the Rights Offering at any time, your participation in the Rights Offering is not assured.

We may terminate or cancel the Rights Offering at any time before the expiration of the Subscription Period at 5:00 p.m., New York City time, on August 31, 2020 (or any extension thereof), for any reason. If the Rights Offering is terminated or cancelled for any reason, then we will not issue you any of the Exchangeable Notes or Royalty-Linked Notes you may have subscribed for and we will not have any obligation with respect to the Rights except to return any Subscription Price payments, as soon as practicable, without interest or penalty.

We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period.

We may amend the terms of the Rights Offering, extend the Subscription Period of the Rights Offering, or cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period and for any reason. The terms of the Rights Offering cannot be modified or amended after the expiration of the Subscription Period, as may be extended from time to time.

If you do not act promptly and follow the subscription instructions, then your exercise of Rights may be rejected.

Shareholders who desire to purchase shares in the Rights Offering must act promptly to ensure that all required forms and payments are actually received by the Subscription Agent before 5:00 p.m., New York City time, on August 31, 2020 (or any extension thereof), the expiration of the Subscription Period. If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, as the record holder, then you must act promptly to ensure that your broker, dealer, bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent before the expiration of the Subscription Period. We will not be responsible if your broker, dealer, bank, financial institution or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent before the expiration of the Subscription Period. If you fail to complete and sign the rights certificate or the forms specified by your broker, dealer, custodian bank or other nominee, send an incorrect payment amount, pay by an unauthorized payment form, or otherwise fail to follow the subscription procedures that apply to your exercise of Rights in the Rights Offering, then the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a Rights exercise follows the proper procedures. You bear the risk of delivery of all documents and payments, and neither we nor the Subscription Agent have any responsibility for such documents and payments.

Our principal shareholders and management own a significant percentage of our ordinary shares and will be able to exert significant control over matters subject to shareholder approval.

Based on shares outstanding as of August 5, 2020, our executive officers, directors, holders of 5% or more of our ordinary shares and their respective affiliates beneficially own in the aggregate approximately 54.0% of our outstanding ordinary shares, not including any ordinary shares issuable upon exchange of any of the Private Placement Exchangeable Notes or any Exchangeable Notes issued in this Rights Offering, any additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange of any Exchangeable Notes, any ordinary shares that are issuable upon exercise, conversion or exchange of outstanding options or other securities or reserved under any equity plan maintained by us, or the exercise of any outstanding warrants. Following the exchange of any of the Private Placement Exchangeable Notes for ordinary shares or the exercise, exchange or conversion of outstanding warrants, options or other securities, this ownership percentage could increase. As a result of their share ownership, these holders have the ability to influence our management and policies and will be able to significantly affect the outcome of matters requiring shareholder approval such as elections of directors, amendments of our organizational documents or approvals of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares that our other shareholders may feel are in their best interest.

If these holders, along with the other Private Placement Investors, including Sarissa, were to exchange their Private Placement Exchangeable Notes for ordinary shares, based on shares outstanding as of August 5, 2020, such holders and Private Placement Investors would beneficially own in the aggregate approximately 86.6% of our outstanding ordinary shares, not including any ordinary shares issuable upon exchange of any Exchangeable Notes issued in this Rights Offering, any additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange of any Exchangeable Notes, any ordinary shares that are issuable upon exercise, conversion or exchange of outstanding options or other securities or reserved under any equity plan maintained by us, or the exercise of any outstanding warrants.

In addition to the ability to participate generally in shareholder votes to the extent of their ownership of our ordinary shares, pursuant to the Investor Rights Agreement entered into in connection with the Private Placement, for so long as Sarissa owns at least 12.5% of our outstanding ordinary shares on a fully diluted basis, Sarissa will have the right to designate two directors to our board of directors and, for so long as Sarissa owns at least 5% but less than 12.5%, Sarissa will have the right to designate one director to our board of directors. See “Description of Share Capital—Appointment of Directors” below. Also, some of the other holders of the Private Placement Exchangeable Notes are affiliates of current members of our board of directors. As a result, Sarissa and shareholders affiliated with our directors have significant influence over the election of directors to our Board and other matters.

In addition, pursuant to the terms of the Investor Rights Agreement, for so long as Sarissa owns 10% of our outstanding ordinary shares on a fully diluted basis, Sarissa will have a right of first offer with respect to our future proposed equity financings up to that portion of such new securities which equals Sarissa’s percentage ownership of our outstanding ordinary shares on a fully diluted basis, subject to specified exceptions for certain exempt issuances and pursuant to specified procedures. Moreover, Sarissa and other shareholders affiliated with our directors have certain veto rights with respect to negative covenants in the Exchangeable Notes Indenture and the Royalty-Linked Notes Indenture. See “Description of Exchangeable Notes—Certain Covenants” and “Description of Royalty-Linked Notes—Certain Covenants.”

As a result of the voting power, board designation rights and rights with respect to future financings and other transactions of these holders, the ability of other shareholders to influence our management and policies could be limited.

We are not making a recommendation as to whether you should participate in the Rights Offering.

None of our board of directors, the Subscription Agent or the Information Agent is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the Exchangeable Notes or Royalty-Linked Notes or ordinary shares issuable upon exchange of the Exchangeable Notes. Further, we have not authorized anyone to make any recommendation.

You will not receive interest on subscription funds, including any funds ultimately returned to you as soon as practicable.

You will not earn any interest on your payment of the Subscription Price while it is being held by the Subscription Agent pending the closing of the Rights Offering. In addition, if we cancel the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the Rights except to return to you, without interest or penalty, any payment of the Subscription Price.

Rights holders participating in the Rights Offering will be subject to risks as holders of the Exchangeable Notes and Royalty-Linked Notes and, upon any exchange of their Exchangeable Notes, such holders will be subject to risks as holders of our ordinary shares.

If you purchase the Units offered in the Rights Offering, you will be subject to the risks relating to the Exchangeable Notes and Royalty-Linked Notes described herein. Additionally, if you exchange the Exchangeable Notes issued as part of such Units for ordinary shares, you will be subject to risks relating to our ordinary shares.

The Rights Offering may adversely impact the trading price of our ordinary shares.

We cannot predict the effect of the Rights Offering on the trading price of our ordinary shares, which may be adversely impacted as a result of the Rights Offering.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because pharmaceutical and biotechnology companies have experienced significant share price volatility in recent years. In addition, we may be subject to securities class action litigation as a result of the Private Placement and/or Rights Offering. If we face any such litigation, it could result in substantial costs and a diversion of management’s attention and our resources, which could harm our business.

If you do not exercise all of your Rights in the Rights Offering, you may suffer dilution of your percentage ownership of our ordinary shares.

To the extent that you do not exercise your Rights to subscribe for the Units or if there are not sufficient Units available to honor your subscription in full or at all, your proportionate ownership in Iterum will be reduced to the extent that other holders of our ordinary shares or eligible warrant holders exercise their Rights and subsequently exchange the Exchangeable Notes that they have purchased for ordinary shares.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in the Rights Offering, if any, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in the Rights Offering, if any, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our ordinary shares. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and delay the development of our product candidates, which would negatively impact the return on your investment, if any, in the Exchangeable Notes and Royalty-Linked Notes. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

Risks Related to the Exchangeable Notes

The Exchangeable Notes are subordinated to the Senior Debt and effectively subordinated to any of Iterum Bermuda’s existing or future secured debt and any existing or future liabilities of Iterum Bermuda’s subsidiaries.

The Exchangeable Notes will rank senior in right of payment to any of Iterum Bermuda’s indebtedness that is expressly subordinated in right of payment to the Exchangeable Notes and equal in right of payment to any of its liabilities that are not so subordinated (other than certain liabilities that are preferred under applicable law), including the Private Placement Notes and the Royalty-Linked Notes. The Exchangeable Notes will, subject to the terms of the Exchangeable Notes Indenture, be subordinated to the Senior Debt (as defined under “Description of Exchangeable Notes—Subordination”). The Exchangeable Notes will effectively rank junior in right of payment to any of Iterum Bermuda’s secured indebtedness, including its obligations under the loan and security agreement, or the Loan Agreement, with Silicon Valley Bank, or SVB, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Iterum Bermuda’s future subsidiaries.

Under the terms of the Exchangeable Notes Indenture, no payments may be made on the Exchangeable Notes at any time when a default is continuing with respect to the Senior Debt. In the event that the Exchangeable Notes are declared due and payable before their maturity date, the holders of the Senior Debt will be entitled to receive payment in full of all amounts due (or to become due) in respect of all Senior Debt before the holders of the Exchangeable Notes are entitled to receive any payments.

In the event of Iterum Bermuda’s bankruptcy, liquidation, reorganization or other winding up, the holders of the Senior Debt will be entitled to receive payment in full of all amounts due (or to become due) in respect of all Senior Debt before the holders of the Exchangeable Notes are entitled to receive any payments. In addition, Iterum Bermuda’s assets that secure debt ranking senior or equal in right of payment to the Exchangeable Notes will be available to pay obligations on the Exchangeable Notes only after the secured debt has been repaid in full from these assets, and the assets of its subsidiaries will be available to pay obligations on the Exchangeable Notes only after all claims senior to the Exchangeable Notes have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the Exchangeable Notes then outstanding.

Each Guarantor’s guarantee of the Exchangeable Notes is subordinated to the Senior Debt and effectively subordinated to any existing future secured debt and any existing or future liabilities of such Guarantor’s subsidiaries.

Each Guarantor’s guarantee of the Exchangeable Notes ranks senior in right of payment to any of such Guarantor’s indebtedness that is expressly subordinated in right of payment to the guarantee and equal in right of payment to any of its liabilities that are not so subordinated (other than certain liabilities that are preferred under applicable law), including the guarantees of the Private Placement Notes and the Royalty-Linked Notes. Each guarantee, subject to the terms of the Exchangeable Notes Indenture, is subordinated to the Senior Debt. Each Guarantor’s guarantee effectively ranks junior in right of payment to any of such Guarantor’s secured indebtedness, including its obligations under the Loan Agreement, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of such Guarantor’s existing or future subsidiaries.

Under the terms of the Exchangeable Notes Indenture, no payments may be made on the Exchangeable Notes by a Guarantor at any time when a default is continuing with respect to the Senior Debt. In the event that the Exchangeable Notes are declared due and payable before their maturity date, the holders of the Senior Debt will be entitled to receive payment in full of all amounts due (or to become due) in respect of all Senior Debt before the holders of the Exchangeable Notes are entitled to receive any payments from the Guarantors.

In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up, the holders of the Senior Debt will be entitled to receive payment in full of all amounts due (or to become due) in respect of all Senior Debt before the holders of the Exchangeable Notes are entitled to receive any payments from such Guarantor. In addition, a Guarantor’s assets that secure debt ranking senior or equal in right of payment to the Guarantor’s guarantee will be available to pay obligations on the Exchangeable Notes only after the secured debt has been repaid in full from these assets, and the assets of its subsidiaries will be available to pay obligations on the Exchangeable Notes only after all claims senior to the guarantee have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the Exchangeable Notes then outstanding.

As of June 30, 2020, Iterum and its subsidiaries (including the Subsidiary Guarantors) on a consolidated basis had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. This included $51.6 million principal amount of indebtedness under the Private Placement Notes. After giving effect to the issuance of the Exchangeable Notes and Royalty-Linked Notes (assuming all of the Rights offered are exercised), Iterum’s total principal amount of consolidated indebtedness would have been approximately $71.7 million.

The guarantees of the Exchangeable Notes may be voided, subordinated or limited in scope under laws governing fraudulent transfers and insolvency or under laws governing corporate authority.

There are multiple sources of law that may affect whether the guarantees of the Exchangeable Notes may be voided, subordinated or limited in scope.

Under U.S. federal and non-U.S. bankruptcy laws and comparable provisions of state and non-U.S. fraudulent transfer laws, the guarantee of the Exchangeable Notes by us and the Subsidiary Guarantors could be voided if, among other things, at the time we or they issued such guarantee, we or they:

•	intended to hinder, delay or defraud any present or future creditor by making such guarantee; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	were insolvent or rendered insolvent by reason of such incurrence;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it was generally not paying or could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the Subsidiary Guarantors were solvent at the relevant time.

Whether we and the Subsidiary Guarantors received reasonably equivalent value in exchange for issuing guarantees of the Exchangeable Notes is a question of fact that would take into account, among other things, the transfer of the proceeds of the issuance of the Exchangeable Notes by Iterum Bermuda and the use of such proceeds by and for us and the Subsidiary Guarantors. Courts may vary the weight placed on the value to the group of entities of which a Subsidiary Guarantor is a part, as a whole, of the transactions related to the guarantee of the Exchangeable Notes, when determining the value received by a Subsidiary Guarantor from the transactions related to the guarantee of the Exchangeable Notes.

In addition, under the laws of the State of Delaware that apply to certain of the Subsidiary Guarantors, a guarantee may be invalidated if the guarantor does not derive a benefit, directly or indirectly, from the transactions related to the guarantee, or if the issuance of the guarantee is not necessary or convenient to the conduct, promotion or attainment of the business of the guarantor. Whether a relevant Subsidiary Guarantor derived a benefit, directly or indirectly, from the transactions related to the guarantee of the Exchangeable Notes, and whether the guarantee of the Exchangeable Notes is necessary or convenient to the conduct, promotion or attainment of the business of a relevant Subsidiary Guarantor, is a question of fact that would take into account, among other things, the transfer of the proceeds of the issuance of the Exchangeable Notes by Iterum Bermuda and the use of such proceeds by the relevant Subsidiary Guarantor. Courts may vary the weight placed on the value and benefit to the group of entities of which a relevant Subsidiary Guarantor is a part, as a whole, of the transactions related to the guarantee of the Exchangeable Notes, when determining the value and benefit derived by a relevant Subsidiary Guarantor from the transactions related to the guarantee of the Exchangeable Notes. The board of directors of each relevant Subsidiary Guarantor has passed a resolution that the entry into the guarantee is necessary or convenient to the conduct, promotion or attainment of the business of a relevant Subsidiary Guarantor. However, no assurance can be given that a court would agree with the board’s conclusion in this regard.

If a court voided or limited the scope of the guarantee or any payment under the guarantee of the Exchangeable Notes as a result of a fraudulent transfer or as a matter of corporate law, or held it unenforceable for any other reason, the rights of holders of the Exchangeable Notes under the guarantee would be seriously undermined and such holders could cease to have any claim against our or the Subsidiary Guarantor’s guarantee of the Exchangeable Notes.

The guarantee of the Exchangeable Notes by Iterum and Iterum Therapeutics International Limited, each of which we refer to as an Irish Guarantor, may be subject to review under Irish law in the following circumstances:

•

the Irish Guarantor, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to the Irish Guarantor, a connected person) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of the Irish Guarantor, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when the Irish Guarantor was insolvent;

•

if the Irish Guarantor was wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on the Irish Guarantor, order a return of payments made by the Irish Guarantor under the guarantee;

•	if the guarantee is challenged on the grounds that there was no corporate benefit to the Irish Guarantor entering into the guarantee; or

•

the Irish Guarantor having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of the debts of the Irish Guarantor.

Under the laws of Ireland, a guarantee may only be issued where the entity issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee and accordingly a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of each Irish Guarantor has passed a resolution that the entry into the guarantee is in its best interests and for its corporate benefit. However, no assurance can be given that a court would agree with the board’s conclusion in this regard. In addition, in an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors. If an Irish Guarantor becomes subject to an insolvency proceeding and has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the Exchangeable Notes, the holders of the Exchangeable Notes may suffer losses as a result of their subordinated status during such insolvency proceeding.

If a court voided the guarantee or any payment under the guarantee of the Exchangeable Notes as a result of a fraudulent transfer or as a matter of corporate law, or held it unenforceable for any other reason, the rights of holders of the Exchangeable Notes under the guarantee would be seriously undermined and such holders could cease to have any claim against the Irish Guarantor’s guarantee of the Exchangeable Notes.

We and our subsidiaries operate or are incorporated in jurisdictions other than Ireland and the United States and may be subject to the insolvency, bankruptcy and corporation laws of such other jurisdictions. The insolvency, bankruptcy and corporation laws of these jurisdictions may differ materially from those of Ireland and those of the United States. In addition, there can be no assurance as to how the insolvency, bankruptcy or corporation laws of the various jurisdictions in which we and our subsidiaries operate will be applied in relation to one another.

The nature of the Exchangeable Note payment obligations as debt obligations may be challenged or may be sought to be recharacterized as equity interests.

Although the payment obligations of Iterum Bermuda and the Guarantors in respect of the Exchangeable Notes are expressed as debt obligations, the Exchangeable Notes provide that, under certain limited circumstances constituting Mandatory Exchange Trigger Events (as defined below under “Description of Exchangeable

Notes—Exchange Rights—Mandatory Exchange”), the Exchangeable Notes may be exchanged for our ordinary shares without any additional action or consent of the holders of the Exchangeable Notes. Our ability to compel exchange of the Exchangeable Notes for our ordinary shares under these limited circumstances without any additional action or consent of the holders of the Exchangeable Notes may lead to a challenge, by or for the benefit of other creditors of Iterum Bermuda or of the Guarantors, to the nature of the Exchangeable Note payment obligations as debt obligations, or, similarly, may lead to an assertion, by or for the benefit of such creditors, that the Exchangeable Note payment obligations should be recharacterized as equity interests.

If an Irish Guarantor is unable to pay its debts, an examiner may be appointed under Irish law to oversee its operations and holders may be unable to enforce their rights under the guarantee.

Examinership is a court procedure available under the Irish Companies Act to facilitate the survival of Irish companies in financial difficulties. If an Irish Guarantor is unable, or likely to be unable, to pay its debts, the relevant Irish Guarantor, its directors, a contingent, prospective or actual creditor of it, or its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital are each entitled to petition the Irish courts for the appointment of an examiner.

If an examiner is appointed to an Irish Guarantor, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, the Irish Guarantor would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of an Irish Guarantor to make timely payments under its guarantee and holders of Exchangeable Notes may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the guarantee may be affected by the examiner’s exercise of his powers to, for example, repudiate contracts or impose a restriction or prohibition on further borrowings or the creation of a security interest.

Further, a scheme of arrangement may be approved involving the writing down of the debt due by an Irish Guarantor to the holders of the Exchangeable Notes irrespective of their views. In the event that a scheme of arrangement is not approved and an Irish Guarantor subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on our behalf and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by the relevant Irish Guarantor to the holders of the Exchangeable Notes.

Furthermore, a court may order that an examiner shall have any of the powers a liquidator appointed by court would have, which could include the power to apply to have transactions set aside under section 604 or section 608 of the Irish Companies Act. We cannot be certain that, in the event of an Irish Guarantor becoming insolvent, the guarantee of the Exchangeable Notes or any payment by such Irish Guarantor pursuant to such guarantee will not be challenged by a liquidator or examiner or that a court would uphold such guarantee or payment.

Iterum Bermuda is a finance company with no assets, operations, revenues or cash flows other than those related to the Exchangeable Notes and Royalty-Linked Notes being offered hereby and, as a result, investors in the Exchangeable Notes will be relying primarily on the repayment of intra-group loans made with the net proceeds from the issuance of the Exchangeable Notes and the guarantees for satisfaction of the obligations under the Exchangeable Notes.

Iterum Bermuda is a finance subsidiary of ours with no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the Exchangeable Notes and the Royalty-Linked Notes issued in the Private Placement and being offered hereby, and intra-group loans made and expected to be made by Iterum Bermuda to us with the net proceeds from the Private Placement and, if any, from the offering of the Exchangeable Notes and the Royalty-Linked Notes in the Rights Offering. The intra-group loan of the net proceeds of the Exchangeable Notes issued in the Private Placement is, and any future intra-group loans of the proceeds of the Exchangeable Notes issued in the Rights Offering will be, on identical payment terms to the Exchangeable Notes Indenture (albeit only capable of being cash settled). Therefore when a payment is required by Iterum Bermuda under the terms of the Exchangeable Notes, an identical amount will automatically become due and owing by us to Iterum Bermuda under the intra-group loan. As a result, the ability of Iterum Bermuda to meet its obligations under the Exchangeable Notes is limited, and investors in the Exchangeable Notes will be primarily dependent on our ability to repay the intra-group loans made and expected to be made and our and the Subsidiary Guarantors’ guarantees. Thus, investors in the Exchangeable Notes will be primarily dependent on the future performance, the results of operations and financial condition of us and our consolidated subsidiaries for any cash payments by Iterum Bermuda in satisfaction of its obligations under the Exchangeable Notes, including the payment of principal and interest upon maturity and any payments upon the repurchase or exchange of the Exchangeable Notes.

If we are required to increase the exchange rate pursuant to the terms of the Exchangeable Notes Indenture, we may not have sufficient authorized share capital or share issuance authorities to convert all of the Exchangeable Notes into ordinary shares.

Under Irish law, a company may only issue shares up to the maximum authorized share capital contained in the company’s Constitution. We are currently authorized to issue up to 150,000,000 ordinary shares of $0.01 each, of which 58,136,327 are currently unissued or unreserved for the Exchangeable Notes, Private Placement Exchangeable Notes or other purposes and therefore available for issuance. In addition, Irish law requires that the Board of Directors must be authorized by the shareholders in order to issue shares and to dis-apply statutory pre-emption rights. Our Board of Directors is currently authorized to issue up to the amount of our authorized share capital, and to dis-apply the statutory pre-emption right for such issuances. Based on the current exchange rate pursuant to the Exchangeable Notes Indenture and assuming physical settlement, the Exchangeable Notes offered in this Rights Offering, on full exchange of all of them, would exchange into up to 8,400,000 ordinary shares, plus up to 2,376,616 potentially issuable in payment of interest on the Exchangeable Notes accruing from the issuance date through the maturity date pursuant to the terms of the Exchangeable Notes Indenture. The Exchangeable Notes Indenture requires us to increase the exchange rate upon certain events, which would increase the number of ordinary shares deliverable on an exchange. If we elect to settle any exchanges in cash, or we do not have authorized and available ordinary shares needed to satisfy physical exchange of the Exchangeable Notes and the Private Placement Exchangeable Notes, our liquidity could be adversely affected and/or we may not have sufficient cash available at that time to satisfy such cash settlement. In addition, in the event we elect to settle exchanges of Exchangeable Notes and/or Private Placement Exchangeable Notes with ordinary shares, we would be limited in our ability to issue equity for other purposes which could adversely affect our shareholders and our ability to raise additional capital.

The operation of the Irish Takeover Rules may affect the ability of certain parties to convert the Exchangeable Notes into ordinary shares.

Under the Irish Takeover Rules, if an acquisition of ordinary shares were to increase the aggregate holding of the acquirer and its concert parties to ordinary shares that represent 30% or more of the voting rights of the company, then the acquirer and/or, in certain circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make an offer for all of the outstanding ordinary shares at a price not less than the highest price paid for the ordinary shares by the acquirer or its concert parties during the previous 12 months (known as a mandatory cash offer). This requirement would also be triggered by an acquisition of ordinary shares by a person holding (together with its concert parties) ordinary shares that represent between 30% and 50% of the voting rights in the company, if the effect of such acquisition was to increase that person’s percentage of the voting rights by 0.05% within any 12 month period. The Exchangeable Notes Indenture provides that if a holder of Exchangeable Notes notifies us that they would be subject to this mandatory offer requirement, we will only issue to such holder such number of ordinary shares that can be issued without triggering a mandatory cash offer on an exchange with the remaining ordinary shares to be delivered as promptly as practicable after the holder notifies us that they would no longer be subject to a mandatory cash offer request.

Under the Irish Takeover Rules, certain separate concert parties are presumed to be acting in concert. Our board of directors and their relevant family members, related trusts and “controlled companies” are presumed to be acting in concert with any corporate shareholder who holds 20% or more of our shares. The application of these presumptions may result in restrictions upon the ability of any such concert parties and/or members of our board of directors to acquire more of our securities, including under the terms of the Exchangeable Notes and any executive incentive arrangements. We, or any such holders, may consult with the Irish Takeover Panel from time to time with respect to the application of this presumption and the restrictions on the ability to acquire further securities, although we are unable to provide any assurance as to whether the Irish Takeover Panel would overrule this presumption. For a description of certain takeover provisions applicable to us, see the section titled “Description of Share Capital—Irish Takeover Rules”. Accordingly, the application of the Irish Takeover Rules may restrict the ability of certain of our shareholders and directors to acquire our ordinary shares.

In addition, based on the current exchange rate pursuant to the Exchangeable Notes Indenture and assuming physical settlement, we may be required to issue to Sarissa, upon exchange of the Private Placement Exchangeable Notes it purchased in the Private Placement, ordinary shares representing approximately 20.6% of our fully diluted issued share capital (assuming a full exchange of all outstanding Private Placement Exchangeable Notes and not accounting for any Exchangeable Notes issued in this Rights Offering or any exchange thereof and excluding any additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange of any Exchangeable Notes, any ordinary shares that are issuable upon exercise, conversion or exchange of outstanding options or other securities or reserved under any equity plan maintained by us, or the exercise of any outstanding warrants) or approximately 41.4% of our issued share capital (if only the Private Placement Exchangeable Notes held by Sarissa were exchanged and the remaining holders of Private Placement Exchangeable Notes did not exchange and not accounting for any Exchangeable Notes issued in this Rights Offering or any exchanges thereof and excluding any additional ordinary shares issuable to satisfy accrued and unpaid interest due upon exchange of any Exchangeable Notes, any ordinary shares that are issuable upon exercise, conversion or exchange of outstanding options or other securities or reserved under any equity plan maintained by us, or the exercise of any outstanding warrants). The final number of ordinary shares issuable to Sarissa pursuant to these Private Placement Exchangeable Notes will depend on the extent to which we elect physical settlement as the exchange method and on the exchange rate at the time of exchange, which may be adjusted pursuant to the terms of the Exchangeable Notes Indenture. An exchange by Sarissa could result in our being obligated to issue to Sarissa ordinary shares representing 30% or more of our issued voting share capital. We received a waiver from the Irish Takeover Panel of any resulting obligation of Sarissa to make a general offer as a result of an exchange of these Private Placement Exchangeable Notes, and our shareholders approved a maximum potential issuance to Sarissa of up to 60% of our ordinary shares as a result of the exchange of these Private Placement Exchangeable Notes without Sarissa incurring such a mandatory offer obligation.

Interest on the Exchangeable Notes will not be paid until maturity or an earlier redemption, repurchase or exchange. Accordingly, holders of Exchangeable Notes must hold the Exchangeable Notes to maturity or rely on capital appreciation, if any, for any return on their investment.

No periodic interest payments will be made on the Exchangeable Notes. Simple, non-compounding interest will accrue on the principal of each Exchangeable Note while it remains outstanding but will not be paid until maturity or an earlier redemption, repurchase or exchange. As a result, unless the Exchangeable Notes are redeemed or repurchased by us, to receive a return on their investment noteholders must rely on capital appreciation, if any, of the Exchangeable Notes (or our ordinary shares in the case of an exchange) or hold the Exchangeable Notes to maturity to receive a return on their investment.

Servicing the Exchangeable Notes will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our indebtedness.

Our ability to make payments of the principal of, to pay interest and special interest on or to refinance the Exchangeable Notes, or to make cash payments, if we so elect, in connection with any exchange of Exchangeable

Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow sufficient to service the Exchangeable Notes or other indebtedness and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Exchangeable Notes or our other indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Exchangeable Notes.

Investors in, and potential purchasers of, the Exchangeable Notes may employ, or seek to employ, a convertible arbitrage strategy with respect to the Exchangeable Notes. Investors may seek to implement such a strategy by selling short the ordinary shares underlying the Exchangeable Notes and dynamically adjusting their short position while continuing to hold the Exchangeable Notes. Investors may also implement this type of strategy by entering into swaps on our ordinary shares in lieu of or in addition to short selling the ordinary shares.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our ordinary shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Exchangeable Notes to effect short sales of our ordinary shares, borrow our ordinary shares or enter into swaps on our ordinary shares could adversely affect the trading price and the liquidity of the Exchangeable Notes. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and implementing regulations prohibit banking entities and their affiliates from engaging in proprietary trading in financial instruments, or the so-called Volcker Rule. These restrictions will limit the ability of banking entities and their affiliates to invest in or purchase the Exchangeable Notes and could, in turn, adversely affect the trading price and liquidity of the Exchangeable Notes.

Volatility in the market price and trading volume of our ordinary shares could adversely impact the trading price of the Exchangeable Notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our ordinary shares could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference in this prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. Any sudden decline in the market price of our ordinary shares could trigger securities class-action lawsuits against us. If any of our shareholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we are found to be at fault in connection with a decline in our share price.

A decrease in the market price of our ordinary shares would likely adversely impact the trading price of the Exchangeable Notes. The price of our ordinary shares could also be adversely affected by possible sales of our ordinary shares by investors who view the Exchangeable Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our ordinary shares. This trading activity could, in turn, adversely affect the trading price of the Exchangeable Notes.

Our indebtedness, which may increase as a result of the Rights Offering, imposes certain operating and other restrictions on us and could adversely affect our ability to raise additional capital.

On April 27, 2018, our subsidiaries, Iterum Therapeutics International Limited, Iterum Therapeutics US Holding Limited and Iterum Therapeutics US Limited, or the Borrowers, entered into the Loan Agreement with SVB, which was amended on January 16, 2020, pursuant to which SVB agreed to lend the Borrowers up to $30.0 million in two term loans. $15.0 million of the secured credit facility was funded on closing and the other $15.0 million was available at our option upon the satisfaction of certain draw requirements (as described in Note 8 to our consolidated financial statements appearing in our Annual Report on Form 10-Q for the quarter ended June 30, 2020, which is incorporated herein by reference). Obligations under the secured credit facility are secured by substantially all of our existing and future assets and the existing and future assets of our subsidiaries, including intellectual property. Our secured credit facility also imposes operating and other restrictions on us. Such restrictions affect, and in many respects limit or prohibit, our ability to, among other things, dispose of certain assets, pay dividends and incur additional indebtedness. Failure to make payments or comply with these and other terms and covenants under the credit facility, or under the Exchangeable Notes Indenture or the Royalty-Linked Notes Indenture, could result in an event of default under our secured credit facility, which could lead to an acceleration of amounts due and foreclosure upon and/or sale or other liquidation of all of our and our subsidiaries’ assets, including intellectual property. Any of the foregoing would have a material adverse effect on our operations and financial condition and affect our ability to repay holders of the Exchangeable Notes and the Royalty-Linked Notes. In addition, the credit facility indebtedness and the security interests granted to secure it could make it more difficult for us to raise additional capital to fund our operations. Moreover, we are subject to certain restrictions under the Exchangeable Notes Indenture and the Royalty-Linked Notes Indenture that impose operating and other restrictions on us. See “Description of Exchangeable Notes—Certain Covenants” and “Description of Royalty-Linked Notes—Certain Covenants.”

Despite our current debt levels, we may still incur substantially more debt or take other actions that would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our current and future debt instruments, some of which may be secured debt. While the Loan Agreement and the Exchangeable Notes Indenture restrict our ability to incur additional indebtedness, including secured indebtedness, both allow for certain additional indebtedness and any such restrictions may be waived. In addition, if the Loan Agreement matures or is repaid, we may not be subject to similar restrictions under the terms of any subsequent indebtedness. If new debt is added to our current debt levels, the related risks that we now face could intensify.

We may not have the ability to raise the funds necessary to settle exchanges of the Exchangeable Notes in cash or to repurchase the Exchangeable Notes upon a Fundamental Change, and the Loan Agreement and our future debt may limit our ability to pay cash upon exchange or repurchase of the Exchangeable Notes.

Holders of the Exchangeable Notes will have the right to require us to repurchase all or a portion of their notes upon the occurrence of a Fundamental Change (as defined below under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”) at a repurchase price equal to (i) with respect to a Fundamental Change that is not a liquidation event, the Change of Control Price (as defined below under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”) or (ii) with respect to a Fundamental Change that is a liquidation event, 100% of the principal amount of the Exchangeable Notes to be repurchased, plus, in each case, accrued and unpaid interest, if any, as described under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes.” In addition, upon exchange of the Exchangeable

Notes, unless we elect to deliver solely ordinary shares to settle such exchange (other than paying cash in lieu of delivering any fractional share), we would be required to make specified cash payments in respect of the Exchangeable Notes being exchanged as described under “Description of Exchangeable Notes—Exchange Rights—Settlement upon Exchange.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Exchangeable Notes surrendered therefor or to pay cash with respect to Exchangeable Notes being exchanged.

In addition, our ability to repurchase or to pay cash upon exchange of the Exchangeable Notes may be limited by law, regulatory authority, the Loan Agreement and future indebtedness. Our failure to repurchase Exchangeable Notes at a time when the repurchase is required by the Exchangeable Notes Indenture or to pay cash upon exchange of the Exchangeable Notes as required by the Exchangeable Notes Indenture would constitute a default under the Exchangeable Notes Indenture. A default under the Exchangeable Notes Indenture or a Fundamental Change itself could also lead to a default under the Loan Agreement and other agreements governing our future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and any accrued and unpaid interest and repurchase the Exchangeable Notes or to pay cash upon exchange of the Exchangeable Notes.

If we fail to meet the requirements of continued listing on the Nasdaq Global Market, we may be delisted and the price of our ordinary shares, our ability to access the capital markets and our financial condition could be negatively impacted.

Our ordinary shares are currently listed for quotation on the Nasdaq Global Market. To maintain the listing of our ordinary shares on the Nasdaq Global Market, we are required to meet certain listing requirements, including, among others, a minimum closing bid price of $1.00 per share, a market value of publicly held shares (excluding shares held by our officers, directors and 10% or more shareholders) of at least $15 million and a total market value of listed securities of at least $50.0 million.

On July 15, 2020, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC notifying us that the listing of our ordinary shares was not in compliance with Nasdaq Listing Rule 5450(b)(2)(A), or the MVLS Rule, for continued listing on the Nasdaq Global Market, as the market value of our listed securities was less than $50.0 million for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(C), we have a period of 180 calendar days, or until January 11, 2021, to regain compliance with the MVLS Rule. To regain compliance, during this 180-day compliance period, the market value of our listed securities must be at least $50.0 million or more (measured based on closing prices) for a minimum of 10 consecutive business days. In the event that we do not regain compliance with the Nasdaq Listing Rules prior to the expiration of the 180-day compliance period, we will receive written notification from Nasdaq that our securities are subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. If we do not regain compliance within the 180-day compliance period, we may also transfer the listing of our ordinary shares to the Nasdaq Capital Market, provided that we then meet the applicable requirements for continued listing on the Nasdaq Capital Market.

On March 4, 2020, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC notifying us that the listing of our ordinary shares was not in compliance with the MVLS Rule for continued listing on the Nasdaq Global Market, as the market value of our listed securities was less than $50.0 million for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(C), we had a period of 180 calendar days, or until August 31, 2020, to regain compliance with the MVLS Rule. To regain compliance, the market value of our listed securities needed to be at least $50.0 million or more (measured based on closing prices) for a minimum of 10 consecutive business days. On May 13, 2020, we received notification from the Listing Qualifications Department of The Nasdaq Stock Market, LLC that, for 10 consecutive business days from April 29, 2020 to May 12, 2020, the market value of our listed securities had been greater than $50.0 million, confirming that we had regained compliance with the MVLS Rule.

Although we have been able to regain compliance with the listing requirements within the manner and time periods prescribed by Nasdaq in the past, there can be no assurance that we will be able to regain compliance with respect to the current deficiency or that we will be able to maintain compliance with the Nasdaq Global Market continued listing requirements in the future or regain compliance with respect to any future deficiencies or, if transferred, that we will be successful in maintaining the listing of our ordinary shares on the Nasdaq Capital Market. This could impair the liquidity and market price of our ordinary shares. In addition, the delisting of our ordinary shares from a national exchange could have a material adverse effect on our access to capital markets, and any limitation on market liquidity or reduction in the price of our ordinary shares as a result of that delisting could adversely affect our ability to raise capital on terms acceptable to us, or at all. The delisting of our ordinary shares from The Nasdaq Global Market could also negatively impact our financial condition as it would constitute (i) an event of default under the Loan Agreement, which could lead to an acceleration of amounts due under the Loan Agreement and foreclosure upon and/or sale or other liquidation of all of our and our subsidiaries’ assets, including intellectual property; and (ii) a Fundamental Change under the Exchangeable Notes Indenture, which could trigger an obligation for us to repurchase the Exchangeable Notes at a repurchase price of 300% of the principal amount of the outstanding Exchangeable Notes.

You will bear the risk of a decline in the market price of our ordinary shares between the issuance date for the Exchangeable Notes and a mandatory exchange.

As described below under “Description of Exchangeable Notes—Exchange Rights—Mandatory Exchange”, the Exchangeable Notes will be automatically exchanged at the then-applicable exchange rate following the occurrence of certain events. The aggregate value of the ordinary shares, cash or combination thereof that you would receive upon a mandatory exchange may be less than the aggregate principal of the Exchangeable Notes. Specifically, if the initial exchange rate is not adjusted and the market value of the ordinary shares is less than the initial exchange price of approximately $1.00 per ordinary share, the value of the ordinary shares, cash or combination thereof that you will receive upon a mandatory exchange for each $1,000 of principal of Exchangeable Notes will be less than $1,000, and an investment in the Exchangeable Notes would result in a loss, without taking into consideration the accrual of interest. Accordingly, you will bear the risk of a decline in the market price of our ordinary shares. Any such decline could be substantial.

Redemption may adversely affect your return on the Exchangeable Notes.

With the consent of the Senior Debt holders, we may redeem for cash all or any portion of the Exchangeable Notes, at our option, on or after the earliest of:

•	January 21, 2021;

•	the consummation of a Fundamental Change; and

•

the date that we enter into a definitive agreement relating to a Fundamental Change that has been approved by our board of directors, and in each case upon receipt of written consent of the holders of the Senior Debt.

As a result, we may choose to redeem some or all of the Exchangeable Notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your Exchangeable Notes being redeemed. See “Description of Exchangeable Notes—Optional Redemption.”

The exchange feature of the Exchangeable Notes may adversely affect our financial condition and operating results.

On or after January 21, 2021 and prior to the earlier of (i) the close of business on the scheduled trading day immediately preceding a mandatory exchange notice (as set forth under “Description of Exchangeable Notes—Exchange Rights—Mandatory Exchange”) and (ii) the close of business on the second scheduled trading day immediately preceding the interest record date, holders of Exchangeable Notes will be entitled to exchange the Exchangeable Notes at any time at their option. See “Description of Exchangeable Notes—Exchange Rights.” If one or more holders elect to exchange their Exchangeable Notes, unless we elect to satisfy our exchange obligation by delivering solely ordinary shares (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our exchange obligation in cash, which could adversely affect our liquidity. In addition, even if holders do not elect to exchange their Exchangeable Notes, the relevant accounting rules are complex and, depending on how we are required to treat the Exchangeable Notes under applicable accounting rules, our liabilities could be adversely impacted.

Holders of Exchangeable Notes will not be entitled to any rights with respect to our ordinary shares prior to exchange, but they will be subject to all changes made with respect to our ordinary shares to the extent our exchange obligation includes ordinary shares.

Holders of Exchangeable Notes will not be entitled to any rights with respect to our ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ordinary shares) prior to the exchange date relating to such notes (if we have elected to settle the relevant exchange by delivering solely ordinary shares (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ordinary shares in respect of the relevant exchange), but holders of Exchangeable Notes will be subject to all changes affecting our ordinary shares to the extent our exchange obligation includes ordinary shares. For example, if an amendment is proposed to our constitution requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the exchange date related to a holder’s exchange of its Exchangeable Notes (if we have elected to settle the relevant exchange by delivering solely ordinary shares (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and ordinary shares in respect of the relevant exchange), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our ordinary shares.

Upon exchange of the Exchangeable Notes, you may receive less valuable consideration than expected because the value of our ordinary shares may decline after you exercise your exchange right but before we settle our exchange obligation.

Under the Exchangeable Notes, an exchanging holder will be exposed to fluctuations in the value of our ordinary shares during the period from the date such holder surrenders Exchangeable Notes for exchange until the date we settle our exchange obligation. Upon exchange of the Exchangeable Notes, we have the option to pay or deliver, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares. If we elect to satisfy our exchange obligation in cash or a combination of cash and ordinary shares, the amount of consideration that you will receive upon exchange of your Exchangeable Notes will be determined by reference to the volume weighted average prices of our ordinary shares for each trading day in a 30-trading-day observation period. As described under “Description of Exchangeable Notes—Exchange Rights—Settlement upon Exchange,” this period would be:

•

subject to the second bullet below, if the relevant exchange date occurs prior to October 31, 2024, the 30 consecutive trading days beginning on, and including, the second trading day immediately succeeding such exchange date;

•

if the relevant exchange date occurs on or after the date of our issuance of a redemption notice with respect to the Exchangeable Notes and prior to the close of business on the second scheduled trading day immediately preceding the relevant redemption date, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding such redemption date; and

•

subject to the second bullet above, if the relevant exchange date occurs on or after October 31, 2024, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the interest record date.

Accordingly, if the price of our ordinary shares decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our ordinary shares at the end of such period is below the average of the daily volume weighted average prices of our ordinary shares during such period, the value of any ordinary shares that you will receive in satisfaction of our exchange obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our exchange obligation solely in our ordinary shares upon exchange of the Exchangeable Notes, we will be required to deliver the ordinary shares, together with cash for any fractional share, on the second business day following the relevant exchange date. Accordingly, if the price of our ordinary shares decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the exchange value of the Exchangeable Notes on the exchange date.

The Exchangeable Notes are not protected by financial covenants.

Although the Exchangeable Notes Indenture contains certain operating covenants, it does not contain any financial covenants or restrictions on the payments of dividends by us, Iterum Bermuda or the Subsidiary Guarantors. The Exchangeable Notes Indenture contains no covenants or other provisions to afford protection to holders of the Exchangeable Notes in the event of a Fundamental Change or other corporate transaction involving us except to the extent described under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes” and “Description of Exchangeable Notes—Consolidation, Merger or Sale of Assets.”

The exchange rate of the Exchangeable Notes may not be adjusted for all dilutive events.

The exchange rate of the Exchangeable Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain share dividends on our ordinary shares, the issuance of certain rights, options or warrants (other than this Rights Offering), subdivisions, combinations, distributions of capital shares, indebtedness, or assets, cash dividends, certain issuer tender or exchange offers and certain issuances for consideration per share less than the then-current exchange price as described under “Description of Exchangeable Notes—Exchange Rights—Exchange Rate Adjustments.” However, the exchange rate will not be adjusted for other events, such as a third-party tender or exchange offer, that may adversely affect the trading price of the Exchangeable Notes or our ordinary shares. An event that adversely affects the value of the Exchangeable Notes may occur, and that event may not result in an adjustment to the exchange rate.

The holders of the Private Placement Exchangeable Notes will have the ability to affect your rights under the Exchangeable Notes Indenture.

The Exchangeable Notes being offered in this Rights Offering will be governed by the same indenture as the Private Placement Exchangeable Notes. Under the Exchangeable Notes Indenture, the holders of the Specified Percentage (as defined below under “Description of Exchangeable Notes—Certain Covenants”) of the aggregate principal amount of the Exchangeable Notes (including the Private Placement Exchangeable Notes) then outstanding have the ability to, among other things, allow us to take certain actions that are otherwise prohibited by the Exchangeable Notes Indenture’s negative covenants (subject to a veto right held by a subset of the Exchangeable Note holders, which must include Sarissa except in specified circumstances), waive certain defaults and modify certain rights and obligations under the Exchangeable Notes Indenture. There is approximately $51.6 million aggregate principal amount of Private Placement Exchangeable Notes currently outstanding, of which $15.0 million aggregate principal amount is held by Sarissa. As a result of their ownership, the holders of the Private Placement Exchangeable Notes will have the ability to affect the rights of holders of the Exchangeable Notes purchased in this Rights Offering and otherwise take actions that holders of Exchangeable Notes purchased in this Rights Offering may not feel are in their best interest.

Provisions in the Exchangeable Notes Indenture may deter or prevent a business combination that may be favorable to you.

If a Fundamental Change occurs prior to the interest record date of the Exchangeable Notes, holders of the Exchangeable Notes will have the right, at their option, to require us to repurchase for cash all or a portion of their Exchangeable Notes. The negative covenants of the Exchangeable Notes Indenture also prohibit us from undergoing a Change of Control Transaction (as defined below under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”), other than a transaction in which each Exchangeable Note holder receives cash consideration of at least 300% of the outstanding principal amount of its notes. Furthermore, the Exchangeable Notes Indenture prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Exchangeable Notes, the Exchangeable Notes Indenture and the guarantees. These and other provisions in the Exchangeable Notes Indenture could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

Some significant restructuring transactions may not constitute a Fundamental Change, in which case we would not be obligated to offer to repurchase the Exchangeable Notes.

Upon the occurrence of a Fundamental Change, you have the right to require us to repurchase all or a portion of your Exchangeable Notes. However, the Fundamental Change provisions will not afford protection to holders of Exchangeable Notes in the event of other transactions that could adversely affect the Exchangeable Notes. For example, transactions such as certain leveraged recapitalizations, refinancings, restructurings, business combinations or acquisitions, depending on the structure, may not constitute a Fundamental Change requiring us to offer to repurchase the Exchangeable Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Exchangeable Notes, even though a transaction could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Exchangeable Notes.

In addition, absent the occurrence of a Fundamental Change as described under “Description of Exchangeable Notes—Fundamental Change Permits Holders to Require us to Repurchase Exchangeable Notes”, changes in the composition of our board of directors will not provide holders with the right to require us to repurchase the Exchangeable Notes or to an increase in the exchange rate upon exchange.

We cannot assure you that an active trading market will develop for the Exchangeable Notes.

Prior to this Rights Offering, there has been no trading market for the Exchangeable Notes, and we do not intend to apply to list the Exchangeable Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system, except that we will use our commercially reasonable efforts to procure approval for the listing of the Exchangeable Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange Listing Regulations. In addition, the liquidity of any trading market in the Exchangeable Notes, and any market price quoted for the Exchangeable Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Exchangeable Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Exchangeable Notes may be adversely affected. In that case you may not be able to sell your Exchangeable Notes at a particular time, or at all, or you may not be able to sell your Exchangeable Notes at a favorable price.

Any adverse rating of the Exchangeable Notes may cause their trading price to fall.

If a rating service were to rate the Exchangeable Notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the Exchangeable Notes could decline.

The Exchangeable Notes will be issued with original issue discount for U.S. federal income tax purposes, and U.S. investors generally will be required to include amounts representing OID in their gross income as it accrues each year, even though no cash payments will be made on the Exchangeable Notes until maturity or an earlier redemption, repurchase or exchange.

The Exchangeable Notes will have original issue discount, or OID, for U.S. federal income tax purposes equal to the excess of the Exchangeable Note’s stated redemption price at maturity over its issue price. An Exchangeable Note’s stated redemption price at maturity is the sum of all payments provided by the terms of the Exchangeable Note, other than qualified stated interest. Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because interest on the Exchangeable Notes generally will not be paid until the maturity date, none of the interest paid on the Exchangeable Notes will be qualified stated interest, and the stated redemption price at maturity will include all interest payments. The issue price of each Exchangeable Note is $768.73, which is significantly less than the principal amount of such Exchangeable Note. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Allocation of Subscription Price Among Exchangeable Note and Royalty-Linked Notes.” For these reasons, the Exchangeable Notes will be issued with OID for U.S. federal income tax purposes, and the amount of such OID is substantial. U.S. investors generally will be required to include amounts representing OID in their gross income as it accrues each year, even though no cash payments will be made on the Exchangeable Notes until maturity or an earlier redemption, repurchase or exchange. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Exchangeable Notes—Interest and OID on the Exchangeable Notes.”

In addition, we may be required to make payments of additional amounts to holders of Exchangeable Notes in certain circumstances as described below under “Description of Exchangeable Notes—Regular Interest; Special Interest”, “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes” and “—Optional Redemption.” Although we do not intend to take such position, these potential contingent payments could cause the Exchangeable Notes to be contingent payment debt instruments for U.S. federal income tax purposes, in which case the OID on the Exchangeable Notes likely would increase. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Exchangeable Notes—Additional Payments,” for more information regarding the U.S. federal income tax consequences to U.S. investors if the Exchangeable Note are treated as contingent payment debt instruments.

You may be subject to tax if we make or fail to make certain adjustments to the exchange rate of the Exchangeable Notes even though you do not receive a corresponding cash distribution.

The exchange rate of the Exchangeable Notes will be adjusted in certain circumstances. Under Section 305(c) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to you for U.S. federal income tax purposes. Certain of the exchange rate adjustments with respect to the Exchangeable Notes (including, without limitation, adjustments in respect of cash dividends to holders of our ordinary shares) may result in deemed distributions to the holders of Exchangeable Notes even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the distribution rules under the Code. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders.”

Because the Exchangeable Notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Exchangeable Notes and exercise their rights and remedies.

We will initially issue the Exchangeable Notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Exchangeable Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Exchangeable Notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Exchangeable Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you will timely receive any such communications.

There can be no assurance that we will not be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, a corporation organized outside the United States will be classified for U.S. federal tax purposes as a passive foreign investment company, or PFIC, for any taxable year in which either (i) 75% or more of its gross income consists of “passive income,” or (ii) 50% or more of the value of its assets (generally determined on an average quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a foreign corporation that owns (or is treated as owning) at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of that other corporation and received directly its proportionate share of the income derived by that other corporation. “Passive income” generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes. Goodwill is generally characterized as a nonpassive or passive asset based on the nature of the income produced in the activity to which the goodwill is attributable.

Based on the expected nature and amount of our estimated gross income, the anticipated nature and estimated average value of our gross assets and the expected proceeds of the Rights Offering, the anticipated cash needs of our group’s operations and the nature and extent of the active businesses conducted by our “25% or greater” owned subsidiaries, we do not expect that we will be classified as a PFIC in the current taxable year. However, our PFIC status for any taxable year can be made only after the end of such year and will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our ordinary shares, which could be volatile). Furthermore, we will hold a substantial amount of cash following this offering, and the composition of our income and assets for the current and future taxable years will be affected by how, and how quickly, we spend the cash we have on hand or raise in this offering. Accordingly, there can be no assurance that we will not be a PFIC for our current or any future taxable year. If we were a PFIC for any taxable year during which a U.S. investor is treated as owning our ordinary shares, the U.S. investor generally would be subject to adverse U.S. federal income tax consequences, possibly including increased tax liability on disposition gains and “excess distributions,” and additional reporting requirements. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Ownership of Ordinary Shares—Passive Foreign Investment Company Consequences.”

Risks Related to the Royalty-Linked Notes

The Royalty-Linked Notes are speculative in nature and there is no guarantee that holders will receive any payments. We cannot predict the amount or the timing of any future payments.

The Royalty-Linked Notes do not confer any rights of ordinary share ownership or guaranteed payment to their holders, but merely represent the right to receive a nominal principal payment at maturity, certain default interest and biannual payments based on a percentage of Iterum’s and its subsidiaries’ RLN Net Revenues (as defined below under “Description of Royalty-Linked Notes—RLN Net Revenues”) from sales of certain sulopenem Products (as defined below). Each holder of a Royalty-Linked Note will be entitled to payments until it has been paid a maximum return amount of $160.00 (or 4,000 times the principal amount of such note), which we refer to as the RLN Maximum Return Amount. Accordingly, the RLN Maximum Return Amount for each Unit, each of which contains 50 Royalty-Linked Notes, is equal to $8,000.00. Payments will be made solely based on RLN Net Revenues through December 31, 2045, and in no event will Iterum Bermuda be obligated to make any payment in respect of the Royalty-Linked Notes on account of anything other than the RLN Net Revenues, a limitation on payment that we refer to as the Limited Recourse Qualification. Moreover, if Iterum or a subsidiary thereof has not obtained approval from the U.S. Food and Drug Administration, or the FDA, for one of the Products by December 31, 2025, no payments will be made. The “Products” are sulopenem etzadroxil and probenecid combined in a single bilayer tablet being developed by Iterum for oral administration and sulopenem antibiotic being developed by Iterum for intravenous delivery.

We have not received FDA approval for sulopenem or any other product candidate, and we have not generated any product revenue. Due to, among other things, the risks described in this “Risk Factors” section and those included in the documents incorporated by reference herein, there can be no assurance that we will receive FDA approval on a Product or earn RLN Net Revenues ever and, consequently, holders of the Royalty-Linked Notes may never receive any payments in respect of the Royalty-Linked Notes or other value for the Royalty-Linked Notes.

If we do not receive FDA approval for a Product prior to December 31, 2025 or earn RLN Net Revenues, no payment will be made in respect of the Royalty-Linked Notes. Even if we generate RLN Net Revenues, we cannot predict their amount or the timing, and the payment rate for the Royalty-Linked Notes will depend on which indications being developed by us (if any) are approved by the FDA. In addition, the Royalty-Linked Notes are subject to the RLN Maximum Return Amount.

Accordingly, the Royalty-Linked Notes are speculative, and the Royalty-Linked Notes may ultimately have little or no value.

If we are unable to obtain marketing approval for a Product, or if thereafter we fail to commercialize a Product or experience significant delays in doing so, we may not generate RLN Net Revenues.

We currently have no products approved for sale and have invested substantially all of our efforts and financial resources in the development of our sulopenem program. Our ability to generate RLN Net Revenues is dependent on our ability to develop, obtain marketing approval for and successfully commercialize a Product. The success of our sulopenem program will depend on several factors, including the following:

•

completion of clinical trials, including our planned Phase 1 clinical trials related to pediatric indications and any other clinical trials that may be required for regulatory approval of our product candidates;

•

successful enrollment in, and completion of, our planned Phase 1 clinical trials related to pediatric indications and any other clinical trials that may be required for regulatory approval of our product candidates;

•	clinical trial results with safety, tolerability and efficacy profiles that are satisfactory to the FDA or any comparable foreign regulatory authority;

•

timely completion of any additional clinical trials and non-clinical studies conducted to support the filing for regulatory approvals of our sulopenem program, if required by the FDA or any comparable foreign regulatory authority;

•	receipt of marketing approvals from applicable regulatory authorities;

•

establishment and maintenance of arrangements with third-party manufacturers to obtain commercial supply at a scale sufficient to meet anticipated demand and at a cost appropriate for our commercialization;

•

acquisition and maintenance of patent, trade secret and other intellectual property protection and regulatory exclusivity, both in the United States and internationally, including our ability to maintain the Pfizer License;

•	protection of our rights in our intellectual property portfolio;

•	launch of commercial sales of oral sulopenem and sulopenem, if approved, whether alone or in collaboration with others;

•	the effectiveness of our own or any future collaborators’ marketing, sales and distribution strategy and operations;

•	acceptance of oral sulopenem and sulopenem, if approved, by patients, physicians and the medical community at large;

•	our ability to obtain and sustain coverage and an adequate level of reimbursement by third-party payors;

•	the prevalence, frequency and severity of adverse side effects of oral sulopenem and sulopenem;

•	the availability, perceived advantages, relative cost and relative efficacy of alternative and competing therapies; and

•	an acceptable safety profile of oral sulopenem and sulopenem following approval.

Many of these factors are beyond our control, including clinical development, the regulatory submission process, potential threats to our intellectual property rights, manufacturing and the impact of competition. If we are unable to develop, receive marketing approval for, or successfully commercialize oral sulopenem or sulopenem, or if we experience delays as a result of any of these factors or otherwise, our business could be materially harmed and we may never generate RLN Net Revenues and, consequently, holders of the Royalty-Linked Notes may never receive any payments.

If we fail to comply with our obligations in the Pfizer License, we could lose rights that are important to our business and the development of sulopenem and we may not be able to continue developing or potentially commercialize sulopenem and never generate RLN Net Revenues, in which case, holders of Royalty-Linked Notes would not receive any payments.

We rely heavily on the Pfizer License, pursuant to which we exclusively in-license certain patent rights and know-how related to sulopenem etzadroxil and certain know-how related to the IV formulation of sulopenem. The Pfizer License imposes diligence, development and commercialization timelines, milestone payments, royalties, insurance and other obligations on us.

The Pfizer License gives us exclusive worldwide rights to develop, manufacture, and commercialize sulopenem etzadroxil and sulopenem, or any other prodrug of sulopenem previously identified by Pfizer as well as the right to use relevant information and regulatory documentation developed by Pfizer to support any regulatory filing worldwide. In exchange for those rights, we are obligated to satisfy diligence requirements, including using commercially reasonable efforts to develop, obtain regulatory approval for and commercialize sulopenem by implementing a specified development plan and providing an update on progress on an annual basis. Under the Pfizer License, we are also obligated to pay Pfizer milestone payments upon the achievement of other specified regulatory and sales milestones as well as royalties ranging from a single-digit to mid-teens percentage based on the amount of marginal net sales of each licensed product.

If we fail to comply with our obligations to Pfizer under the Pfizer License, Pfizer may have the right to terminate the Pfizer License, in which event we would lose our rights to important intellectual property and not be able to develop, obtain regulatory approval for, manufacture or market any product candidate that is covered by the Pfizer License, including the Products, which would materially harm our business, financial condition, results of operations and growth prospects. Any termination of the Pfizer License would also mean that we may never recognize RLN Net Revenues, in which case holders of Royalty-Linked Notes would not receive any payments.

Any payments on the Royalty-Linked Notes will be paid from the same net revenues that will be needed to satisfy our obligations to Pfizer.

We are obligated to pay Pfizer potential future regulatory milestone payments, as well as potential sales milestones upon achievement of net sales ranging from $250.0 million to $1.0 billion for each product type (sulopenem etzadroxil and other prodrugs, and sulopenem and other non-prodrugs). We are also obligated to pay Pfizer royalties ranging from a single-digit to mid-teens percentage of marginal net sales of each licensed product. Because such payments to Pfizer under the Pfizer License are not deducted in the calculation of RLN Net Revenues, our payment obligations to holders of the Royalty-Linked Notes will not be reduced to reflect the payment of our obligations to Pfizer. As a result, our available cash to pay both our obligations to Pfizer and our obligations to the holders of the Royalty-Linked Notes will be more limited than our available cash would be if the obligations we owe Pfizer were deducted in the calculation of RLN Net Revenues.

The Royalty-Linked Notes are subordinated to the Senior Debt and effectively subordinated to any of Iterum Bermuda’s existing or future secured debt and any existing or future liabilities of Iterum Bermuda’s subsidiaries.

The Royalty-Linked Notes will rank senior in right of payment to any of Iterum Bermuda’s indebtedness that is expressly subordinated in right of payment to the Royalty-Linked Notes and equal in right of payment to any of its liabilities that are not so subordinated (other than certain liabilities that are preferred under applicable law), including the Private Placement Notes and the Exchangeable Notes. The Royalty-Linked Notes will, subject to the terms of the Royalty-Linked Notes Indenture, be subordinated to the Senior Debt (as defined under “Description of Royalty-Linked Notes—Subordination”). The Royalty-Linked Notes will effectively rank junior in right of payment to any of Iterum Bermuda’s secured indebtedness, including its obligations under the Loan Agreement with SVB, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of Iterum Bermuda’s future subsidiaries.

Under the terms of the Royalty-Linked Notes Indenture, no payments may be made on the Royalty-Linked Notes at any time when a default is continuing with respect to the Senior Debt.

In the event of Iterum Bermuda’s bankruptcy, liquidation, reorganization or other winding up, the holders of the Senior Debt will be entitled to receive payment in full of all amounts due (or to become due) in respect of all Senior Debt before the holders of the Royalty-Linked Notes are entitled to receive any payments. In addition, Iterum Bermuda’s assets that secure debt ranking senior or equal in right of payment to the Royalty-Linked Notes will be available to pay obligations on the Royalty-Linked Notes only after the secured debt has been repaid in full from these assets, and the assets of its subsidiaries will be available to pay obligations on the Royalty-Linked Notes only after all claims senior to the Royalty-Linked Notes have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the Royalty-Linked Notes then outstanding.

The payment obligations in respect of the Royalty-Linked Notes will effectively rank junior in right of payment to, and are effectively subordinated to, any of Iterum Bermuda’s other existing or future unsecured debt.

Because the payment obligations in respect of the Royalty-Linked Notes are subject to the Limited Recourse Qualification, in the event that the Company has not generated RLN Net Revenues requiring payment of such royalty obligations, such payment obligations will effectively rank junior in right of payment to, and are effectively subordinated to, any of Iterum Bermuda’s other unsecured indebtedness.

In the event of Iterum Bermuda’s bankruptcy, liquidation, reorganization or other winding up, the holders of such other unsecured indebtedness will be entitled to receive payment from Iterum Bermuda without any requirement that such payment be shared ratably with the holders of the Royalty-Linked Notes, except to the extent that the Company has generated RLN Net Revenues requiring payment of such royalty obligations.

Each Guarantor’s guarantee of the Royalty-Linked Notes is subordinated to the Senior Debt and effectively subordinated to any existing future secured debt and any existing or future liabilities of such Guarantor’s subsidiaries.

Each Guarantor’s guarantee of the Royalty-Linked Notes ranks senior in right of payment to any of such Guarantor’s indebtedness that is expressly subordinated in right of payment to the guarantee and equal in right of payment to any of its liabilities that are not so subordinated (other than certain liabilities that are preferred under applicable law), including the guarantees of the Private Placement Notes and the Exchangeable Notes. Each guarantee, subject to the terms of the Royalty-Linked Notes Indenture, is subordinated to the Senior Debt. Each Guarantor’s guarantee effectively ranks junior in right of payment to any of such Guarantor’s secured indebtedness, including its obligations under the Loan Agreement, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of such Guarantor’s existing or future subsidiaries.

Under the terms of the Royalty-Linked Notes Indenture, no payments may be made on the Royalty-Linked Notes by a Guarantor at any time when a default is continuing with respect to the Senior Debt.

In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up, the holders of the Senior Debt will be entitled to receive payment in full of all amounts due (or to become due) in respect of all Senior Debt before the holders of the Royalty-Linked Notes are entitled to receive any payments from such Guarantor. In addition, a Guarantor’s assets that secure debt ranking senior or equal in right of payment to the Guarantor’s guarantee will be available to pay obligations on the Royalty-Linked Notes only after the secured debt has been repaid in full from these assets, and the assets of its subsidiaries will be available to pay obligations on the Royalty-Linked Notes only after all claims senior to the guarantee have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the Royalty-Linked Notes then outstanding.

Because the payment obligations of Iterum Bermuda are subject to the Limited Recourse Qualification, each Guarantor’s guarantee of the Royalty-Linked Notes, to the extent in respect of such payment obligations, is also limited by the Limited Recourse Qualification.

As of June 30, 2020, Iterum and its subsidiaries (including the Subsidiary Guarantors) on a consolidated basis had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. This included $51.6 million principal amount of indebtedness under the Private Placement Notes. After giving effect to the issuance of the Exchangeable Notes and Royalty-Linked Notes (assuming all of the Rights offered are exercised), Iterum’s total principal amount of consolidated indebtedness would have been approximately $71.7 million.

The guarantees of the Royalty-Linked Notes may be voided, subordinated or limited in scope under laws governing fraudulent transfers and insolvency or under laws governing corporate authority.

There are multiple sources of law that may affect whether the guarantees of the Royalty-Linked Notes may be voided, subordinated or limited in scope.

Under U.S. federal and non-U.S. bankruptcy laws and comparable provisions of state and non-U.S. fraudulent transfer laws, the guarantee of the Royalty-Linked Notes by us and the Subsidiary Guarantors could be voided if, among other things, at the time we or they issued such guarantee, we or they:

•	intended to hinder, delay or defraud any present or future creditor by making such guarantee; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	were insolvent or rendered insolvent by reason of such incurrence;

•	were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it was generally not paying or could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the Subsidiary Guarantors were solvent at the relevant time.

Whether we and the Subsidiary Guarantors received reasonably equivalent value in exchange for issuing guarantees of the Royalty-Linked Notes is a question of fact that would take into account, among other things, the transfer of the proceeds of the issuance of the Royalty-Linked Notes by Iterum Bermuda and the use of such proceeds by and for us and the Subsidiary Guarantors. Courts may vary the weight placed on the value to the group of entities of which a Subsidiary Guarantor is a part, as a whole, of the transactions related to the guarantee of the Royalty-Linked Notes, when determining the value received by a Subsidiary Guarantor from the transactions related to the guarantee of the Royalty-Linked Notes.

In addition, under the laws of the State of Delaware that apply to certain of the Subsidiary Guarantors, a guarantee may be invalidated if the guarantor does not derive a benefit, directly or indirectly, from the transactions related to the guarantee, or if the issuance of the guarantee is not necessary or convenient to the conduct, promotion or attainment of the business of the guarantor. Whether a relevant Subsidiary Guarantor derived a benefit, directly or indirectly, from the transactions related to the guarantee of the Royalty-Linked Notes, and whether the guarantee of the Royalty-Linked Notes is necessary or convenient to the conduct, promotion or attainment of the business of a relevant Subsidiary Guarantor, is a question of fact that would take into account, among other things, the transfer of the proceeds of the issuance of the Royalty-Linked Notes by Iterum Bermuda and the use of such proceeds by the relevant Subsidiary Guarantor. Courts may vary the weight placed on the value and benefit to the group of entities of which a relevant Subsidiary Guarantor is a part, as a whole, of the transactions related to the guarantee of the Royalty-Linked Notes, when determining the value and benefit derived by a relevant Subsidiary Guarantor from the transactions related to the guarantee of the Royalty-Linked Notes. The board of directors of each relevant Subsidiary Guarantor has passed a resolution that the entry into the guarantee is necessary or convenient to the conduct, promotion or attainment of the business of a relevant Subsidiary Guarantor. However, no assurance can be given that a court would agree with the board’s conclusion in this regard.

If a court voided or limited the scope of the guarantee or any payment under the guarantee of the Royalty-Linked Notes as a result of a fraudulent transfer or as a matter of corporate law, or held it unenforceable for any other reason, the rights of holders of the Royalty-Linked Notes under the guarantee would be seriously undermined and such holders could cease to have any claim against our or the Subsidiary Guarantor’s guarantee of the Royalty-Linked Notes.

The guarantee of the Royalty-Linked Notes by each of the Irish Guarantors, may be subject to review under Irish law in the following circumstances:

•

the Irish Guarantor, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to the Irish Guarantor, a connected person) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of the Irish Guarantor, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when the Irish Guarantor was insolvent;

•

if the Irish Guarantor was wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on the Irish Guarantor, order a return of payments made by the Irish Guarantor under the guarantee;

•	if the guarantee is challenged on the grounds that there was no corporate benefit to the Irish Guarantor entering into the guarantee; or

•

the Irish Guarantor having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of the debts of the Irish Guarantor.

Under the laws of Ireland, a guarantee may only be issued where the entity issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee and accordingly a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of each Irish Guarantor has passed a resolution that the entry into the guarantee is in its best interests and for its corporate benefit. However, no assurance can be given that a court would agree with the board’s conclusion in this regard. In addition, in an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors. If an Irish Guarantor becomes subject to an insolvency proceeding and has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the Royalty-Linked Notes, the holders of the Royalty-Linked Notes may suffer losses as a result of their subordinated status during such insolvency proceeding.

If a court voided the guarantee or any payment under the guarantee of the Royalty-Linked Notes as a result of a fraudulent transfer or as a matter of corporate law, or held it unenforceable for any other reason, the rights of holders of the Royalty-Linked Notes under the guarantee would be seriously undermined and such holders could cease to have any claim against the Irish Guarantor’s guarantee of the Royalty-Linked Notes.

We and our subsidiaries operate or are incorporated in jurisdictions other than Ireland and the United States and may be subject to the insolvency, bankruptcy and corporation laws of such other jurisdictions. The insolvency, bankruptcy and corporation laws of these jurisdictions may differ materially from those of Ireland and those of the United States. In addition, there can be no assurance as to how the insolvency, bankruptcy or corporation laws of the various jurisdictions in which we and our subsidiaries operate will be applied in relation to one another.

If an Irish Guarantor is unable to pay its debts, an examiner may be appointed under Irish law to oversee its operations and holders may be unable to enforce their rights under the guarantee.

Examinership is a court procedure available under the Irish Companies Act to facilitate the survival of Irish companies in financial difficulties. If an Irish Guarantor is unable, or likely to be unable, to pay its debts, the relevant Irish Guarantor, its directors, a contingent, prospective or actual creditor of it, or its shareholders holding, at the date of presentation of the petition, not less than one-tenth of its voting share capital are each entitled to petition the Irish courts for the appointment of an examiner.

If an examiner is appointed to an Irish Guarantor, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, the Irish Guarantor would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of an Irish Guarantor to make timely payments under its guarantee and holders of Royalty-Linked Notes may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the guarantee may be affected by the examiner’s exercise of his powers to, for example, repudiate contracts or impose a restriction or prohibition on further borrowings or the creation of a security interest.

Further, a scheme of arrangement may be approved involving the writing down of the debt due by an Irish Guarantor to the holders of the Royalty-Linked Notes irrespective of their views. In the event that a scheme of arrangement is not approved and an Irish Guarantor subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on our behalf and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by the relevant Irish Guarantor to the holders of the Royalty-Linked Notes.

Furthermore, a court may order that an examiner shall have any of the powers a liquidator appointed by court would have, which could include the power to apply to have transactions set aside under section 604 or section 608 of the Irish Companies Act. We cannot be certain that, in the event of an Irish Guarantor becoming insolvent, the guarantee of the Royalty-Linked Notes or any payment by such Irish Guarantor pursuant to such guarantee will not be challenged by a liquidator or examiner or that a court would uphold such guarantee or payment.

Iterum Bermuda is a finance company with no assets, operations, revenues or cash flows other than those related to the Royalty-Linked Notes and the Exchangeable Notes being offered hereby and, as a result, investors in the Royalty-Linked Notes will be relying primarily on the repayment of intra-group loans made with the net proceeds from the issuance of the Royalty-Linked Notes and the guarantees for satisfaction of the obligations under the Royalty-Linked Notes.

Iterum Bermuda is a finance subsidiary of ours with no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the Royalty-Linked Notes and the Exchangeable Notes issued in the Private Placement and being offered hereby, and intra-group loans made and expected to be made by Iterum Bermuda to us with the net proceeds from the Private Placement and, if any, from the offering of the Royalty-Linked Notes and the Exchangeable Notes in the Rights Offering. The intra-group loan of the net proceeds of the Royalty-Linked Notes issued in the Private Placement is, and any future intra-group loans of the proceeds of the Royalty-Linked Notes issued in the Rights Offering will be, on identical payment terms to the Royalty-Linked Notes Indenture. Therefore when a payment is required by Iterum Bermuda under the terms of the Royalty-Linked Notes, an identical amount will automatically become due and owing by us to Iterum Bermuda under the intra-group loan; however, Iterum does not intend to segregate any amounts from potential revenues from the Products in a separate pool or account. In addition, there is no intention to assign any of the intellectual property rights relating to the Products to Iterum Bermuda and those intellectual property rights are expected to remain with Iterum Therapeutics International Limited. As a result, the ability of Iterum Bermuda to meet its obligations under the Royalty-Linked Notes is limited, and investors in the Royalty-Linked Notes will be primarily dependent on our ability to repay the intra-group loans made and expected to be made and our and the Subsidiary Guarantors’ guarantees. Thus, investors in the Royalty-Linked Notes will be primarily dependent on the future performance, the results of operations and financial condition of us and our consolidated subsidiaries for satisfaction of Iterum Bermuda’s obligations under the Royalty-Linked Notes. As to payment obligations in respect of the Royalty-Linked Notes, these limitations are in addition to the Limited Recourse Qualification and further limit potential payments in respect of the Royalty-Linked Notes.

Redemption may adversely affect your return on the Royalty-Linked Notes.

With the consent of the Senior Debt holders, we may at any time redeem all, but not less than all, of the Royalty-Linked Notes in exchange for a cash amount per note equal to the RLN Maximum Return Amount of such note less payments made through the applicable redemption date in respect of such note, plus any accrued but unpaid default interest other than certain default interest in respect of uncurable defaults. In the event the applicable redemption date occurs prior to FDA approval and the first commercial sale of the Products and within 60 days of a change of control of Iterum, the redemption price will be reduced to 50% of the RLN Maximum Return Amount of such note less payments made through the applicable redemption date in respect of such note, plus any accrued but unpaid default interest. In that case, redemption may adversely affect your return on the Royalty-Linked Notes. See “Description of Royalty-Linked Notes—Optional Redemption.”

The Royalty-Linked Notes are not protected by financial covenants.

Although the Royalty-Linked Notes Indenture contains certain operating covenants, it does not contain any financial covenants or restrictions on the payments of dividends by us, Iterum Bermuda or the Subsidiary Guarantors. The Royalty-Linked Notes Indenture contains no covenants or other provisions to afford protection to holders of the Royalty-Linked Notes in the event of a Fundamental Change or other corporate transaction involving us except to the extent described under “Description of Royalty-Linked Notes—Consolidation, Merger or Sale of Assets.”

The holders of the Private Placement Royalty-Linked Notes will have the ability to affect your rights under the Royalty-Linked Notes Indenture.

The Royalty-Linked Notes being offered in this Rights Offering will be governed by the same indenture as the Private Placement Royalty-Linked Notes. Under the Royalty-Linked Notes Indenture, the holders representing the right to receive no less than a majority of the aggregate principal amount of the Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding have the ability to, among other things, allow us to take certain actions that are otherwise prohibited by the Royalty-Linked Notes Indenture’s negative covenants (subject to a veto right held by a subset of the Royalty-Linked Note holders, which must include Sarissa except in specified circumstances), waive certain defaults and modify certain rights and obligations under the Royalty-Linked Notes Indenture. There is approximately $0.1 million aggregate principal amount of Private Placement Royalty-Linked Notes currently outstanding, of which approximately $30,000 aggregate principal amount is held by Sarissa. As a result of their ownership, the holders of the Private Placement Royalty-Linked Notes will have the ability to affect the rights of holders of the Royalty-Linked Notes purchased in this Rights Offering and otherwise take actions that holders of Royalty-Linked Notes purchased in this Rights Offering may not feel are in their best interest.

Provisions in the Royalty-Linked Notes Indenture may deter or prevent a business combination that may be favorable to you.

The Royalty-Linked Notes Indenture prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Royalty-Linked Notes, the Royalty-Linked Notes Indenture and the guarantees. In addition, the Royalty-Linked Notes Indenture prohibits us from selling, transferring or assigning certain assets and prohibits Iterum Bermuda, the Subsidiary Guarantors, or any of our significant subsidiaries from undergoing a change of control, other than in connection with a change of control of us. These and other provisions in the Royalty-Linked Notes Indenture could deter or prevent a third party from acquiring us or some or all of our assets even when the acquisition may be favorable to you.

We cannot assure you that an active trading market will develop for the Royalty-Linked Notes.

Prior to this Rights Offering, there has been no trading market for the Royalty-Linked Notes, and we do not intend to apply to list the Royalty-Linked Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system, except that we will use our commercially reasonable efforts to procure approval for the listing of the Royalty-Linked Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange

Listing Regulations. In addition, the liquidity of any trading market in the Royalty-Linked Notes, and any market price quoted for the Royalty-Linked Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Royalty-Linked Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Royalty-Linked Notes may be adversely affected. In that case you may not be able to sell your Royalty-Linked Notes at a particular time, or at all, or you may not be able to sell your Royalty-Linked Notes at a favorable price.

Any adverse rating of the Royalty-Linked Notes may cause their trading price to fall.

If a rating service were to rate the Royalty-Linked Notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the Royalty-Linked Notes could decline.

Because the Royalty-Linked Notes will initially be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Royalty-Linked Notes and exercise their rights and remedies.

We will initially issue the Royalty-Linked Notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Royalty-Linked Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Royalty-Linked Notes. Instead, DTC or its nominee will be the sole holder of global notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Royalty-Linked Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you will timely receive any such communications.

Holders of Royalty-Linked Notes must rely on the Holders’ Representative to receive certain notices, communications and consents under the Royalty-Linked Notes.

The Royalty-Linked Notes Indenture provides that Iterum Holders’ Representative LLC, a Delaware limited liability company, will initially serve as representative of the holders of Royalty-Linked Notes, which we refer to as the Holders’ Representative. The Holders’ Representative will be the exclusive representative, exclusive agent and attorney-in-fact of the holders of Royalty-Linked Notes for the purposes of, among other things:

•

confirming or disputing the calculation of RLN Net Revenues, default interest or the amount of any payment pursuant to the Royalty-Linked Notes Indenture, and entering into settlements and compromises in respect of any such dispute;

•	engaging counsel, accountants or other advisors in furtherance thereof; and

•	giving and receiving notices, communications and consents under the indenture on behalf of the holders.

See “Description of Royalty-Linked Notes—Holders’ Representative.” We expect the Holders’ Representative to forward any such communications to the holders of Royalty-Linked Notes, but we can make no assurances that you will timely receive any such communications.

Iterum Holders’ Representative LLC is an affiliate of Sarissa Capital Management LP, which is affiliated with Sarissa. Sarissa’s interests may not be aligned with the interests of other holders of Royalty-Linked Notes.

The treatment of the Royalty-Linked Notes for U.S. federal income tax purposes is subject to substantial uncertainty.

Under the indenture governing the Royalty-Linked Notes, we agreed, and by acceptance of a Royalty-Linked Note, each beneficial owner of a Royalty-Linked Note will be deemed to have agreed, for U.S. federal income tax purposes, to treat the Royalty-Linked Notes as a contractual right to receive payments from us as and when such payments become payable pursuant to the terms of the Royalty-Linked Notes and not as indebtedness or equity of us or any other person for U.S. federal income tax purposes. This treatment, however, is not binding on the U.S. Internal Revenue Service, or the IRS, and there can be no assurance that the IRS would not challenge our treatment of the Royalty-Linked Notes or that such a challenge would not be successful. No authority directly addresses the treatment of the Royalty-Linked Notes or instruments similar to the Royalty-Linked Notes for U.S. federal income tax purposes. The tax treatment of the Royalty-Linked Notes is subject to substantial uncertainty, and alternative characterizations could apply. Any differing treatment from the tax characterizations and tax consequences described herein could significantly affect the amount, timing and character of income, gain or loss recognized by a holder in respect of a Royalty-Linked Note. Accordingly, all prospective purchasers of the Royalty-Linked Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of the Royalty-Linked Notes (including possible different treatments of the Royalty-Linked Notes) in light of their particular situations. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Royalty-Linked Notes.”

Certain payments made by Iterum Bermuda under the Royalty-Linked Notes to a Specified Person may be reclassified as a distribution under Irish tax law.

It is intended that Iterum Bermuda will be a “qualifying company” within the meaning of Section 110 of the Taxes Consolidation Act, 1997, or the TCA. Section 110 TCA contains restrictions on the tax deductibility of payments of profit dependent or excessive interest paid by a qualifying company to a person that is a “Specified Person.” Ireland’s Finance Act 2019 broadened the scope of the definition of Specified Person by, among other things, expanding the definition of “control.” Broadly, in addition to the circumstances previously outlined in the legislation, a person will also have control of Iterum Bermuda where it has significant influence over Iterum Bermuda (i.e. the ability to participate in the financial and operating decisions of Iterum Bermuda) and holds directly or indirectly the right to at least:

•	20 percent of the issued share capital of Iterum Bermuda,

•	20 percent of the principal value of any profit participating or excessive interest notes issued by Iterum Bermuda (such as the Royalty-Linked Notes), or

•	20 percent of the interest payable in respect of any profit participating or excessive interest notes issued by Iterum Bermuda (such as the Royalty-Linked Notes).

If any holder of a Royalty-Linked Note is considered to be a Specified Person, interest which is payable (i.e. interest paid on the Royalty-Linked Notes) to that holder could potentially be treated as a distribution which is not deductible for tax purposes and is subject to dividend withholding tax if Iterum Bermuda is in possession, or aware, of information, including information about any arrangement or understanding in relation to the ownership of the Royalty-Linked Notes after that time, which could reasonably be taken to indicate that interest or other distributions which would be payable in respect of the Royalty-Linked Notes would not be subject, without any reduction computed by reference to the amount of such interest, to a tax in a Relevant Territory (as defined below) which generally applies to profits income or gains received in that territory by persons from foreign sources. A “Relevant Territory” is a country, other than Ireland, which is a member of the European Union or with which Ireland has concluded a double tax treaty. The consequence of that could potentially be to increase the taxable profits of Iterum

Bermuda and would also subject payments on such Royalty-Linked Notes to dividend withholding tax (subject to any available exemptions). See the section titled “Material Tax Consequences for U.S. Holders—Material Irish Tax Consequences—Notes – Interest Withholding Tax” for more information.

As indicated above, these changes should not in practice cause the interest on the Royalty-Linked Notes to cease to be deductible for Iterum Bermuda or to be subject to dividend withholding tax if, at the time that the Royalty-Linked Notes are issued, Iterum Bermuda is not in possession, or aware, of information, including information about any arrangement or understanding in relation to the ownership of the Royalty-Linked Notes after that time, which could reasonably be taken to indicate that interest or other distributions which would be payable in respect of the Royalty-Linked Notes would not be subject, without any reduction computed by reference to the amount of such interest, to a tax in a Relevant Territory which generally applies to profits income or gains received in that territory by persons from foreign sources.

Risks Related to Enforcement Rights and Iterum Bermuda’s Operations

Iterum Bermuda is a Bermuda company and it may be difficult for you to enforce judgments against Iterum Bermuda or its directors and executive officers.

Iterum Bermuda is a Bermuda exempted company. Several of our directors and officers are not residents of the United States, and all or a substantial portion of Iterum Bermuda’s assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against Iterum Bermuda or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against Iterum Bermuda or its directors or officers under the securities laws of other jurisdictions.

Furthermore, the Bermuda Companies Act 1981 (as amended), or the Companies Act, differs in certain material respects from laws generally applicable to U.S. and European corporations and their shareholders. For example, under Bermuda law, with the prior approval of its board of directors, a company may, if the board determines it to be in the best interest of the company to do so, enter into certain business transactions with its significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders, without, as is required under Delaware law and many other U.S. jurisdictions, obtaining prior approval from the company’s shareholders other than the significant shareholder with which the company is entering into a transaction. In addition, the rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation and judicial precedent in many United States and European jurisdictions (e.g., class actions are generally not available to shareholders under Bermuda law). Such differences, among others, between corporate law applicable in Bermuda, the United States and Europe may result in different securityholder rights and obligations than securityholders might otherwise expect under United States and European laws.

Judgments of United States courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Irish courts.

An investor in the U.S. may find it difficult to:

•	effect service of process within the U.S. against us and our non-U.S. resident directors and officers;

•	enforce United States court judgments based upon the civil liability provisions of the United States federal securities laws against us and our non-U.S. resident directors and officers in Ireland; or

•	bring an original action in an Irish court to enforce liabilities based upon the U.S. federal securities laws against us and our non-U.S. resident directors and officers.

Legislation enacted in Bermuda as to Economic Substance may affect our operations.

Pursuant to the Economic Substance Act 2018 (as amended) of Bermuda, or the ES Act, that came into force on January 1, 2019, a registered entity other than an entity which is resident for tax purposes in certain jurisdictions outside Bermuda, or a non-resident entity, that carries on as a business any one or more of the “relevant activities” referred to in the ES Act must comply with economic substance requirements. The ES Act may require in-scope Bermuda entities which are engaged in such “relevant activities” to be directed and managed in Bermuda, have an adequate level of qualified employees in Bermuda, incur an adequate level of annual expenditure in Bermuda, maintain physical offices and premises in Bermuda or perform core income-generating activities in Bermuda. The list of “relevant activities” includes carrying on any one or more of: banking, insurance, fund management, financing, leasing, headquarters, shipping, distribution and service centre, intellectual property and holding entities.

Based on the ES Act currently, for so long as Iterum Bermuda is a non-resident entity, it is not required to satisfy any such economic substance requirements other than providing the Bermuda Registrar of Companies annually information on the jurisdiction in which it claims to be resident for tax purposes together with sufficient evidence to support that tax residence. Although it is presently anticipated that the ES Act will have little material impact on Iterum Bermuda or its operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of the ES Act on Iterum Bermuda.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements about:

•	our use of cash reserves;

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	the potential advantages of our product candidates;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to apply for regulatory approval;

•	the commercialization of our product candidates, if approved;

•	our manufacturing plans;

•	our sales, marketing and distribution capabilities and strategy;

•	market acceptance of any product we successfully commercialize;

•	the pricing, coverage and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business and product candidates;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to defend and enforce any such intellectual property rights;

•	our ability to enter into strategic arrangements, collaborations and/or commercial partnerships in the United States and other territories and the potential benefits of such arrangements;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our expectations regarding how far into the future our cash on hand will fund our ongoing operations;

•	our financial performance;

•	developments relating to our competitors and our industry;

•	our ability to fulfill our obligations under the Exchangeable Notes Indenture and Royalty-Linked Notes Indenture;

•	our expected use of proceeds from the Rights Offering;

•	our ability to continue as a going concern;

•

the impact of COVID-19, including the responsive measures taken by governmental authorities and others, on our clinical trials, on future commercialization of, and future demand for, our products, available funding, our operations and the economy in general, which may precipitate or exacerbate other risks and/or uncertainties;

•	our ability to maintain compliance with listing requirements of The Nasdaq Global Market;

•

the outcome, impact, effects and results of our evaluation of corporate, organizational, strategic, financial and financing alternatives, including the terms, timing, structure, value, benefits and costs of any corporate, organizational, strategic, financial or financing alternative and our ability to complete one at all; and

•

other risks and uncertainties, including those described in the “Risk Factors” section of this prospectus and the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the “Risk Factors” section of this prospectus and any accompanying prospectus supplement. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Quarterly Report on Form 10-Q. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances contained or incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

In addition, statements that “we believe” and similar statements contained or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based upon information that was available to us as of the date such statements were made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

The gross proceeds that we receive from the Rights Offering will depend upon the number of Rights exercised. If 8,400 of the Rights offered are exercised, we expect to receive net proceeds, after deducting estimated fees and expenses, of approximately $6.9 million in the aggregate.

We currently expect that we will use the net proceeds from this offering, together with our cash and cash equivalents, to fund the continued clinical development of sulopenem, the management of potential regulatory filings and for working capital and general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, interactions with the FDA, the timing and costs of seeking regulatory approvals, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management retains broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including term deposits, short term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. In addition, our ability to pay dividends is currently restricted by the terms of our credit facility with Silicon Valley Bank. We do not intend to declare or pay cash dividends on our ordinary shares in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors subject to applicable laws (including the Irish Companies Act 2014, which requires, inter alia, Irish companies to have profits available for distribution (known as distributable reserves) equal to or greater than the amount of the proposed dividend), and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Unless we create sufficient distributable reserves from our business activities, the creation of such distributable reserves would involve a reduction of our share premium account, which would require the approval of 75% of our shareholders present and voting at a shareholder meeting, and of the Irish High Court. Our future ability to pay cash dividends on our shares may also be limited by the terms of any future debt or preferred securities.

THE RIGHTS OFFERING

The following describes the Rights Offering in general and assumes, unless specifically provided otherwise, that you are a record holder of our ordinary shares or eligible warrant holder on the record date. If you hold your shares in a brokerage account or through a dealer or other nominee, please also refer to “—Notice To Brokers and Nominees” below.

Before deciding whether to exercise your Rights, you should carefully read this prospectus, including the information set forth under the heading “Risk Factors” and the information that is incorporated by reference into this prospectus.

General

We and Iterum Bermuda are distributing in the Rights Offering, at no charge to the holders as of the record date of our outstanding ordinary shares and to eligible warrant holders, up to 24,875,322 non-transferable Rights to purchase in the aggregate up to 8,400 Units to be issued by Iterum Bermuda at a subscription price of $1,000 per Unit, for an aggregate purchase price of up to $8.4 million, which amount is approximately equal to the maximum aggregate principal amount of additional notes that may be issued under the applicable indenture under which the Exchangeable Notes and Royalty-Linked Notes will be issued. We are distributing one Right for each outstanding ordinary share and certain ordinary shares deemed outstanding as of the record date. Each Right will entitle the holder thereof to purchase, at the holder’s election and subject to proration as described below, at the Subscription Price, one Unit, consisting of (a) an Exchangeable Note in the original principal amount of $1,000.00 and (b) 50 Royalty-Linked Notes. You may only purchase whole Units in denominations of $1,000.00 per Unit in the Rights Offering.

As required by our directors in connection with the Private Placement, including the directors affiliated with certain of the Private Placement Investors, we agreed to undertake the Rights Offering.

Description of Private Placement

On January 16, 2020, we entered into a securities purchase agreement, or the Purchase Agreement, by and among Iterum Bermuda, as issuer, Iterum Therapeutics plc, as guarantor, Iterum Therapeutics International Limited, as guarantor, Iterum Therapeutics US Limited, as guarantor, and Iterum Therapeutics US Holding Limited, as guarantor, on the one hand, and the following accredited investors, on the other hand, who we refer to collectively as the Private Placement Investors: Advent Life Sciences LLP, Advent Life Sciences Fund II LP, Arix Bioscience Holdings Limited, Canaan X L.P., Frazier Healthcare VII, L.P., Frazier Healthcare VII-A, L.P., New Leaf Ventures III, L.P., New Leaf Biopharma Opportunities II, L.P., Sofinnova Venture Partners IX, L.P., Domain Partners IX, L.P., Pivotal bioVenture Partners Fund I, LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Catapult Fund LLC, Sarissa Capital Hawkeye Fund LP, RA Capital Healthcare Fund, L.P., Blackwell Partners LLC – Series A, Empery Master Onshore, LLC, Empery Tax Efficient, LP, Empery Tax Efficient II, LP, Lincoln Park Capital Fund, LLC, 683 Capital Partners, LP, SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P., 2b LLC, Sabby Volatility Warrant Master Fund, Ltd., S.H.N Financial investments ltd, North Sound Trading, LP, CVI Investments, Inc., Salthill Investors (Bermuda) L.P., Salthill Partners, L.P. and Gary D. Cohn. Pursuant to the Purchase Agreement, Iterum Bermuda issued and sold, and Iterum Therapeutics plc and the Subsidiary Guarantors guaranteed, an aggregate of 51,588 units, or the Private Placement Units, consisting of (i) 6.500% Exchangeable Senior Subordinated Notes due 2025, fully and unconditionally guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc and the Subsidiary Guarantors, issued by Iterum Bermuda in the aggregate original principal amount of approximately $51.6 million, or the Private Placement Exchangeable Notes, and (ii) limited recourse royalty-linked notes, fully and unconditionally guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc and the Subsidiary Guarantors, issued by Iterum Bermuda in the aggregate original principal amount of approximately $0.1 million, or the Private Placement Royalty-Linked Notes, in a private placement to accredited investors. The closing of the Private Placement was consummated on January 21, 2020. The Private Placement Exchangeable Notes were issued pursuant to the same indenture as the Exchangeable Notes issuable pursuant to the Rights Offering. The Private Placement Royalty-Linked Notes were issued pursuant to the same indenture as the Royalty-Linked Notes issuable pursuant to the Rights Offering.

Participation of Our Officers and Other Significant Shareholders

Our executive officers who own ordinary shares, as well as significant shareholders other than Private Placement Investors, are permitted, but not required, to participate in the Rights Offering on the same terms and conditions applicable to all shareholders. Nevertheless, each such executive officer and significant shareholder reserves the right, in his, her or its sole discretion, not to participate in the Rights Offering. Any such executive officer or significant shareholder who subscribes for Units in the Rights Offering will pay $1,000.00 per Unit, the same Subscription Price paid by all other persons who exercise their Rights in the Rights Offering.

Pursuant to the terms of the Purchase Agreement, the Private Placement Investors and their affiliates have agreed not to purchase any Units in the Rights Offering.

Subscription Privilege

Each Right will entitle you to purchase one Unit at the Subscription Price of $1,000.00 per Unit. We are distributing one Right for each outstanding ordinary share and certain deemed outstanding shares. You may exercise all or a portion of your Rights for whole Units only or you may choose not to exercise any of your Rights at all. You may only purchase whole Units at the Subscription Price in the Rights Offering.

While each Right entitles you to purchase one Unit, we are only seeking to raise $8.4 million in gross proceeds in this Rights Offering. As a result, based on 24,875,322 ordinary shares outstanding (and deemed outstanding in the case of eligible warrants) as of August 5, 2020, we are distributing subscription rights to acquire 24,875,322 Units but will only accept subscriptions for 8,400 Units. However, the amount of Rights that we are distributing includes Rights that are allocated to the Private Placement Investors and their affiliates who, as discussed above, have agreed not to purchase any Units in the Rights Offering.

Accordingly, sufficient Units may not be available to honor your subscription in full or at all. If exercises of subscription rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro rata among the record holders exercising the subscription rights in proportion to the number of ordinary shares each of those record holders owned or were deemed to own on the record date, relative to the number of shares owned or deemed owned on the record date by all record holders exercising the subscription right. If this pro rata allocation results in any record holders receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the subscription rights, then such record holder will be allocated only that number of Units for which the record holder subscribed, and the remaining Units will be allocated among all other record holders exercising their subscription rights on the same pro rata basis described above.

If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or penalty, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Minimum Subscription Amount

There is no minimum subscription amount for the Rights Offering.

Expiration Time and Date

The Rights will expire and will have no value unless exercised prior to 5:00 p.m., New York City time, on August 31, 2020, unless the Subscription Period is extended. We reserve the right to extend the Subscription Period for additional periods in our sole discretion. We will notify you of any extension of the Subscription Period by issuing a press release. You must properly complete the enclosed rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription Agent prior to 5:00 p.m., New York City time, on August 31, 2020, unless the Subscription Period is extended. “Street name” holders should follow the subscription instructions and deadlines set by their broker, dealer, custodian bank or other nominee. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time, on the expiration of the Subscription Period. We will not be obligated to honor any purported exercise of Rights which the Subscription Agent receives after the expiration of the Subscription Period, regardless of when you sent the documents regarding that exercise. Exchangeable Notes and Royalty-Linked Notes purchased in the Rights Offering will be issued through DTC or, for non-DTC participants through the Subscription Agent, and any payment of the aggregate Subscription Price for Units not allocated or validly purchased will be returned, without interest or penalty, as soon as practicable following the expiration of the Subscription Period. The Company expects to deliver the Exchangeable Notes and Royalty-Linked Notes to record holders on or about September 8, 2020.

Amendment, Extension or Cancellation

We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period; however, we do not intend to do so. We may cancel or withdraw the Rights Offering at any time prior to the expiration of the Subscription Period and for any reason. If we cancel or withdraw the Rights Offering, in whole or in part, all Rights will expire without value, and all payments of the aggregate Subscription Price received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

Any amendment, extension or cancellation of the Rights Offering will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. See “Risk Factors—Risks Related to the Rights Offering—We may amend the terms of the Rights Offering or modify the Subscription Period of the Rights Offering at any time prior to the expiration of the Subscription Period.”

Segregated Account; Return of Funds

The Subscription Agent will hold funds received in payment for Units in a segregated account pending closing of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is closed or is cancelled. If the Rights Offering is cancelled for any reason or fundamentally amended or revised, the Subscription Agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Transferability of Rights

The Rights are not transferable. You may not sell, transfer or assign your Rights to anyone else. The Rights will not be listed on the Nasdaq Global Market or any other stock exchange or market or on the OTC Bulletin Board.

No Revocation or Change

Once you submit the form of rights certificate to exercise any Rights, you are not allowed to revoke, cancel or change the exercise of your Rights or request a refund of monies paid. All exercises of Rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase the Exchangeable Notes and Royalty-Linked Notes underlying the Rights offered pursuant to the Rights Offering.

Procedures for Exercising Rights

To exercise your Rights, you must take the following steps:

•

If you are a record holder of our ordinary shares or eligible warrant holder and wish to participate in the Rights Offering, you must deliver a properly completed and signed rights certificate, together with payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9), to the Subscription Agent before 5:00 p.m., New York City time, on August 31, 2020, the expiration of the Subscription Period, unless such date is extended by us.

Please follow the delivery instructions on the rights certificate. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO ITERUM THERAPEUTICS PLC OR ITERUM THERAPEUTICS BERMUDA LIMITED. You are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of your aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9) in respect of the Rights you intend to exercise. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent so that the Subscription Agent receives them by 5:00 p.m., New York City time, on August 31, 2020, unless such date is extended by us.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty.

If you send a payment that is insufficient to exercise the subscription amount or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period.

You will not receive interest on any payments refunded to you under the Rights Offering.

•

If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, then your broker, dealer, custodian bank or other nominee is the record holder of the rights you own. Your broker, dealer, custodian bank or other nominee will notify you of the Rights Offering. The record holder must exercise the Rights and send payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) on your behalf. If you wish to exercise Rights in the Rights Offering, you should contact your broker, dealer, custodian bank or nominee as soon as possible. You will not receive a rights certificate from us. Please follow the instructions of your broker, dealer, custodian bank or other nominee. Your broker, dealer, custodian bank or other nominee may establish a submission deadline that may be before the expiration of the Subscription Period.

If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time, on the expiration of the Subscription Period.

Instructions for Completing your Rights Certificate

You should read the instruction letter carefully and strictly follow it. DO NOT DELIVER COMPLETED RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO ITERUM THERAPEUTICS PLC OR ITERUM THERAPEUTICS BERMUDA LIMITED.

We will not consider your subscription to exercise your Rights received until the Subscription Agent has received delivery of a properly completed and duly executed rights certificate, payment of the aggregate Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees) and any other materials required pursuant to the instruction letter that accompanies the rights certificate (including, but not limited to, a completed Form W-8 or W-9). The risk of delivery of all documents and payments is borne by you or your broker, dealer, custodian bank or other nominee, not by the Subscription Agent or us.

The method of delivery of rights certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the risk of the shareholder. If sent by mail, we recommend that you send rights certificates and payments by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the expiration of the Subscription Period.

Payment Methods

Payments submitted to the Subscription Agent must be made in full in U.S. currency by:

•	Personal check drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc)”; or

•	wire transfer to the account information set forth on the rights certificate for the benefit of “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc)”.

To be effective, any payment related to the exercise of a Right must be received by the Subscription Agent and clear prior to the expiration of the Subscription Period. You are responsible for all bank or similar fees and charges related to payment by check or wire transfer. You are also responsible for obtaining payment in proper form of the aggregate Subscription Price in respect of the Rights you intend to exercise, notwithstanding any limitations on the amount of payment that may be imposed by the institution facilitating your chosen form of payment.

Payment of the Subscription Price related to the exercise of a Right received after the expiration of the Subscription Period will not be honored, and the Subscription Agent will return your payment to you, without interest or penalty, as soon as practicable.

The Subscription Agent will be deemed to receive payment of the Subscription Price related to the exercise of a Right upon:

•	receipt by the Subscription Agent of personal check drawn against a U.S. bank payable to “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc)”; or

•

receipt by the Subscription Agent of the wire transfer to the account information set forth on the rights certificate for the benefit of “Computershare Trust Company, N.A. (acting as Subscription Agent for Iterum Therapeutics plc).”

You are responsible for all bank or similar fees and charges related to payment by check or wire transfer.

Missing or Incomplete Subscription Information

If you do not indicate the number of Rights being exercised or do not forward full payment of the total Subscription Price for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised your Rights solely with respect to the maximum number of Rights that may be exercised with the payment of your aggregate Subscription Price you delivered to the Subscription Agent. If we do not apply your full Subscription Price payment to your purchase of the Units, we or the Subscription Agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration of the

Subscription Period. If you send a payment that is insufficient to exercise or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

Notice To Brokers and Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares for the account of others on the record date of the Rights Offering, you should notify the respective beneficial owners of such shares of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. You should obtain instructions from the beneficial owner with respect to their Rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the Subscription Agent with the proper payment of the Subscription Price. If you hold our ordinary shares for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our ordinary shares on the record date for the Rights Offering, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your Rights Offering materials. If you did not receive this form, you should contact the Subscription Agent to request a copy.

No Fractional Units

We will not issue fractional Units.

Tax Treatment of Rights Distribution

The U.S. federal income tax treatment of the receipt, exercise and expiration of the Rights is subject to uncertainty. See “Material Tax Consequences.”

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF RIGHTS IN THIS OFFERING AND THE EXERCISE OF THE RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

No Recommendation to Rights Holders

None of our board of directors, Subscription Agent or Information Agent is making any recommendation regarding your exercise of Rights in the Rights Offering or the sale or transfer of the Exchangeable Notes or Royalty-Linked Notes or ordinary shares issuable upon exchange of the Exchangeable Notes. Further, we have not authorized anyone to make any recommendation. Holders who exercise Rights will incur investment risk on new money invested. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in, or incorporated by reference in, this prospectus, as it may be supplemented from time to time. See “Risk Factors” in this prospectus and in any document incorporated by reference into this prospectus.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Rights, including all bank or similar fees and charges related to payment by check or wire transfer. Neither the Subscription Agent, the Information Agent nor we will pay such commissions, fees, taxes, expenses or other charges.

Our Decisions are Binding

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by us. Our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time that we may determine. We may also, in our sole discretion, reject the attempt to exercise any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within the time that we determine. Neither we nor the Subscription Agent or the Information Agent will be under any duty to give notice of any defect or irregularity in connection with the submission of rights certificates.

Subscription Agent

Computershare Trust Company, N.A. is acting as the Subscription Agent for the Rights Offering under an agreement with us. All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered to Computershare Trust Company, N.A. as follows:

By First Class Mail:	By Overnight Courier:

Computershare Trust Company, N.A. Attn Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn Corporate Actions – Suite V 150 Royall St. Canton, MA 02021

Information Agent

Georgeson LLC is acting as the Information Agent for the Rights Offering under an agreement with us.

If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please contact the Information Agent at the following address and telephone number:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor,

New York, NY 10104

Toll Free in the U.S. and Canada: (888) 607-6511

For Calls Outside the U.S. and Canada: +1 (781) 575-2137

Other Matters

This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Rights, the Units, the Exchangeable Notes, the Royalty-Linked Notes and the ordinary shares issuable upon exchange of the Exchangeable Notes nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from Rightholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Exchangeable Notes and Royalty-Linked Notes you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights, you will not be able to participate in the Rights Offering.

DESCRIPTION OF UNITS

The following description summarizes certain terms of the Units, which consist of Exchangeable Notes and Royalty-Linked Notes. This description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Exchangeable Notes, the Exchangeable Notes Indenture, the Royalty-Linked Notes and the Royalty-Linked Notes Indenture, which are filed as exhibits to the registration statement of which this prospectus constitutes a part. We will provide copies of these documents to you upon request.

In the Rights Offering, we are accepting subscriptions for 8,400 Units, with each Unit consisting of (a) an Exchangeable Note in the original principal amount of $1,000.00 and (b) 50 Royalty-Linked Notes. You may only purchase whole Units in denominations of $1,000.00 per Unit in the Rights Offering. If 8,400 of the Rights offered are exercised in the Rights Offering, the purchase of Units will result in the issuance of $8.4 million aggregate original principal amount of Exchangeable Notes and approximately $16,800 aggregate principal amount of Royalty-Linked Notes.

The Units will not be transferable, issued as a separate security or listed on any exchange. The components of the Units will immediately separate from one another upon the closing of the Rights Offering such that the Exchangeable Notes and Royalty-Linked Notes will constitute separate securities and will be issued and transferable separately.

Any subscription for Units that is accepted will be settled by the issuance and delivery of the components of the Units.

DESCRIPTION OF EXCHANGEABLE NOTES

We will issue the Exchangeable Notes as additional notes under an indenture dated as of January 21, 2020, or the Exchangeable Notes Indenture, between us as Exchangeable Notes issuer, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, and Iterum Therapeutics US Holding Limited as guarantors and U.S. Bank National Association, as trustee, or the EN Trustee. The Private Placement Exchangeable Notes were also issued pursuant to the Exchangeable Notes Indenture.

The following description is a summary of the material provisions of the Exchangeable Notes and the Exchangeable Notes Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to the provisions of the Exchangeable Notes and the Exchangeable Notes Indenture, including the definitions of certain terms used in the Exchangeable Notes Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Exchangeable Notes.

You may request a copy of the Exchangeable Notes Indenture from us as described under “Where You Can Find More Information.”

As used in this Description of Exchangeable Notes, the terms “Iterum Bermuda,” “we,” “our” and “us” refer to Iterum Therapeutics Bermuda Limited, references to “Iterum” refer to Iterum Therapeutics plc, references to the “Subsidiary Guarantors” refer to Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited and references to the “Guarantors” refer to Iterum and the Subsidiary Guarantors. References to Iterum, the Subsidiary Guarantors or the Guarantors do not, unless the context otherwise indicates, include their subsidiaries.

General

The Exchangeable Notes will:

•	be our general unsecured, senior obligations;

•	be subordinated our and the Guarantors’ obligations to Silicon Valley Bank as described below under “—Subordination”;

•	be guaranteed on a senior subordinated basis by Iterum and the Subsidiary Guarantors;

•	be limited to an aggregate principal amount of $60 million;

•	bear simple, non-compounding interest from the issuance of the Exchangeable Notes upon the closing of the Rights Offering, at an annual rate of 6.500%, payable on the maturity date;

•	be redeemable at our option as described below under “—Optional Redemption”;

•

be subject to repurchase by us at the option of the holders following a Fundamental Change occurring prior to January 15, 2025 at a repurchase price equal to the Fundamental Change repurchase price (as described below under “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”);

•	mature on January 31, 2025, unless earlier exchanged, redeemed or repurchased in accordance with their terms;

•	be issued in denominations of $1,000 and multiples of $1,000; and

•

be represented by one or more registered Exchangeable Notes in global form, but in certain limited circumstances may be represented by Exchangeable Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the Exchangeable Notes may be exchanged at an initial exchange rate of 1,000 ordinary shares of Iterum, or Ordinary Shares, per $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes being exchanged (equivalent to an initial exchange price of approximately $1.00 per Ordinary Share). In addition, the Exchangeable Notes will be automatically exchanged following the occurrence of the Mandatory Exchange Trigger Event (as defined below under “—Exchange Rights—Mandatory Exchange”). The exchange rate is subject to adjustment if certain events occur.

We will settle exchanges of Exchangeable Notes by paying or delivering, as the case may be, cash, Ordinary Shares or a combination of cash and Ordinary Shares, at our election, as described under “—Exchange Rights—Settlement upon Exchange.” You will not receive any separate cash payment for interest, including special interest, if any, accrued and unpaid to the exchange date.

The Exchangeable Notes will have original issue discount, or OID, for U.S. federal income tax purposes equal to the excess of an Exchangeable Note’s stated redemption price at maturity over its issue price. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Exchangeable Notes—Interest and OID on the Exchangeable Notes.”

The Exchangeable Notes Indenture does not contain any financial covenants and does not restrict us, Iterum or the Subsidiary Guarantors from paying dividends. Other than the restrictions described under “—Certain Covenants”, “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes” and “—Consolidation, Merger or Sale of Assets” below, the Exchangeable Notes Indenture does not contain any covenants or other provisions designed to afford holders of the Exchangeable Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the Exchangeable Notes Indenture and issue additional Exchangeable Notes under the Exchangeable Notes Indenture with the same terms as the Exchangeable Notes offered hereby (except for the issue date, issue price and, in some cases, the initial interest accrual date); provided that if any such additional Exchangeable Notes are not fungible with the Exchangeable Notes initially offered hereby for U.S. federal income tax and securities law purposes, such additional Exchangeable Notes will have one or more separate CUSIP numbers.

We do not intend to list the Exchangeable Notes on any securities exchange or any automated dealer quotation system, except that we will use our commercially reasonable efforts to procure approval for the listing of the Exchangeable Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange Listing Regulations.

References in this prospectus to a “holder” or “holders” of Exchangeable Notes that are held through DTC are references to owners of beneficial interests in such Exchangeable Notes, unless the context otherwise requires. However, we and the EN Trustee will treat the person in whose name the Exchangeable Notes are registered (Cede & Co., in the case of Exchangeable Notes held through DTC) as the owner of such Exchangeable Notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all Exchangeable Notes surrendered for payment, repurchase (including as described below), exchange for cash, ordinary shares or a combination or registration of transfer or exchange, if surrendered to any person other than the EN Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the EN Trustee for cancellation. All Exchangeable Notes delivered to the EN Trustee shall be cancelled promptly by the EN Trustee. Except as expressly permitted by any of the provisions of the Exchangeable Notes Indenture, no Exchangeable Notes shall be authenticated in exchange for any Exchangeable Notes cancelled as provided in the Exchangeable Notes Indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Exchangeable Notes are surrendered to us), repurchase Exchangeable Notes in the open market or otherwise, whether by us, Iterum or our or its subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Exchangeable Notes so repurchased (other than Exchangeable Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the EN Trustee for cancellation, and they will no longer be considered “outstanding” under the Exchangeable Notes Indenture upon their repurchase.

Payments on the Exchangeable Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay or cause the paying agent to pay the principal of, and interest on, Exchangeable Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay or cause the paying agent to pay the principal of any certificated Exchangeable Notes at the office or agency designated by us for that purpose. We have initially designated the EN Trustee as our paying agent and registrar and its corporate trust office as a place where Exchangeable Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Exchangeable Notes, and we may act as paying agent or registrar. Any interest on certificated Exchangeable Notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these Exchangeable Notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant interest record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of Exchangeable Notes may transfer or exchange Exchangeable Notes at the office of the registrar in accordance with the Exchangeable Notes Indenture. The registrar and the EN Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the EN Trustee or the registrar for any registration of transfer or exchange of Exchangeable Notes, but we, the EN Trustee or the registrar may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Exchangeable Notes Indenture. We are not required to transfer or exchange any note surrendered for exchange for cash, Ordinary Shares or a combination of cash and Ordinary Shares, required repurchase or redemption (except the unredeemed portion of any note being redeemed in part).

The registered holder of a note will be treated as its owner for all purposes.

Regular Interest; Special Interest

The Exchangeable Notes will bear simple, non-compounding interest at a rate of 6.500% per year from the issuance of the Exchangeable Notes upon the closing of the Rights Offering to, but excluding, the maturity date. Interest will be payable on the maturity date, which we refer to as the interest payment date.

Interest will be paid to the person in whose name a note is registered at the close of business on January 15, 2025, or the interest record date. Interest on the Exchangeable Notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, redemption date, the maturity date or any earlier required Fundamental Change repurchase date of an Exchangeable Note falls on a day that is not a business day, the required payment will be made on the immediately following business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Exchangeable Note, any day other than (a) a Saturday, (b) a Sunday, (c) a day on which the Federal Reserve Bank of New York or banking institutions in London or Bermuda are authorized or required by law or executive order to close or be closed or (d) solely for purposes of the first sentence of this paragraph, a day on which banking institutions in the location of the EN Trustee or paying agent, as the case may be, are authorized or required by law to close. All references to interest in this Description of Exchangeable Notes include special interest, if any, and all references to special interest in this Description of Exchangeable Notes refer solely to interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The Exchangeable Notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Exchangeable Notes. The Exchangeable Notes will rank equal in right of payment (subject to the limitations described herein and in the Exchangeable Notes Indenture) with all of our existing and future liabilities that are not so subordinated (other than certain liabilities that are preferred under applicable law), including the Private Placement Notes and the Royalty-Linked Notes. The Exchangeable Notes will, subject to the terms of the Exchangeable Notes Indenture, be subordinated to our Senior Debt (as defined below under “—Subordination”). The Exchangeable Notes will effectively rank junior to any of our secured indebtedness, including our obligations under the Loan Agreement, to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Exchangeable Notes only after all indebtedness under such secured debt has been repaid in full from such assets. The Exchangeable Notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, if any. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Exchangeable Notes then outstanding.

As of June 30, 2020, we had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. This included $51.6 million principal amount of indebtedness under the Private Placement Notes. After giving effect to the issuance of the Exchangeable Notes and Royalty-Linked Notes (assuming all of the Rights offered are exercised), our total principal amount of indebtedness would have been approximately $71.7 million.

We may not be able to pay the cash portion of any settlement amount upon exchange of the Exchangeable Notes, or to pay cash for a redemption or for the Fundamental Change repurchase price if a holder requires us to repurchase Exchangeable Notes upon a Fundamental Change as described below. See “Risk Factors—Risks Related to the Exchangeable Notes—We may not have the ability to raise the funds necessary to settle exchanges of the Exchangeable Notes in cash or to repurchase the Exchangeable Notes upon a Fundamental Change, and the Loan Agreement and our future debt may limit our ability to pay cash upon exchange or repurchase of the Exchangeable Notes.”

Guarantees

Guarantee by Iterum

The principal of (including the redemption price and Fundamental Change repurchase price, if applicable), exchange obligations with respect to, and interest on, the Exchangeable Notes and all of our other obligations under the Exchangeable Notes Indenture and the Exchangeable Notes, which we refer to together as the Guarantee Obligations, are fully and unconditionally guaranteed on an unsecured basis by Iterum.

The guarantee by Iterum of the Exchangeable Notes ranks equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Iterum (other than certain liabilities that are preferred under applicable law), including Iterum’s guarantees of the Private Placement Notes and the Royalty-Linked Notes. The guarantee is subordinated to Iterum’s Senior Debt. The guarantee is effectively subordinated to Iterum’s secured indebtedness, including its obligations under the Loan Agreement, to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of Iterum’s subsidiaries to the extent such subsidiaries do not guarantee the Exchangeable Notes.

As of June 30, 2020, Iterum and its subsidiaries (including the Subsidiary Guarantors) on a consolidated basis had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. This included $51.6 million principal amount of indebtedness under the Private Placement Notes. After giving effect to the issuance of the Exchangeable Notes and Royalty-Linked Notes (assuming all of the Rights offered are exercised), Iterum’s total principal amount of consolidated indebtedness would have been approximately $71.7 million.

The ability of Iterum’s subsidiaries, including the Subsidiary Guarantors, to pay dividends and make other payments to Iterum are restricted by the Loan Agreement and may be restricted by any future debt instruments, applicable corporate and other laws and regulations as well as agreements to which its subsidiaries may become a party.

Guarantees by Subsidiary Guarantors

The Guarantee Obligations are fully and unconditionally guaranteed on an unsecured basis by the Subsidiary Guarantors, except that the Subsidiary Guarantors’ guarantees only include obligations to make cash payments of amounts due in accordance with the terms of the Exchangeable Notes Indenture and do not include the performance of any obligation by us or Iterum to issue or deliver the Exchangeable Notes or any Ordinary Shares.

The guarantees by the Subsidiary Guarantors of the Exchangeable Notes rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Subsidiary Guarantors (other than certain liabilities that are preferred under applicable law), including the Subsidiary Guarantors’ guarantees of the Private Placement Notes and the Royalty-Linked Notes. The guarantees are subordinated to the Subsidiary Guarantors’ Senior Debt. The guarantees are effectively subordinated to the Subsidiary Guarantors’ secured indebtedness, including their obligations under the Loan Agreement, to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of the Subsidiary Guarantors’ subsidiaries to the extent such subsidiaries do not guarantee the Exchangeable Notes.

As of June 30, 2020, the Subsidiary Guarantors had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. The Subsidiary Guarantors’ indebtedness included guarantees of $51.6 million principal amount of our indebtedness under the Private Placement Notes. After giving effect to the issuance of the Exchangeable Notes and the Royalty-Linked Notes (assuming all of the Rights offered are exercised), the Subsidiary Guarantors’ total principal amount of indebtedness would have been approximately $71.7 million.

Scope and Limitations of Guarantees

Each guarantee will be a continuing guarantee and shall (i) remain in full force and effect until the payment in full and satisfaction of the Guarantee Obligations, (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the EN Trustee, the holders and their permitted successors, transferees and assigns.

The Exchangeable Notes Indenture provides that the obligations of each Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the Guarantee Obligations of the Guarantors under the guarantees not constituting a fraudulent transfer or conveyance. With respect to the Subsidiary Guarantors, the guarantees do not apply to any liability to the extent that it would result in the guarantees constituting unlawful financial assistance within the meaning of section 82 the Irish Companies Act 2014, as amended.

Subordination

The indebtedness evidenced by Exchangeable Notes and the Guarantee Obligations are each subordinated to the prior payment in full of all Senior Debt. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any Senior Debt or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, we and the Guarantors may not make any payments (including principal payments and interest payments) on the Exchangeable Notes. In the event that any Exchangeable Notes are declared due and payable before their maturity date, the holders of Senior Debt will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt before the holders of the Exchangeable Notes are entitled to receive any payment by us or the Guarantors on account of the principal of (or premium, if any) or interest or other amounts due on the Exchangeable Notes or on account of the purchase or other acquisition of Exchangeable Notes. In addition, upon any payment or distribution of assets upon any dissolution, winding-up, liquidation or reorganization of us or any of the Guarantors, the payment of the principal of and interest and other amounts due on the Exchangeable Notes will be subordinated to the extent provided in the Exchangeable Notes Indenture in right of payment to the prior payment in full of all Senior Debt. Because of this subordination, if we or the Guarantors dissolve or otherwise liquidate, holders of the Exchangeable Notes may receive less, ratably, than holders of the Senior Debt. The subordination provisions of the Exchangeable Notes Indenture do not prevent the occurrence of an event of default under the Exchangeable Notes Indenture.

“Senior Debt” means (i) all of our obligations and the obligations of the Guarantors to Silicon Valley Bank now existing or hereafter arising, including the obligations pursuant to the Loan Agreement, together with all costs of collecting such obligations, (ii) all obligations now existing or hereafter arising under any agreement in connection with the provision by Silicon Valley Bank of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, (iii) all interest accruing after the commencement by or against us or any of the Guarantors of any bankruptcy, reorganization or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding and (iv) any obligations of ours or the Guarantors hereafter arising that we or the applicable Guarantor designate as “Senior Debt”; provided, however, that the aggregate principal amount of any such indebtedness will not exceed $50,000,000 outstanding at any time.

As of June 30, 2020, there was $10.9 million principal amount of outstanding Senior Debt.

Finance Company

Iterum Bermuda is a finance subsidiary of Iterum with no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the Royalty-Linked Notes and the Exchangeable Notes issued in the Private Placement and being offered hereby, and intra-group loans made and expected to be made by Iterum Bermuda to Iterum with the net proceeds from the Private Placement and, if any, from the offering of the Royalty-Linked Notes and the Exchangeable Notes in the Rights Offering. The intra-group loan of the net proceeds of the Exchangeable Notes issued in the Private Placement is, and any future intra-group loans of the proceeds of the Exchangeable Notes issued in the Rights Offering will be, on identical payment terms to the Exchangeable Notes Indenture (albeit only capable of being cash settled). Therefore when a payment is required by Iterum Bermuda under the terms of the Exchangeable Notes, an identical amount will automatically become due and owing by Iterum to Iterum Bermuda under the intra-group loan. As a result, the ability of Iterum Bermuda to meet its obligations under the Exchangeable Notes is limited, and investors in the Exchangeable Notes will be primarily dependent on Iterum’s ability to repay the intra-group loans made and expected to be made and Iterum’s and the Subsidiary Guarantors’ guarantees. Thus, investors in the Exchangeable Notes will be primarily dependent on the future performance, the results of operations and financial condition of Iterum and its consolidated subsidiaries for any cash payments by Iterum Bermuda in satisfaction of its obligations under the Exchangeable Notes.

Optional Redemption

No “sinking fund” is provided for the Exchangeable Notes, which means that we are not required to redeem or retire the Exchangeable Notes periodically. At any time on or after the earliest of (i) January 21, 2021, (ii) the consummation of a Fundamental Change and (iii) the date that Iterum enters into a definitive agreement relating to a Fundamental Change that has been approved by the board of directors of Iterum, and in each case upon receipt of written consent of the holders of the Senior Debt while the Senior Debt remains outstanding, we may redeem for cash all or any portion of the Exchangeable Notes, at our option, at the redemption price.

The redemption price will be equal to (i) 300% of the outstanding principal amount of Exchangeable Notes being redeemed if the redemption date occurs prior to the Redemption Payment Trigger Event (as defined below), (ii) 115% of the outstanding principal amount of such Exchangeable Notes if the redemption date occurs on or after the Redemption Payment Trigger Event or (iii) notwithstanding clause (ii), if a Change of Control Transaction (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”) is consummated prior to or within 120 days after the applicable redemption date, the Change of Control Price (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes”), plus, in the case of each of clauses (i)-(iii), accrued and unpaid interest on such notes to be redeemed, if any, to, but excluding, the redemption date (unless the redemption date falls after the interest record date but on or prior to the interest payment date, in which case interest accrued to the interest payment date will be paid to holders of record of such notes as of the close of business on such interest record date).

For the purpose of the preceding paragraph, “Redemption Payment Trigger Event” means the first date on which both (i) Iterum (or an affiliate thereof) has received approval of a new drug application and, if applicable, a supplemental new drug application (or, in each case, any successor form or application having substantially the same effect with respect to the approval of a drug for marketing and sale) by the U.S. Food and Drug Administration with respect to a Product for the treatment of uncomplicated urinary tract infection, or uUTI, and/or complicated urinary tract infection, or cUTI, and (ii) there has been a commercial sale of a Product in the United States following approval by the U.S. Food and Drug Administration as provided in clause (i) above. “Product” means either sulopenem etzadroxil and probenecid combined in a single bilayer tablet being developed by Iterum for oral administration or the sulopenem antibiotic being developed by Iterum for intravenous delivery.

We or the EN Trustee will provide not less than 60 nor more than 70 scheduled trading days’ notice before the redemption date to each holder of Exchangeable Notes; provided that if we elect physical settlement in such notice of redemption in respect of all exchanges with an exchange date that occurs on or after the date such notice of redemption is provided and before the related redemption date in accordance with the provisions described in the third paragraph under the caption “—Exchange Rights—Settlement upon Exchange”, we or the EN Trustee may provide such notice not less than 30 nor more than 45 calendar days before such redemption date.

A notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 80 days (or, if we elect to settle all exchanges with an exchange date that occurs on or after the date of the redemption notice and before the related redemption date by physical settlement, then 50 days) following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).

If we decide to redeem fewer than all of the outstanding Exchangeable Notes, the EN Trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the EN Trustee considers to be fair and appropriate or as required by the rules and procedures of the applicable depositary. If the EN trustee selects a portion of your Exchangeable Notes for partial redemption and you exchange a portion of the same note, the exchanged portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, we will not be required to register the transfer of or exchange any Exchangeable Note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

We may not call the Exchangeable Notes for redemption if the redemption date would fall after the maturity date. In addition, no Exchangeable Notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).

Certain Covenants

The Exchangeable Notes Indenture contains negative covenants which, among other things and subject to specified exceptions, prohibit us and the Guarantors (and their subsidiaries) from:

•	creating, incurring, issuing or assuming, directly or indirectly, any new indebtedness that is not Permitted Indebtedness (as defined below);

•

solely with respect to Iterum, directly or through any affiliate, redeeming, repurchasing or otherwise acquiring any of capital stock, except (i) redemptions, repurchases or other acquisitions of the capital stock of current or former employees, directors or consultants (or their estates or beneficiaries under their estates) pursuant to stock repurchase agreements, stock purchase plans, restricted stock agreements, stock rights plans, director or consultant stock option plans, or similar plans, or otherwise upon such person’s death, disability, retirement or termination of employment (for cash, by the cancellation of indebtedness or otherwise), (ii) any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the capital stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, (iii) conversions of any convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof or conversion of preferred shares into ordinary shares, and (iv) cash payments in lieu of the issuance of fractional shares upon conversion of convertible securities;

•	issuing or authorizing the issuance of any convertible or redeemable securities, other than the Exchangeable Notes and the Royalty-Linked Notes;

•

entering into new joint ventures, collaborations, exclusive selling arrangements, strategic alliances or other similar partnerships or selling, transferring or assigning any assets that are material to the business of the Guarantors and their subsidiaries, taken as a whole, other than (i) sales, transfers or assignments of assets as among us and any Guarantor or among Guarantors, (ii) sales of inventory in the ordinary course of the business of the Guarantors and their Subsidiaries, (iii) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in conduct of their business or (iv) transactions wholly outside the United States involving development, marketing, distribution, services, sponsored research, collaboration, technology licensing or co-promotion agreements, strategic alliances or other non-U.S. corporate partnering transactions, including, sub-licensing or assignment of any non-U.S. rights under the Pfizer License;

•

undergoing a Change of Control Transaction, other than a Change of Control Transaction in which each holder of an outstanding Exchangeable Note or Private Placement Exchangeable Note receives cash consideration of at least 300% of the outstanding principal amount of such note;

•

entering into any amendment of, waiving any rights under, agreeing to the termination of any rights or provisions under, or agreeing to the assignment of any rights or delegation of duties under the Pfizer License, unless such amendment, waiver, termination, assignment or delegation (i) is in connection with a Change of Control Transaction, (ii) would not adversely affect the rights or interests of the holders or (iii) is solely for purposes of a transaction described in clauses (i), (ii), (iii) or (iv) of the fourth bullet above;

•

acquiring (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any business, division, securities or material assets, other than the acquisition of assets and materials in the ordinary course of business;

•

making certain loans, advances or capital contributions to, or investments in, any other person, other than (i) advances of expenses to employees or contractors in the ordinary course of business, (ii) the formation of one or more new wholly-owned Subsidiary for the purposes of continuation of the existing business of the Guarantors and their Subsidiaries, or (iii) loans, advances or capital contributions to and among the Guarantors, between us and the Guarantors or between us or the Guarantors and their wholly-owned Subsidiaries;

•	entering into transactions with a significant shareholder (as defined in the Exchangeable Notes Indenture); or

•

changing or amending the terms of any subordinated indebtedness unless such change or amendment is permitted pursuant to the definition of “Permitted Indebtedness” or does not materially and adversely affect the rights or interests of the holders of the Exchangeable Notes and the Private Placement Exchangeable Notes.

In addition, the Exchangeable Notes Indenture prohibits Iterum from, subject to certain exceptions, redeeming, repurchasing or otherwise acquiring any of its capital stock.

We or the Guarantors (as applicable) may only take any of these prohibited actions after first providing the holders of the Exchangeable Notes with at least 10 days’ prior written notice thereof and obtaining the consent of the holders representing at least the Specified Percentage of the aggregate principal amount of Exchangeable Notes (including the Private Placement Exchangeable Notes) outstanding, which consent will be subject to a veto right of the holders of 30% of the outstanding notes which must include Sarissa so long as Sarissa owns at least 10% of the outstanding notes issued under the Exchangeable Notes Indenture. “Specified Percentage” means (1) sixty-six and two-thirds percent (66 2/3%) or (2) fifty percent (50%) if greater than 50% of the initial aggregate principal of all Private Placement Exchangeable Notes has been exchanged.

“Permitted Indebtedness” means, subject to the terms of the Exchangeable Notes Indenture, (a) indebtedness in respect of the Exchangeable Notes, the Royalty-Linked Notes and the Private Placement Notes; (b) the Guarantors’ and any of their subsidiaries’ debt or credit facilities, including (i) the Loan Agreement, and any replacement, refinancing or modification thereof, (ii) additional indebtedness incurred under the Loan Agreement and (iii) any other indebtedness; provided that the aggregate principal amount of such indebtedness does not exceed $50,000,000; (c) subordinated indebtedness incurred by the Guarantors or any of their subsidiaries; provided that the aggregate principal amount of such indebtedness does not exceed $15,000,000; (d) unsecured indebtedness owed to trade creditors incurred by the Guarantors or any of their subsidiaries in the ordinary course of business; (e) indebtedness consisting of finance lease obligations (in accordance with U.S. generally accepted accounting principles), equipment financing and purchase money indebtedness, in each case incurred by the Guarantors or one of their subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets; provided that the aggregate principal amount of such indebtedness does not exceed $15,000,000; (f) obligations of the Guarantors or their subsidiaries with respect to (i) corporate credit cards in the ordinary course of business, (ii) certain agreements designated to protect against fluctuation in interest rates, currency exchange rates or commodity prices and not used for speculative purposes, or (iii) certain letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts and similar instruments issued in the ordinary course of business; (g) deposits held in escrow accounts or held by landlords, for real estate leases issued for the account of the Guarantors or any of their subsidiaries in the ordinary course of business; (h) (i) indebtedness owed by us or the Guarantors to a wholly-owned subsidiary, (ii) indebtedness owed to us or the Guarantors by a wholly-owned subsidiary and (iii) indebtedness owed by a Guarantor to another Guarantor or to us;

(i) indebtedness of the Guarantors or one of their subsidiaries consisting of the financing of insurance premiums in the ordinary course of business; (j) unsecured indebtedness in the form of regulatory approval milestone payments arising under or related to the Pfizer License; (k) indebtedness arising from agreements of the Guarantors or one of their subsidiaries entered into in accordance with the terms of the Exchangeable Notes Indenture, providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or capital stock of the Guarantors or any of their subsidiaries; (l) indebtedness of the Guarantors or any of their subsidiaries in respect of netting services, overdraft protection and otherwise in connection with deposit accounts, in each case, incurred in the ordinary course of business; (m) indebtedness representing deferred compensation to employees of the guarantors or any of their subsidiaries incurred in the ordinary course of business; (n) indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business by the Guarantors or any one of their subsidiaries; (o) indebtedness incurred by the Guarantors or one of their subsidiaries under customs bonds incurred in the ordinary course of business, to secure payments of customs duties in connection with the importation of goods that are promptly paid before they become due; and (p) replacements, restatements, refundings, refinancings, amendments, supplements, modifications, extensions or renewals of any items in clauses (a) and (c) through (j) of the forgoing.

In addition, the Exchangeable Notes Indenture prohibits us and the Guarantors from directly or indirectly paying or causing to be paid any consideration to any holder of any Exchangeable Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Exchangeable Notes Indenture, the Exchangeable Notes, the guarantees or the Investor Rights Agreement unless such consideration is offered to be paid (or agreed to be paid) and is paid to all holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Exchange Rights

Generally

On or after January 21, 2021 and prior to the earlier of (i) the close of business on the scheduled trading day immediately preceding a mandatory exchange notice (as set forth below under “—Mandatory Exchange”) and (ii) the close of business on the second scheduled trading day immediately preceding the interest record date, the Exchangeable Notes will be exchangeable for cash, Ordinary Shares or a combination of cash and Ordinary Shares.

The exchange rate for the Exchangeable Notes will initially be 1,000 Ordinary Shares per $1,000 of principal of and accrued but unpaid interest on the notes being exchanged (equivalent to an initial exchange price of approximately $1.00 per Ordinary Share). Any accrued and unpaid interest being exchanged will be calculated to include all interest accrued on the Exchangeable Notes being exchanged to, but excluding, the exchange settlement date. Upon exchange of a note, we will satisfy our exchange obligation by paying or delivering, as the case may be, cash, Ordinary Shares or a combination of cash and Ordinary Shares, at our election, all as set forth below under “—Settlement upon Exchange.” If we satisfy our exchange obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and Ordinary Shares, the amount of cash and Ordinary Shares, if any, due upon exchange will be based on a daily exchange value (as defined below) calculated on a proportionate basis for each trading day in a 30-trading-day observation period (as described below below under “—Settlement upon Exchange”). The EN Trustee will initially act as the exchange agent.

A holder may exchange fewer than all of such holder’s Exchangeable Notes so long as the Exchangeable Notes exchanged are a multiple of $1,000 principal amount. Upon exchange, you will not receive any separate cash payment for accrued and unpaid interest except as described below. We will not issue fractional Ordinary Shares upon exchange of Exchangeable Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Exchange.” Our payment and delivery, as the case may be, to you of the cash, Ordinary Shares or a combination thereof, as the case may be, into which a note is exchangeable will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the relevant exchange settlement date.

As a result, accrued and unpaid interest to, but not including, the relevant exchange settlement date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Exchangeable Notes into a combination of cash and Ordinary Shares, any accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.

If a holder exchanges Exchangeable Notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any Ordinary Shares upon the exchange, unless the tax is due because the holder requests any such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Mandatory Exchange

The Exchangeable Notes will be automatically exchanged at the then-applicable exchange rate following the occurrence of the Mandatory Exchange Trigger Event. No later than three business days following the occurrence of the Mandatory Exchange Trigger Event, we or the EN Trustee will deliver a notice of such mandatory exchange to the exchange agent (if other than the EN Trustee) and the holders of Exchangeable Notes. The mandatory exchange notice will (i) state that the Mandatory Exchange Trigger Event has occurred, (ii) state the current exchange rate and the settlement method for the mandatory exchange as elected by us (and, in the case of an election of combination settlement, the Specified Dollar Amount per $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes) and (iii) include the exchange date for the mandatory exchange, which will be the tenth business day following the date of such notice.

Following delivery of the mandatory exchange notice, each holder of an Exchangeable Note must follow the procedure described below under “—Exchange Procedures”, and we will have no obligation to issue the exchange consideration unless such holder has complied with the provisions thereof.

Notwithstanding the forgoing and subject to the terms of the Exchangeable Notes Indenture, in the event we or the EN Trustee deliver a mandatory exchange notice that includes an election of physical settlement or combination settlement, and a holder of an Exchangeable Note (a) notifies us, Iterum and the EN Trustee, after such notice and prior to completion of the mandatory exchange, that such holder would be obligated to make a mandatory offer for the entire issued share capital of Iterum pursuant to Rule 9 of the Irish Takeover Rules as a result of the issuance of Ordinary Shares to the holder upon the mandatory exchange and (b) provides us, Iterum and the EN Trustee with any certifications, representations and other documentation reasonably requested, pursuant to the terms of the Exchangeable Notes Indenture, Iterum will be required to issue to such holder the maximum number of Ordinary Shares that may be issued to such holder without obligating such holder to make a mandatory offer and will not exchange Ordinary Shares for the remaining portion of such Exchangeable Note. In such case, the obligation of Iterum to issue any such additional Ordinary Shares will not be extinguished, and Iterum will be required pursuant to the terms of the Exchangeable Notes Indenture to make such delivery as promptly as practicable after such holder gives notice to us, Iterum and the EN Trustee that such delivery would not result in the holder being obligated to make a mandatory offer for the entire issued share capital of Iterum pursuant to Rule 9 of the Irish Takeover Rules.

“Mandatory Exchange Trigger Event” means the first date, following January 21, 2021 and on or prior to January 1, 2025, on which (A) the FDA has accepted for filing a new drug application and, if applicable, a supplemental new drug application by Iterum or any of its affiliates for the Products in respect of each of the following indications: uUTI and cUTI; (B) Iterum has at least $75 million of unrestricted cash, on a consolidated basis, without including any net proceeds from sales of the Private Placement Notes to the Private Placement

Investors and any other financing provided by such investors after January 21, 2020; and (C) the daily VWAP (as defined below under “—Settlement upon Exchange”) of the Ordinary Shares has been at least $8.00 (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) on each trading day during the 60 consecutive trading days immediately preceding the date of determination.

The “last reported sale price” of the Ordinary Shares on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are traded. If the Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for the Ordinary Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for the Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in the Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Market or, if the Ordinary Shares (or such other security) are not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded and (ii) a last reported sale price for the Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market. If the Ordinary Shares (or such other security) is not so listed or traded, “trading day” means a “business day.”

Exchange Procedures

If you hold a beneficial interest in a global note, to exchange you must comply with DTC’s procedures for exchanging a beneficial interest in a global note. As such, if you are a beneficial owner of the Exchangeable Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your exchange rights.

If you hold a certificated note, to exchange you must:

•	complete and manually sign the exchange notice on the back of the note, or a facsimile of the exchange notice (provided that this notice will not be required in the case of a mandatory exchange);

•	deliver the exchange notice, which is irrevocable, and the note to the exchange agent; and

•	if required, furnish appropriate endorsements and transfer documents.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any Ordinary Shares upon exchange of the Exchangeable Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for exchange described above (or, in the case of a mandatory conversion, the exchange date set forth in the mandatory exchange notice) as the “exchange date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes” with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Exchangeable Notes Indenture. If a holder submits its Exchangeable Notes for required repurchase, the holder’s right to withdraw the Fundamental Change repurchase notice and exchange the Exchangeable Notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant Fundamental Change repurchase date.

Settlement upon Exchange

Upon exchange, we may choose to pay or deliver, as the case may be, either cash, which we refer to as a cash settlement, Ordinary Shares, which we refer to as a physical settlement, or a combination of cash and Ordinary Shares, which we refer to as a combination settlement, as described below. We refer to each of these settlement methods as a “settlement method.”

All exchanges for which the relevant exchange date occurs after our issuance of a redemption notice with respect to the Exchangeable Notes and prior to the close of business on the second scheduled trading day immediately preceding the related redemption date, and all exchanges for which the relevant exchange date occurs on or after October 31, 2024, will be settled using the same settlement method. Except for exchanges described in the preceding sentence, we will use the same settlement method for all exchanges occurring on the same exchange date, but we will not have any obligation to use the same settlement method with respect to exchanges that occur on different exchange dates. That is, we may choose for Exchangeable Notes exchanged on one exchange date to settle exchanges in physical settlement, and choose for Exchangeable Notes exchanged on another exchange date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so exchanging in writing, with a copy to the EN Trustee and the exchange agent (if other than the EN Trustee), of the settlement method we have selected no later than the close of business on the trading day immediately following the related exchange date (or in the case of any exchanges for which the relevant exchange date occurs after our issuance of a redemption notice and prior to the close of business on the second scheduled trading day immediately preceding the related redemption date and any exchanges for which the relevant exchange date occurs on or after October 31, 2024, no later than the close of business on the business day immediately preceding October 31, 2024). With respect to a mandatory exchange, the mandatory exchange notice will constitute the settlement notice. If we do not timely elect a settlement method as described in the preceding sentence, we will no longer have the right to elect cash settlement or physical settlement during such period or with respect to such exchange and we will be deemed to have elected combination settlement in respect of our exchange obligation, as described below, and the Specified Dollar Amount (as defined below) per $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes will be equal to $1,000. If we timely elect combination settlement, but we do not timely notify exchanging holders of the Specified Dollar Amount per $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes, such Specified Dollar Amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the exchanging holder in respect of each $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes being exchanged a number of Ordinary Shares equal to the exchange rate;

•

if we elect cash settlement, we will pay to the exchanging holder in respect of each $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 30 consecutive trading days during the related observation period; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the exchanging holder in respect of each $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes being exchanged a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 30 consecutive trading days during the observation period, will consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 of principal of and accrued but unpaid interest on the Exchangeable Notes to be received upon exchange as specified in the notice specifying our chosen settlement method, or the Specified Dollar Amount, if any, divided by 30 (we refer to such quotient as the daily measurement value) and (ii) the Daily Exchange Value; and

•

if the Daily Exchange Value exceeds the daily measurement value, a number of shares equal to (i) the difference between the Daily Exchange Value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “Daily Exchange Value” means, for each of the 30 consecutive trading days during the observation period, one-thirtieth of the product of (1) the exchange rate on such trading day and (2) the daily VWAP on such trading day. The “daily VWAP” means the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ITRM <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any Exchangeable Note surrendered for exchange means:

•

subject to the second bullet below, if the relevant exchange date occurs prior to October 31, 2024, the 30 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such exchange date;

•

if the relevant exchange date occurs on or after the date of our issuance of a redemption notice with respect to the notes and prior to the close of business on the second scheduled trading day immediately preceding the relevant redemption date, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding such redemption date; and

•

subject to the second bullet above, if the relevant exchange date occurs on or after October 31, 2024, the 30 consecutive trading days beginning on, and including, the 31st scheduled trading day immediately preceding the interest record date.

For the purposes of determining amounts due upon exchange only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in the Ordinary Shares generally occurs on The Nasdaq Global Market or, if the Ordinary Shares are not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon exchange, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Ordinary Shares for more than one half hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Ordinary Shares or in any options contracts or future contracts relating to the Ordinary Shares.

Except as described under “—Recapitalizations, Reclassifications and Changes of the Ordinary Shares,” we will deliver the consideration due in respect of exchange on the second business day immediately following the relevant exchange date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional Ordinary Share issuable upon exchange based on the daily VWAP on the relevant exchange date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

Each exchange will be deemed to have been effected as to any Exchangeable Notes surrendered for exchange on the exchange date; provided, however, that the person in whose name any Ordinary Shares shall be issuable upon such exchange will become the holder of record of such shares as of the close of business on the exchange date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Exchange Rate Adjustments

The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate if holders of the Exchangeable Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Exchangeable Notes, in any of the transactions described below without having to exchange their Exchangeable Notes as if they held a number of Ordinary Shares equal to the exchange rate, multiplied by the principal of and accrued but unpaid interest on the Exchangeable Notes held by such holder.

(1) If Iterum issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if Iterum effects a share split or share combination, the exchange rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the exchange rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or combination of the type described in this clause (1) is announced but the outstanding Ordinary Shares are not split or combined, as the case may be, the exchange rate shall be immediately readjusted, effective as of the date Iterum’s board of directors or a committee thereof determines not to pay such dividend or distribution, or not to split or combine the outstanding Ordinary Shares, as the case may be, to the exchange rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(2) If Iterum issues to all or substantially all holders of the Ordinary Shares any rights, options or warrants (other than this Rights Offering) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the last reported sale prices of the Ordinary Shares for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the exchange rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1	=	the exchange rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale price of the Ordinary Shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the exchange rate will be decreased to the exchange rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. If such rights, options or warrants are not so issued, the exchange rate will be decreased to the exchange rate that would then be in effect if such ex-dividend date for such issuance had not occurred. For clarity, if the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made (other than with respect to our right to readjust the exchange rate).

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of Ordinary Shares to subscribe for or purchase Ordinary Shares at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by Iterum for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by Iterum’s board of directors or a committee thereof in good faith.

(3) If Iterum distributes shares of our capital stock, evidences of our indebtedness, other assets or property of Iterum or rights, options or warrants to subscribe for, purchase or otherwise acquire Iterum’s capital stock or other securities of Iterum, to all or substantially all holders of the Ordinary Shares, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•	distributions of reference property in a transaction described in “—Recapitalizations, Reclassifications, and Changes of the Ordinary Shares;”

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply; and

•	this Rights Offering,

then the exchange rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1	=	the exchange rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of the Ordinary Shares over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by Iterum’s board of directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding Ordinary Share on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the exchange rate shall be decreased to be the exchange rate that would then be in effect if such distribution had not been declared. For clarity, if the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made (other than with respect to our right to readjust the exchange rate).

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note will receive, in respect of each $1,000 of principal of and accrued but unpaid interest on the notes held by such holder, at the same time and upon the same terms as holders of the Ordinary Shares, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of Ordinary Shares equal to the exchange rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of Iterum, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the exchange rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0	=	the exchange rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the exchange rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the last reported sale prices per share or unit of the capital stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of last reported sale price set forth under “—Exchange Rights” as if references therein to the Ordinary Shares were to such capital stock or similar equity interest) over the first 10 consecutive trading day period beginning on, and including, the ex-dividend date of the spin-off, which we refer to as the Valuation Period; and

MP0	=	the average of the last reported sale prices of the Ordinary Shares over the Valuation Period.

The increase to the exchange rate under the preceding paragraph will occur at the close of business on the last trading day of the Valuation Period; provided that (x) in respect of any exchange of Exchangeable Notes for which physical settlement is applicable, if the relevant exchange date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such exchange date in determining the exchange rate and (y) in respect of any exchange of Exchangeable Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such exchange and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in the relevant observation period for purposes of determining the exchange rate as of such trading day. For clarity, if the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made (other than with respect to our right to readjust the exchange rate).

(4) If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares, the exchange rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1	=	the exchange rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of the Ordinary Shares on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of the Ordinary Shares.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the exchange rate shall be decreased, effective as of the date Iterum’s board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the exchange rate that would then be in effect if such dividend or distribution had not been declared. For clarity, if the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made (other than with respect to our right to readjust the exchange rate).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0”(as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 of principal of and accrued but unpaid interest on Exchangeable Notes being exchanged, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that such holder would have received if such holder owned a number of Ordinary Shares equal to the exchange rate on the ex-dividend date for such cash dividend or distribution.

(5) If Iterum or any of its subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the last reported sale prices of the Ordinary Shares over the 10 consecutive trading day period commencing on, and including, the trading day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0	=	the exchange rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day immediately following the date such tender or exchange offer expires;

CR1	=	the exchange rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day immediately following the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by Iterum’s board of directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of the Ordinary Shares over the 10 consecutive trading day period commencing on, and including, the trading day immediately following the date such tender or exchange offer expires.

The increase to the exchange rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day immediately following the date such tender or exchange offer expires; provided that (x) in respect of any exchange of Exchangeable Notes for which physical settlement is applicable, if the relevant exchange date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such exchange date in determining the exchange rate and (y) in respect of any exchange of Exchangeable Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such exchange and within the 10 trading days immediately following, and including, the trading day immediately following the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, such trading day in the relevant observation period for purposes of determining the exchange rate as of such trading day. For clarity, if the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made (other than with respect to our right to readjust the exchange rate).

(6) In the event Iterum issues “Additional Ordinary Shares” (as defined below), including Additional Ordinary Shares deemed to be issued as described below, without consideration or for consideration per share less than the exchange price in effect immediately prior to such issuance or deemed issuance, then, unless the exchange rate has been adjusted pursuant to clauses (1)-(5) above for such event, the exchange rate will be increased based on the following formula:

CR’ = CR0 ×	OS0 + X
OS0 + X

where,

CR0	=	the exchange rate in effect immediately prior to such issuance or deemed issuance of Additional Ordinary Shares;

CR’	=	the exchange rate in effect immediately after such issuance or deemed issuance of Additional Ordinary Shares;

OS0	=	the number of Ordinary Shares outstanding immediately prior to such issuance or deemed issuance of Additional Ordinary Shares (treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options (as defined below) outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (as defined below) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

Y	=	the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued or deemed issued at a price per share equal to the exchange price in effect immediately prior to such issuance or deemed issuance of Additional Ordinary Shares (determined by dividing the aggregate consideration received by Iterum in respect of such issue by such exchange price); and

X	=	the number of such Additional Ordinary Shares issued in such transaction.

“Additional Ordinary Shares” means all Ordinary Shares issued (or deemed to be issued) by Iterum other than the following Ordinary Shares and Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities, which we refer to collectively as Exempted Securities:

•	Ordinary Shares, Options or Convertible Securities (including the Exchangeable Notes) issued pursuant to the Rights Offering;

•	Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on the Exchangeable Notes;

•	Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up, distribution on Ordinary Shares or other transaction;

•

Ordinary Shares, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, Iterum or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of Iterum or an authorized committee thereof;

•

Ordinary Shares, Options or Convertible Securities actually issued upon the exercise of Options or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities (including the Exchangeable Notes), in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

•

Ordinary Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction;

•

Ordinary Shares, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions with such third-parties or their affiliates;

•

Ordinary Shares, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another entity by Iterum, us or any Guarantor by merger, purchase of substantially all of the assets, the acquisition of assets of another entity by Iterum, us or any Guarantor, other reorganization or to a joint venture agreement; or

•

Ordinary Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, manufacturing, supply, distribution, marketing or other similar commercial agreements or strategic partnerships.

“Convertible Securities” means any evidences of indebtedness, shares or other securities that by their terms are directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options and the Exchangeable Notes.

“Option” means rights, options or warrants to purchase or otherwise acquire Ordinary Shares or Convertible Securities.

The increase to the exchange rate under this clause (6) will occur at the close of business on the fourth trading day immediately following the issuance of Additional Ordinary Shares. No adjustment in the exchange rate will be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if Iterum receives written notice from all holders of notes agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

For purposes of this clause (6), the consideration received by Iterum for the issuance or deemed issuance of any Additional Ordinary Shares shall be computed as follows:

Such consideration shall:

•	insofar as it consists of cash, be computed at the aggregate amount of cash received by Iterum, excluding amounts paid or payable for accrued interest;

•	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by our board of directors; and

•

in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of Iterum for consideration which covers both, be the proportion of such consideration so received, computed as provided in the first two bullets above, as determined in good faith by our board of directors.

The consideration per share received by Iterum for Additional Ordinary Shares deemed to have been issued, relating to Options and Convertible Securities, shall be determined by dividing:

•	The total amount, if any, received or receivable by Iterum as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Iterum upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

•

the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

In the event Iterum issues on more than one date Additional Ordinary Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the exchange rate pursuant to the terms of this clause (6), and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the election of our board of directors prior to the date of the first such issuance, no adjustment will be made until the final such issuance, and upon the final such issuance, the exchange rate will be adjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

The following address deemed issuances of Additional Ordinary Shares:

•

If Iterum issues any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, will be deemed to be Additional Ordinary Shares issued as of the time of such issue.

•

If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the exchange rate pursuant to this clause (6) are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (A) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to Iterum upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the exchange rate computed upon the original issue of such Option or Convertible Security will be readjusted to such exchange rate as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.

•

If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the exchange rate pursuant to this clause (6) (either because the consideration per share of the Additional Ordinary Shares subject thereto was equal to or greater than the exchange price then in effect, or because such Option or Convertible Security was already outstanding), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to Iterum upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the

Additional Ordinary Shares subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

•

Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the exchange rate, the exchange rate will be readjusted to such exchange rate as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

•

If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to Iterum upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the exchange rate provided for in this paragraph shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in the second and third bullets of this paragraph). If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to Iterum upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the exchange rate that would result under the terms of this paragraph at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the exchange rate that such issuance or amendment took place at the time such calculation can first be made.

Notwithstanding the foregoing in this “—Exchange Rate Adjustments”, if an exchange rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has exchanged its Exchangeable Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of Ordinary Shares as of the related exchange date as described under “—Settlement upon Exchange” based on an adjusted exchange rate for such ex-dividend date, then, notwithstanding the foregoing exchange rate adjustment provisions, the exchange rate adjustment relating to such ex-dividend date will not be made for such exchanging holder. Instead, such holder will be treated as if such holder were the record owner of the Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the exchange rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities. As used in this section, “ex-dividend date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Iterum or, if applicable, from the seller of the Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Ordinary Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by Iterum’s board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards of The Nasdaq Global Market, we are permitted to increase the exchange rate for the Exchangeable Notes by any amount for a period of at least 20 business days if Iterum’s board of directors or a committee thereof determines that such increase would be in our or Iterum’s best interest. Subject to the applicable listing standards of The Nasdaq Global Market, we may also (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of the Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A beneficial owner may, in some circumstances, including a distribution of cash dividends to holders of Ordinary Shares, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate of the Exchangeable Notes. See “Material Tax Consequences—Material U.S. Federal Income Tax Considerations for U.S. Holders—Exchangeable Notes—Constructive Distributions.”

If Iterum has a shareholder rights plan in effect upon exchange of the Exchangeable Notes for Ordinary Shares, you will receive, in addition to any Ordinary Shares received in connection with such exchange, the rights under the rights plan. However, if, prior to any exchange, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable rights plan, the exchange rate for the Exchangeable Notes will be adjusted at the time of separation as if we distributed to all or substantially all holders of the Ordinary Shares, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the exchange rate will not be adjusted:

•

upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in Ordinary Shares under any plan;

•

upon the issuance of any Ordinary Shares or options, warrants or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Iterum or any of its subsidiaries;

•

upon the issuance of any Ordinary Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of January 21, 2020;

•

upon the repurchase of any Ordinary Shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (5) above;

•	solely for a change in the par value of the Ordinary Shares; or

•	for accrued and unpaid interest, if any, on the Exchangeable Notes.

We will not adjust the exchange rate pursuant to clauses (1)-(6) above unless the adjustment would result in a change of at least 1% in the then effective exchange rate. However, we will carry forward any adjustment to the exchange rate that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made (i) in connection with any subsequent adjustment to the exchange rate of at least 1% and (ii) (x) on the exchange date for any Exchangeable Notes (in the case of physical settlement) or (y) on each trading day of any observation period (in the case of cash settlement or combination settlement). Adjustments to the exchange rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of the Ordinary Shares

In the case of:

•	any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving Iterum;

•	any sale, lease or other transfer to a third party of the consolidated assets of Iterum and its subsidiaries substantially as an entirety; or

•	any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), each of which we refer to as a Specified Transaction, then (subject to the Fundamental Change provisions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes” below), at and after the effective time of the Specified Transaction, the right to exchange each $1,000 of principal of and accrued but unpaid interest on Exchangeable Notes being exchanged will be changed into a right to exchange such principal amount of Exchangeable Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the exchange rate immediately prior to such Specified Transaction would have owned or been entitled to receive, or the reference property, upon such Specified Transaction. However, at and after the effective time of the Specified Transaction, (i) we or the successor or purchasing company will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of the Exchangeable Notes, as set forth under “—Exchange Rights—Settlement upon Exchange” and (ii)(x) any amount payable in cash upon exchange of the Exchangeable Notes as set forth under “—Exchange Rights—Settlement upon Exchange” will continue to be payable in cash, (y) any Ordinary Shares that we would have been required to deliver upon exchange of the Exchangeable Notes as set forth under “—Exchange Rights—Settlement upon Exchange” will instead be deliverable in the amount and type of reference property that a holder of that number of Ordinary Shares would have received in such Specified Transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of the Ordinary Shares would have received in such Specified Transaction.

If the Specified Transaction causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the Exchangeable Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Ordinary Shares. If the holders of the Ordinary Shares receive only cash in such Specified Transaction, then for all exchanges that occur after the effective date of such Specified Transaction (i) the consideration due upon exchange of each $1,000 of principal of and accrued but unpaid interest on Exchangeable Notes being exchanged shall be solely cash in an amount equal to the exchange rate in effect on the exchange date, multiplied by the price paid per Ordinary Share in such Specified Transaction and (ii) we will satisfy our exchange obligation by paying cash to exchanging holders on the second business day immediately following the exchange date. We will notify holders, the EN Trustee and the exchange agent (if other than the EN Trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the Exchangeable Notes Indenture not to become a party to any such Specified Transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the Exchangeable Notes Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the Daily Exchange Values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period), we will make appropriate adjustments to each to account for any adjustment to the exchange rate that becomes effective, or any event requiring an adjustment to the exchange rate where the ex-dividend date of the event occurs, at any time during the period when such last reported sale prices, daily VWAPs, Daily Exchange Values or daily settlement amounts are to be calculated.

Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes

If a “Fundamental Change” (as defined below in this section) occurs at any time prior to the interest record date, holders will have the right, at their option, to require us to repurchase for cash all of their Exchangeable Notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000. The Fundamental Change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our Fundamental Change notice as described below.

The Fundamental Change repurchase price we are required to pay will be equal to (i) with respect to a Fundamental Change that is not a liquidation event, the Change of Control Price or (ii) with respect to a Fundamental Change that is a liquidation event, 100% of the principal amount of the Exchangeable Notes being repurchased, plus, in each case, any accrued and unpaid interest thereon to, but excluding, the Fundamental Change repurchase date.

“Change of Control Price” means, with respect to an Exchangeable Note, the greater of (i) 300% of the principal amount thereof, and (ii) the consideration that would be received by the holder of such note in connection with a transaction under the first or second bullet of the definition of Fundamental Change below, or a Change of Control Transaction, if the holder had exchanged the note for Ordinary Shares immediately prior to the consummation of such Change of Control Transaction. For the purpose of determining the value of non-cash consideration received in such a Change of Control Transaction, the value of such consideration will be deemed to be the fair market value of such consideration. The determination of fair market value of such property shall be made in good faith by the board of directors of Iterum, provided that to the extent such property consists of securities, the fair market value of such securities will be determined as follows: (a) if traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), the value will be deemed to be the average closing prices of the securities on such exchange or system for the 30 trading days immediately prior to the closing of such Change of Control Transaction; (b) if actively traded over-the-counter, the value will be deemed to be the average of the closing bid or sale prices (whichever is applicable) for the 30 trading days immediately prior to the closing of such Change of Control Transaction; or (c) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the board of directors of Iterum. For the purposes of this definition only, “trading day” means any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid or sales prices” will be deemed to be: (A) for securities traded primarily on the New York Stock Exchange or Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (B) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system.

“Liquidation event” means an event described in the third bullet of the definition of Fundamental Change below.

A “Fundamental Change” will be deemed to have occurred if any of the following occurs:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, Iterum, the Subsidiary Guarantors and their wholly owned subsidiaries, and the employee benefit plans of Iterum and its wholly owned subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Iterum’s common equity representing more than 50% of the aggregate voting power of Iterum’s common equity, provided that the holders of Private Placement Exchangeable Notes will not be considered a “person” or “group” within the meaning of Section 13(d) of the Exchange Act by virtue of the rights and obligations set forth in their investor rights agreement;

•

the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares would be converted into, or exchanged for, capital stock, other securities, other property or assets; (B) any share purchase, share exchange, consolidation or merger or similar transaction involving

Iterum pursuant to which the Ordinary Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets (including intellectual property) of Iterum and its subsidiaries, taken as a whole, to any person other than one of Iterum’s wholly owned subsidiaries; provided, however, that neither (a) a transaction described in clause (B) in which the holders of all classes of Iterum’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (b) any merger or consolidation of Iterum solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this bullet;

•

the shareholders of us, Iterum or Iterum Therapeutics International Limited approve any plan or proposal for the liquidation or dissolution of us, Iterum or Iterum Therapeutics International Limited; or

•

the Ordinary Shares cease to be listed on The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, the Nasdaq Capital Market (or any of their respective successors) or any Designated Offshore Securities Market (as defined in Rule 902 under the Securities Act), which we refer to together as a permitted exchange.

For purposes of the definition of “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both the first and second bullet of such definition shall be deemed a Fundamental Change solely under the second bullet of such definition.

A transaction or transactions described in the first or second bullet above will not constitute a Fundamental Change pursuant to the first or second bullet, however, if at least 90% of the consideration received or to be received by Iterum’s Ordinary Shareholders, excluding cash payments for fractional shares or pursuant to dissenters’ rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any permitted exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Exchangeable Notes (including the Private Placement Exchangeable Notes) become convertible or exchangeable into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Exchange Rights—Settlement upon Exchange”).

If any transaction in which the Ordinary Shares are replaced by the securities of another entity occurs, following the effective date of such transaction references to Iterum in the definition of “Fundamental Change” above shall instead be references to such other entity.

On or before the 10th business day after the effective date of a Fundamental Change, we will provide to all holders of the Exchangeable Notes and the EN Trustee, the exchange agent and the paying agent a written notice of the effective date of the Fundamental Change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a Fundamental Change;

•	the effective date of the Fundamental Change;

•	the last date on which a holder may exercise the repurchase right;

•	the Fundamental Change repurchase price;

•	the Fundamental Change repurchase date;

•	the name and address of the paying agent and the exchange agent, if applicable;

•	that the Exchangeable Notes are eligible to be exchanged and, if applicable, the exchange rate and any adjustments to the exchange rate;

•

that the Exchangeable Notes with respect to which a Fundamental Change repurchase notice has been delivered by a holder may be exchanged only if the holder withdraws the Fundamental Change repurchase notice in accordance with the terms of the Exchangeable Notes Indenture; and

•	the procedures that holders must follow to require us to repurchase their Exchangeable Notes.

To exercise the Fundamental Change repurchase right, you must deliver, on or before the business day immediately preceding the Fundamental Change repurchase date, the Exchangeable Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your Exchangeable Notes to be delivered for repurchase;

•	the portion of the principal amount of Exchangeable Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the Exchangeable Notes are to be repurchased by us pursuant to the applicable provisions of the Exchangeable Notes and the Exchangeable Notes Indenture.

If the Exchangeable Notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the Fundamental Change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn Exchangeable Notes;

•	if certificated Exchangeable Notes have been issued, the certificate numbers of the withdrawn Exchangeable Notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If the Exchangeable Notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the Exchangeable Notes on the Fundamental Change repurchase date. Holders who have exercised the repurchase right will receive payment of the Fundamental Change repurchase price on the later of (i) the Fundamental Change repurchase date and (ii) the time of book-entry transfer or the delivery of the Exchangeable Notes. If the paying agent holds money sufficient to pay the Fundamental Change repurchase price of the Exchangeable Notes on the Fundamental Change repurchase date, then, with respect to the Exchangeable Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•

the Exchangeable Notes will cease to be outstanding and any interest will cease to accrue (whether or not book-entry transfer of the Exchangeable Notes is made or whether or not the Exchangeable Notes are delivered to the paying agent); and

•	all other rights of the holder of such Exchangeable Notes will terminate (other than the right to receive the Fundamental Change repurchase price).

In connection with any repurchase offer pursuant to a Fundamental Change repurchase notice, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the Exchangeable Notes.

In each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes” to be exercised in the time and in the manner specified in the Exchangeable Notes Indenture.

No Exchangeable Notes may be repurchased on any date at the option of holders upon a Fundamental Change if the principal amount of the Exchangeable Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the Fundamental Change repurchase price with respect to such Exchangeable Notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The Fundamental Change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term Fundamental Change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the Exchangeable Notes upon a Fundamental Change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their Exchangeable Notes in circumstances involving a significant change in the composition of our board unless such change is in connection with a Fundamental Change as described herein.

The definition of Fundamental Change includes a phrase relating to the sale, conveyance, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Exchangeable Notes to require us to repurchase its Exchangeable Notes as a result of the sale, conveyance, lease or other transfer of less than all of the assets of Iterum may be uncertain.

If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change repurchase price. Our ability to repurchase the Exchangeable Notes for cash may be limited by restrictions on Iterum’s ability to obtain funds for such repurchase through dividends from its subsidiaries, restrictions on our ability to obtain funds for such repurchase from Iterum or its subsidiaries, the terms of our and Iterum’s then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Exchangeable Notes—We may not have the ability to raise the funds necessary to settle exchanges of the Exchangeable Notes in cash or to repurchase the Exchangeable Notes upon a Fundamental Change, and the Loan Agreement and our future debt may limit our ability to pay cash upon exchange or repurchase of the Exchangeable Notes.” If we fail to repurchase Exchangeable Notes when required following a Fundamental Change, we will be in default under the Exchangeable Notes Indenture. In addition, we may in the future incur other indebtedness with similar change of control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger or Sale of Assets

The Exchangeable Notes Indenture provides that neither we nor the Guarantors will consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us or a Guarantor) is a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the

Republic of Ireland or Bermuda, and such corporation (if not us or a Guarantor) expressly assumes by supplemental indenture all of our (or such Guarantor’s, as applicable) obligations under the Exchangeable Notes, the Exchangeable Notes Indenture and the guarantees; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Exchangeable Notes Indenture; and (iii) in the case of a consolidation, merger, sale, conveyance, transfer or lease involving us or the Subsidiary Guarantors, the resulting, surviving or transferee person is a wholly owned subsidiary of Iterum.

Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us or a Guarantor) shall succeed to, and may exercise every right and power of, ours (or such Guarantor, as applicable) under the Exchangeable Notes Indenture, and we will be discharged from our obligations under the Exchangeable Notes and the Exchangeable Notes Indenture, except in the case of any such lease.

Iterum will require the ultimate beneficial owner or beneficial owners that controls or control, as the case may be, any acquiring person or persons, in any transaction permitted under the Exchangeable Notes Indenture which constitutes a Change of Control Transaction with respect to Iterum, to guarantee the obligations of us and Iterum under the Exchangeable Notes Indenture and the guarantees as a condition to such transaction or series of related transactions; provided that the foregoing obligation may be waived by holders of at least the Specified Percentage of the aggregate principal amount of Exchangeable Notes (including the Private Placement Exchangeable Notes) then outstanding in accordance with the Exchangeable Notes Indenture.

Although these types of transactions are permitted under the Exchangeable Notes Indenture, certain of the foregoing transactions could constitute a Fundamental Change permitting each holder to require us to repurchase the Exchangeable Notes of such holder as described above.

Events of Default

Each of the following is an event of default with respect to the Exchangeable Notes:

•

default in any payment of principal of or interest on any Exchangeable Note when due and payable at its stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise, where the default continues for a period of five business days;

•	our failure to comply with our obligation to exchange the Exchangeable Notes in accordance with the Exchangeable Notes Indenture, and such failure continues for a period of three business days;

•

our failure to give a Fundamental Change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes,” or a notice described under “—Exchange Rights—Mandatory Exchange,” in each case when due;

•	our or a Guarantor’s failure to comply with our (or such Guarantor’s, as applicable) obligations under “—Consolidation, Merger or Sale of Assets” or “—Certain Covenants”;

•

our or a Guarantor’s failure for 60 days after written notice from the EN Trustee or the holders of at least 25% in aggregate principal amount of the Exchangeable Notes (including the Private Placement Exchangeable Notes) then outstanding has been received to comply with any of our (or such Guarantor’s, as applicable) other agreements contained in the Exchangeable Notes, the Exchangeable Notes Indenture or the guarantees;

•

default by any Guarantor or any Guarantor’s subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5.0 million (or its foreign currency equivalent) in the aggregate of the Guarantors and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, if such default is not cured or waived, or such acceleration is not rescinded within 30 days after notice to us by the EN Trustee or to us and the EN Trustee by holders of at least 25% in aggregate principal amount of Exchangeable Notes (including the Private Placement Exchangeable Notes) then outstanding, in accordance with the Exchangeable Notes Indenture;

•

default by us or the Guarantors with respect to the Royalty-Linked Notes, if such default is not cured or waived within 30 days after written notice to us from the EN Trustee or the holders of at least 25% in principal amount of Exchangeable Notes (including the Private Placement Exchangeable Notes) then outstanding in accordance with the Exchangeable Notes Indenture or the guarantees;

•

a final judgment or judgments for the payment of $5.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against any Guarantor or any Guarantor’s subsidiary, which judgment is not discharged, satisfied, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

•

certain events of bankruptcy, insolvency, or reorganization of us, any Guarantor or any of our or the Guarantor’s significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act; or

•

the guarantees are held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Exchangeable Notes Indenture or the guarantees.

If an event of default occurs and is continuing, the EN Trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) by notice to us and the EN Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Exchangeable Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, the Guarantors, or any of our or the Guarantor’s significant subsidiaries, 100% of the principal of and accrued and unpaid interest on the Exchangeable Notes, if any, will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the Exchangeable Notes Indenture provides that, to the extent we elect, the sole remedy for an event of default under the Exchangeable Notes Indenture relating to our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 360 days after the occurrence of such an event of default (which, for the avoidance of doubt, shall not commence until the notice described in the fifth bullet above has been given, and the related 60-day period described in the fifth bullet above has passed), consist exclusively of the right to receive special interest on the Exchangeable Notes at a rate equal to 0.25% per annum of the principal amount of the Exchangeable Notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Exchangeable Notes outstanding from the 181st day until the 360th day following the occurrence of such an event of default during which such event of default is continuing.

If we so elect, such special interest will be payable as set forth under “—Regular Interest; Special Interest.” On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the Exchangeable Notes will be subject to acceleration as provided above. The provisions of the Exchangeable Notes Indenture described in this paragraph will not affect the rights of holders of Exchangeable Notes in the event of the occurrence of any other event of default under the Exchangeable Notes Indenture. In the event we do not elect to pay the special interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the special interest when due, the Exchangeable Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the special interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify in writing all holders of the Exchangeable Notes, the EN Trustee and the paying agent of such election prior to the beginning of such 360-day period (which, for the avoidance of doubt, shall not commence until the notice described in the fifth bullet above has been given, and the related 60-day period described in the fifth bullet above has passed). Upon our failure to timely give such notice, the Exchangeable Notes will be immediately subject to acceleration as provided above.

In no event shall special interest payable at our election for failure to comply with our reporting obligations pursuant to this “—Events of Default” accrue at a rate in excess of 0.50% per annum pursuant to the Exchangeable Notes Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such special interest.

If any portion of the amount payable on any Exchangeable Note upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of the Specified Percentage in principal amount of the outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) may waive all past defaults with respect to the Exchangeable Notes (except with respect to nonpayment of principal or interest, if any, a failure to repurchase any Exchangeable Notes when required or a failure to deliver the consideration due upon exchange) and rescind any such acceleration with respect to the Exchangeable Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and any interest on the Exchangeable Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and the Fundamental Change repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon exchange of,

its Exchangeable Notes, on or after the respective due dates expressed or provided for in the Exchangeable Notes Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against each of us and any Guarantor.

If an event of default occurs and is continuing, the EN Trustee will be under no obligation to exercise any of the rights or powers under the Exchangeable Notes Indenture at the request or direction of any of the holders of the Exchangeable Notes unless such holders have offered to the EN Trustee indemnity and/or security satisfactory to the EN Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, if any, when due, or the right to receive payment or delivery of the consideration due upon exchange, no holder may pursue any remedy with respect to the Exchangeable Notes Indenture or the Exchangeable Notes unless:

•	such holder has previously given the EN Trustee written notice that an event of default is continuing;

•	holders of at least 25% in principal amount of the outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) have requested the EN Trustee to pursue the remedy;

•	such holders have offered the EN Trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

•	the EN Trustee has not complied with such request within 60 days after the receipt of the notice, request and the offer of security and/or indemnity; and

•

the holders of the Specified Percentage in principal amount of the outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) have not given the EN Trustee a direction that, in the opinion of the EN Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the EN Trustee or of exercising any trust or power conferred on the EN Trustee under the Exchangeable Notes Indenture.

The Exchangeable Notes Indenture provides that in the event an event of default has occurred and is continuing, the EN Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The EN Trustee, however, may refuse to follow any direction that conflicts with law or the Exchangeable Notes Indenture or that the EN Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the EN Trustee in personal liability. Prior to taking any action under the Exchangeable Notes Indenture, the EN Trustee will be entitled to indemnification and/or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

Upon our becoming aware of the occurrence of any event of default or the occurrence of any event, circumstance or condition that following notice or the lapse of time would constitute an event of default, we will as soon as possible, and in any event within 15 business days after becoming aware of any such occurrence, file with the EN Trustee written notice of such event of default or event, circumstance or condition.

The Exchangeable Notes Indenture provides that if an event of default occurs and is continuing and the EN Trustee is provided notice thereof in accordance with the foregoing paragraph, the EN Trustee must mail to each holder notice of the event of default within 90 days after such event of default. In addition, we are required to deliver to the EN Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year under the Exchangeable Notes Indenture. We are also required to deliver to the EN Trustee, within 30 days after we become aware of the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we or the Guarantors are taking or proposing to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the Exchangeable Notes Indenture or the Exchangeable Notes may be amended with the consent of the holders of at least the Specified Percentage of the aggregate principal amount of the Exchangeable Notes (including the Private Placement Exchangeable Notes) then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Exchangeable Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of the Specified Percentage of the aggregate principal amount of the Exchangeable Notes (including the Private Placement Exchangeable Notes) then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Exchangeable Notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

•

reduce the amount or percentage of Exchangeable Notes and the Private Placement Exchangeable Notes whose holders must consent to an amendment or to waive any past default, including any change to the definition of “Specified Percentage”;

•	reduce the rate of or extend the stated time for payment of any interest on any Exchangeable Note;

•	reduce the principal of or change the stated maturity of any Exchangeable Note;

•	make any change that adversely affects the exchange rights of any Exchangeable Note;

•

reduce the redemption price or Fundamental Change repurchase price of any Exchangeable Note or amend or modify in any manner adverse to the holders of the Exchangeable Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•	make any Exchangeable Note payable in a currency or at a place of payment other than that stated in the Exchangeable Note;

•	change any provision of the Exchangeable Notes Indenture, including its definitions, that affects the ranking of the Exchangeable Notes or the guarantees;

•	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions or any other amendment or waiver processes in the Exchangeable Notes Indenture;

•	modify the guarantee in any manner adverse to the holders (including the release of any Guarantor from any of its obligations under its guarantee or the Exchangeable Notes Indenture); or

•	make any change to the Exchangeable Notes Indenture’s provisions described above in “—Certain Covenants”.

Without the consent of any holder, we and the EN Trustee may amend the Exchangeable Notes Indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•

provide for the assumption by a successor corporation of the obligations of us or the Guarantors under the Exchangeable Notes, the Exchangeable Notes Indenture or the guarantees pursuant to the provisions of the Exchangeable Notes Indenture described above in “Consolidation, Merger or Sale of Assets”;

•	add additional guarantees and/or guarantors with respect to the Exchangeable Notes;

•	secure the Exchangeable Notes;

•

add to the covenants or events of default of us or the Guarantors for the benefit of the holders or surrender any right or power conferred upon us or the Guarantors under the Exchangeable Notes Indenture;

•	make any change that does not adversely affect the rights of any holder;

•	adjust the exchange rate as provided in the Exchangeable Notes Indenture;

•	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Exchangeable Notes Indenture by more than one trustee;

•	irrevocably elect a settlement method or a Specified Dollar Amount, or eliminate our right to elect a settlement method;

•	reflect the issuance of additional Exchangeable Notes as permitted by the Exchangeable Notes Indenture;

•

make any changes or modifications necessary in connection with the registration of the Exchangeable Notes under the Securities Act; provided, however, that such action does not adversely affect the interests of the holders of Exchangeable Notes in any material respect;

•	make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

•	in connection with any transaction described under “—Exchange Rights—Recapitalizations, Reclassifications and Changes of the Ordinary Shares” above, provide that the Exchangeable Notes are exchangeable for reference property, subject to the provisions described under “—Exchange Rights—Settlement upon Exchange” above, and make certain related changes to the terms of the Exchangeable Notes to the extent expressly required by the Exchangeable Notes Indenture.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the Exchangeable Notes Indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We and the Guarantors may satisfy and discharge our obligations under the Exchangeable Notes Indenture by delivering to the securities registrar for cancellation all outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) or by depositing with the EN Trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any Fundamental Change repurchase date, upon exchange or otherwise, cash or cash and/or Ordinary Shares (solely to satisfy outstanding exchanges, as applicable) sufficient to pay all of the outstanding Exchangeable Notes (including the Private Placement Exchangeable Notes) and paying all other sums payable under the Exchangeable Notes Indenture by us or the Guarantors. Such discharge is subject to terms contained in the Exchangeable Notes Indenture.

Calculations in respect of the Exchangeable Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the Exchangeable Notes. These calculations include, but are not limited to, determinations of the last reported sale prices of the Ordinary Shares, the daily VWAPs, the Daily Exchange Values, the daily settlement amounts, accrued interest, if any, payable on the Exchangeable Notes and the exchange rate of the Exchangeable Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Exchangeable Notes. We will provide a schedule of our calculations to each of the EN Trustee and the exchange agent, and each of the EN Trustee and the exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. Neither the EN Trustee nor the exchange agent will have any responsibility for such calculations. The EN Trustee will forward our calculations to any holder of Exchangeable Notes upon the written request of that holder.

Reports

Under the Exchangeable Notes Indenture, we and each of the Guarantors are required to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documentation and other reports which we or the Guarantors may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

The Exchangeable Notes Indenture also provides that any documents or reports that Iterum is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the EN Trustee within 15 days after the same are filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the EN Trustee as of the time such documents are filed via EDGAR, it being understood that the EN Trustee shall not be responsible for determining whether such filings have been made.

Delivery of reports, information and documents to the EN Trustee under the Exchangeable Notes Indenture is for informational purposes only and the information and the EN Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our or the Guarantors’ compliance with any of the covenants under the Exchangeable Notes Indenture (as to which the EN Trustee is entitled to conclusively rely on an officer’s certificate).

Rule 144A Information

At any time Iterum is not subject to Section 13 or 15(d) of the Exchange Act, Iterum will, so long as any of the Exchangeable Notes or any Ordinary Shares issuable upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the EN Trustee and, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Exchangeable Notes or any Ordinary Shares issuable upon exchange of such Exchangeable Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Exchangeable Notes or Ordinary Shares pursuant to Rule 144A under the Securities Act and the information required to be delivered pursuant to Rule 144(c) under the Securities Act to facilitate the resale of such notes pursuant to Rule 144.

Withholding; Organizational Limitations

We or the EN Trustee, as the case may be, will be entitled to make a deduction or withholding from any payment which either of us makes under the Exchangeable Notes Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder of an Exchangeable Note failing to satisfy any certification or other requirements in respect of the Exchangeable Notes, in which event we or the EN Trustee, as the case may be, will make such payment after such withholding or deduction has been made and will account to the relevant authorities for the amount so withheld or deducted and will have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

At all times at which any Exchangeable Note is outstanding, Iterum will (a) maintain, directly or indirectly, 100% equity ownership of us and the Subsidiary Guarantors, and (b) cause Iterum Bermuda to elect to be treated as a disregarded entity for U.S. federal income tax purposes (and, in each case, neither Iterum nor Iterum Bermuda shall take any action that is inconsistent with the foregoing); provided that if Iterum Bermuda is held indirectly by Iterum, it shall be considered as disregarded as a separate entity from Iterum for U.S. federal income tax purposes.

EN Trustee

U.S. Bank National Association is the initial EN Trustee, security registrar, paying agent and exchange agent. U.S. Bank National Association, in each of its capacities, including without limitation as EN Trustee, security registrar, paying agent and exchange agent, assumes no responsibility for the accuracy or completeness of the information concerning us, the Guarantors or our affiliates or any other party contained in this document or the related documents or for any failure by us, the Guarantors or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We may currently or in the future maintain a banking relationship in the ordinary course of business with the EN Trustee or its affiliates.

Governing Law

The Exchangeable Notes Indenture provides that it, the guarantees and the Exchangeable Notes, and any claim, controversy or dispute arising under or related to the Exchangeable Notes Indenture, the guarantees or the Exchangeable Notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Exchangeable Notes

The Exchangeable Notes will be initially issued in the form of one or more registered Exchangeable Notes in global form, without interest coupons, or the global Exchangeable Notes. Upon issuance, each of the global Exchangeable Notes will be deposited with the EN Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the shareholders participating in the Rights Offering; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global Exchangeable Notes may not be exchanged for Exchangeable Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Exchangeable Notes

All interests in the global Exchangeable Notes will be subject to the operations and procedures of DTC, and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Exchangeable Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of us, the Guarantors or the EN Trustee are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies, including the Subscription Agent; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Exchangeable Notes represented by that global note for all purposes under the Exchangeable Notes Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Exchangeable Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated Exchangeable Notes; and

•

will not be considered the owners or holders of the Exchangeable Notes under the Exchangeable Notes Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the EN Trustee under the Exchangeable Notes Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of Exchangeable Notes under the Exchangeable Notes Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest, if any, with respect to the Exchangeable Notes represented by a global note will be made by the EN Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Guarantors or the EN Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds.

Certificated Exchangeable Notes

Exchangeable Notes in physical, certificated form will be issued and delivered to a person that DTC identifies as a beneficial owner of the related Exchangeable Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global Exchangeable Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	such beneficial owner notifies us that it is an affiliate of us or Iterum and requests that its beneficial interest in the global note be issued as a physical note; or

•

an event of default with respect to the Exchangeable Notes has occurred and is continuing or a mandatory exchange notice has been delivered and such beneficial owner requests that its Exchangeable Notes be issued in physical, certificated form.

DESCRIPTION OF ROYALTY-LINKED NOTES

We will issue the Royalty-Linked Notes as additional notes under an indenture dated as of January 21, 2020, or the Royalty-Linked Notes Indenture, between us as Royalty-Linked Notes issuer, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, and Iterum Therapeutics US Holding Limited as guarantors, Iterum Holders’ Representative LLC as holders’ representative and Computershare Trust Company, N.A., as trustee, or the RLN Trustee. The Private Placement Royalty-Linked Notes were also issued pursuant to the Royalty-Linked Notes Indenture.

The following description is a summary of the material provisions of the Royalty-Linked Notes and the Royalty-Linked Notes Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to the provisions of the Royalty-Linked Notes and the Royalty-Linked Notes Indenture, including the definitions of certain terms used in the Royalty-Linked Notes Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Royalty-Linked Notes.

You may request a copy of the Royalty-Linked Notes Indenture from us as described under “Where You Can Find More Information.”

As used in this Description of Royalty-Linked Notes, the terms “Iterum Bermuda,” “we,” “our” and “us” refer to Iterum Therapeutics Bermuda Limited, references to “Iterum” refer to Iterum Therapeutics plc, references to the “Subsidiary Guarantors” refer to Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited and references to the “Guarantors” refer to Iterum and the Subsidiary Guarantors. References to Iterum, the Subsidiary Guarantors or the Guarantors do not, unless the context otherwise indicates, include their subsidiaries.

General

The Royalty-Linked Notes will:

•	be our general unsecured, senior obligations;

•	be subordinated to our and the Guarantors’ obligations to Silicon Valley Bank as described below under “—Subordination”;

•	be guaranteed on a senior subordinated basis by Iterum and the Subsidiary Guarantors;

•	be limited to an aggregate principal amount of $120,000;

•

entitle the holders thereof to payments based solely on RLN Net Revenues (as defined below under “—RLN Net Revenues”) earned through December 31, 2045 from U.S. sales of Products and the applicable payment rate;

•	not entitle the holders thereof to any payments unless Iterum (or a subsidiary thereof) receives FDA approval for a Product prior to December 31, 2025 and earns net revenues on such Product;

•	earn default interest if we breach certain obligations under the Royalty-Linked Notes Indenture;

•

be subject to a maximum return amount, including all principal and payments and certain default interest in respect of uncurable defaults, of $160.00 per Royalty-Linked Note and $8,000.00 per Unit (or 4,000 times the principal amount of such note/Unit), which we refer to as the RLN Maximum Return Amount;

•

in no event will Iterum Bermuda be obligated to make any payment in respect of the Royalty-Linked Notes on account of any assets or properties other than the RLN Net Revenues, a limitation on payment that we refer to as the Limited Recourse Qualification;

•	be redeemable at our option;

•	be issued in principal amount denominations of $0.04 and multiples of $0.04; and

•

be represented by one or more registered Royalty-Linked Notes in global form, but in certain limited circumstances may be represented by Royalty-Linked Notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

An affiliate of Sarissa Capital Management LP, which is affiliated with certain funds which are holders of Private Placement Notes, will initially serve as representative of the holders of Royalty-Linked Notes, or the Holders’ Representative, for the purposes of, among other things, confirming or disputing calculations of RLN Net Revenues and the amount of any payment to the holders of Royalty-Linked Notes.

The Royalty-Linked Notes Indenture does not contain any financial covenants and does not restrict us, Iterum or the Subsidiary Guarantors from paying dividends. Other than the restrictions described under “—Certain Covenants” and “—Consolidation, Merger or Sale of Assets” below, the Royalty-Linked Notes Indenture does not contain any covenants or other provisions designed to afford holders of the Royalty-Linked Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders of the Royalty-Linked Notes, reopen the Royalty-Linked Notes Indenture for the Royalty-Linked Notes and issue additional Royalty-Linked Notes under the Royalty-Linked Notes Indenture with the same terms and subject to the same limits as the Royalty-Linked Notes offered hereby until the aggregate principal amount of all Royalty-Linked Notes under the Royalty-Linked Notes Indenture is equal to $120,000; provided that if any such additional Royalty-Linked Notes are not fungible with the Royalty-Linked Notes initially offered hereby for U.S. securities law purposes, such additional Royalty-Linked Notes will have one or more separate CUSIP numbers.

We do not intend to list the Royalty-Linked Notes on any securities exchange or any automated dealer quotation system, except that we will use our commercially reasonable efforts to procure approval for the listing of the Royalty-Linked Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange Listing Regulations.

References in this prospectus to a “holder” or “holders” of Royalty-Linked Notes that are held through DTC are references to owners of beneficial interests in such Royalty-Linked Notes, unless the context otherwise requires. However, we and the RLN Trustee will treat the person in whose name the Royalty-Linked Notes are registered (Cede & Co., in the case of Royalty-Linked Notes held through DTC) as the owner of such Royalty-Linked Notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all Royalty-Linked Notes surrendered for payment, repurchase (including as described below), registration of transfer or exchange, if surrendered to any person other than the RLN Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the RLN Trustee for cancellation. All Royalty-Linked Notes delivered to the RLN Trustee will be cancelled promptly by the RLN Trustee. Except for Royalty-Linked Notes surrendered for registration of transfer or exchange, no Royalty-Linked Notes will be authenticated in exchange for any Royalty-Linked Notes cancelled as provided in the Royalty-Linked Notes Indenture.

We and the Guarantors of the Royalty-Linked Notes Indenture may, to the extent permitted by law, and directly or indirectly (regardless of whether such Royalty-Linked Notes are surrendered to us), repurchase Royalty-Linked Notes in the open market or otherwise, whether by us, the Guarantors or our respective subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We (or the applicable Guarantor(s)) will cause any Royalty-Linked Notes so repurchased (other than Royalty-Linked Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the RLN Trustee for cancellation, and they will no longer be considered “outstanding” under the Royalty-Linked Notes Indenture upon their repurchase.

Payments on the Royalty-Linked Notes

Holders of the Royalty-Linked Notes will be entitled to payments, based on RLN Net Revenues earned through December 31, 2045 until the RLN Maximum Return Amount has been paid in respect of the Royalty-Linked Notes, provided that Iterum (or a subsidiary thereof) obtains FDA approval on a Product prior to December 31, 2025. Payments to the holders of Royalty-Linked Notes are required to be made twice annually, but only to the extent Iterum earns any RLN Net Revenues during the preceding six-month payment measurement period or to the extent that certain default interest accrues on the basis of breaches by us of certain obligations under the Royalty-Linked Notes Indenture.

The amount of any payment on a Royalty-Linked Note will be calculated as the product of (i) the amount of RLN Net Revenues for the applicable six-month payment measurement period, (ii) the applicable payment rate and (iii) the quotient of the principal amount of such note divided by the aggregate principal amount of all outstanding Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes).

We refer to each six-month payment measurement period for the Royalty-Linked Notes as an “RLN Payment Measurement Period”. The RLN Payment Measurement Periods end on June 30 and December 31 of each year. Within 75 days of the end of each RLN Payment Measurement Period, we are required to send a notice to the Holders’ Representative of any payments due and payable in respect of the Royalty-Linked Notes. In the case of any global Royalty-Linked Notes, we are then required to pay or cause the paying agent to pay such payments to DTC or its nominee, as the case may be, as the registered holder of the note, in immediately available funds. In the case of any certificated Royalty-Linked Notes, we are required to pay or cause the paying agent to pay such payments at the office designated by us for that purpose.

The payment rate for the Royalty-Linked Notes will depend on which indications being developed by Iterum (or a subsidiary thereof) are approved by the FDA. In the second quarter of 2020, Iterum announced the results of its Phase 3 clinical trials of sulopenem for the treatment of cUTI and uUTI. In the cUTI trial, sulopenem did not meet the primary endpoint of statistical non-inferiority compared to the control therapies, with the difference in response rates driven almost entirely by higher rates of asymptomatic bacteriuria on the sulopenem IV to oral sulopenem arm relative to the ertapenem IV to oral ciprofloxacin arm, only evident at the test of cure visit. The rates of patients receiving additional antibiotics or with residual cUTI symptoms were similar between therapies. Similarly, in the uUTI trial, sulopenem did not meet the primary endpoint of statistical non-inferiority compared to ciprofloxacin in the population of patients with baseline pathogens susceptible to ciprofloxacin, driven to a large degree by a greater amount of asymptomatic bacteriuria in the sulopenem treated patients at the test of cure visit relative to those receiving ciprofloxacin. However, in the uUTI trial, in the population of patients with baseline pathogens resistant to quinolones, sulopenem achieved the related primary endpoint by demonstrating superiority to ciprofloxacin, providing substantial evidence of a treatment effect in patients with uUTI. We have a scheduled meeting with the FDA to discuss our potential regulatory filing options at the end of the third quarter, but there is no guarantee that further efforts with regard to the cUTI indication will be successful, and our ability to apply, and obtain regulatory approval, for any of these indications is uncertain at this time.

If the FDA approves the uUTI indication, the payment rate will equal up to 15%, calculated by multiplying (i) the aggregate principal amount of Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes, by (ii) 0.00015% or, if the aggregate principal amount of outstanding Royalty-Linked Notes exceeds $100,000, 0.00015% multiplied by a fraction, the numerator of which is $100,000, and the denominator of which is the aggregate principal amounts in respect of all Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes, or the uUTI payment rate. If the FDA approves the cUTI indication, but has not yet approved the

uUTI indication, the payment rate will equal up to 20%, calculated by multiplying (i) the aggregate principal amount of outstanding Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes, by (ii) 0.00025% or, if the aggregate principal amount of outstanding Royalty-Linked Notes exceeds $80,000, 0.00025% multiplied by a fraction, the numerator of which is $80,000, and the denominator of which is the aggregate principal amounts in respect of all Royalty-Linked Notes, including the Private Placement Royalty-Linked Notes, or the cUTI payment rate.

After payments and any default interest in respect of uncurable defaults in an amount equal to the RLN Maximum Return Amount has been paid in respect of any Royalty-Linked Note, no further payments will be payable, the initial principal amount of such note will be deemed paid, and no default interest will accrue in respect of such note. The holders of Royalty-Linked Notes will not be entitled to any payments unless Iterum (or a subsidiary thereof) receives FDA approval on a Product prior to December 31, 2025 and earns net revenues on such Product. However, certain default interest may become payable if we breach certain obligations under the Royalty-Linked Notes Indenture. In no event will we be obligated to make any payment in respect of the Royalty-Linked Notes on account of anything other than the RLN Net Revenues. However, the aggregate initial principal amount of the Royalty-Linked Notes will be payable on the maturity date even if there are no payments ever payable on the Royalty-Linked Notes.

Prior to the Rights Offering, there were 2,579,400 Royalty-Linked Notes outstanding. Up to 420,000 Royalty-Linked Notes may be issued pursuant to the Rights Offering in the event the Rights Offering is fully subscribed, which would result in up to 2,999,400 Royalty-Linked Notes outstanding after the Rights Offering if the Rights Offering is fully subscribed. Under the Royalty-Linked Notes Indenture, the maximum number of Royalty-Linked Notes that may be issued is 3,000,000. If additional Royalty-Linked Notes were to be issued after the Rights Offering, because the Royalty-Linked Notes Indenture establishes a cap on the payment rate payable by Iterum Bermuda in respect of all of the Royalty-Linked Notes issued under the Royalty-Linked Notes Indenture in the aggregate, any additional issuance could reduce the amount payable in respect of each Royalty-Linked Note during any payment period or delay or reduce the likelihood of payment of the RLN Maximum Return Amount in respect of each Royalty-Linked Note. In the event the Rights Offering is fully subscribed, the aggregate RLN Maximum Return Amount in respect of the 420,000 Royalty-Linked Notes issued pursuant to the Rights Offering would be $67,200,000. In the event the maximum number of Royalty-Linked Notes under the Royalty-Linked Notes Indenture are issued, the aggregate RLN Maximum Return Amount in respect of those 3,000,000 Royalty-Linked Notes would be $480,000,000.

The following table sets forth the range of payments per 50 Royalty-Linked Notes that would be payable assuming certain hypothetical RLN Net Revenues in the event of two hypothetical scenarios: (i) we receive FDA approval for the uUTI indication, regardless of whether we also receive FDA approval for the cUTI indication after or at the same time as approval for the uUTI indication, and (ii) we receive FDA approval for the cUTI indication only and do not receive FDA approval for the uUTI indication. The amounts set forth in the table for each hypothetical scenario assume that the Offering is fully subscribed, that no default interest becomes payable under the Royalty-Linked Notes Indenture, that we receive FDA approval for a specified sulopenem product for at least one of the two indications prior to December 31, 2025, and that we earn net revenues on such product. Other scenarios could occur as alternatives to these hypothetical scenarios, and those other scenarios would result in different amounts payable. For example, in the event the cUTI indication were approved first, followed by approval for the uUTI indication at a later date, the resulting payment rate per 50 Royalty-Linked Notes would change from the amount shown in Scenario 2 to the amount shown in Scenario 1 at the time of the uUTI approval. In such alternative scenarios, both the rate changes and the levels of net revenues before and after the rate changes would affect the payment outcomes.

All amounts set forth in the table are solely for the purpose of illustrating amounts payable in relation to hypothetical potential asset performance and do not represent our predictions or estimations of actual future amounts payable, payments, or net revenues for any period, and we can provide no assurance that there will be any amounts payable or payments based on net revenues or that either or both indications will receive FDA approval.

				RLN Net Revenues (through 2045)
		Aggregate payment rate in respect of all outstanding Royalty- Linked Notes	Payment rate payable per Unit (50 Royalty- Linked Notes)	$10,000,000	$25,000,000	$50,000,000	$100,000,000	$500,000,000	$1,000,000,000	$2,399,520,000	(1)	$3,199,360,000	(2)
Scenario 1:	Iterum receives FDA approval for the uUTI indication (i) only or (ii) prior to or at the same time as FDA approval for cUTI	15%	0.00025005001000200%	$25.01	$62.51	$125.03	$250.05	$1,250.25	$2,500.50	$6,000.00		$8,000.00

Scenario 2:	Iterum receives FDA approval for the cUTI indication only	20%	0.00033340001333600%	$33.34	$83.35	$166.70	$333.40	$1,667.00	$3,334.00	$8,000.00		$8,000.00

	Total outstanding Royalty-Linked Notes (assuming full subscription of Rights Offering)	2,999,400

	RLN Maximum Return Amount per Unit (50 Royalty-Linked Notes)	$8,000.00

(1)	RLN Net Revenues at which RLN Maximum Return Amount is paid in Scenario 2.
(2)	RLN Net Revenues at which RLN Maximum Return Amount is paid in Scenario 1.

Paying Agent and Registrar; Transfer and Exchange

We have initially designated the RLN Trustee as our paying agent and registrar and its office in the United States as a place where Royalty-Linked Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Royalty-Linked Notes, and we may act as paying agent or registrar.

A holder of Royalty-Linked Notes may transfer or exchange Royalty-Linked Notes at the office of the registrar in accordance with the Royalty-Linked Notes Indenture. The registrar and the RLN Trustee may require a holder of Royalty-Linked Notes, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the RLN Trustee or the registrar for any registration of transfer or exchange of Royalty-Linked Notes, but we, the RLN Trustee or the registrar may require a holder of Royalty-Linked Notes to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Royalty-Linked Notes Indenture.

The registered holder of a Royalty-Linked Note will be treated as its owner for all purposes.

RLN Net Revenues

The amount payable on the Royalty-Linked Notes in any RLN Payment Measurement Period is based on designated net revenues of Iterum and its subsidiaries as set forth in the Royalty-Linked Notes Indenture, or RLN Net Revenues. RLN Net Revenues are determined by calculating RLN Gross Revenue (as defined below) in respect of Products for the relevant RLN Payment Measurement Period, minus each of the following items to the extent attributable to activities in the U.S. that are incorporated in accordance with U.S. generally accepted accounting principles:

•

sales returns made and allowances paid or taken, including trade, quantity and cash discounts, price adjustments, rebates, chargebacks, reimbursements or similar payments ordinarily granted or given but excluding discounts taken as part of bundling or other forms of multi-product purchase arrangements,

•	adjustments arising from consumer discount programs,

•	customs or excise duties, valued-added taxes, sales taxes, consumption taxes and other taxes (except income taxes) or duties relating to sales which are paid with respect to sales of Products, and

•	separately itemized freight and insurance incurred in shipping Products (to the extent that such costs are included in the amount invoiced to customers and included in RLN Gross Revenue).

“RLN Gross Revenue” means, as to any Products, for any RLN Payment Measurement Period, the total amount invoiced to and recognized as revenue on account of U.S. sales of such Products in accordance with U.S. generally accepted accounting principles by Iterum or its subsidiaries with respect to the sale by Iterum or its subsidiaries or licensees or sublicensees of any Product. RLN Gross Revenue does not include amounts invoiced to and recognized as revenue on account of sales outside the U.S.

The Royalty-Linked Notes Indenture contains provisions for determining the gross amount recognized as RLN Gross Revenue by Iterum or its subsidiaries in the event that any Product is sold in the U.S. together with one or more other therapeutically active ingredients or therapies not constituting any Product for a single price.

Pursuant to the Royalty-Linked Notes Indenture, we and the Guarantors are required to use diligent efforts to generate net revenues and cause the payments to achieve the RLN Maximum Return Amount prior to the end date of the Royalty-Linked Notes Indenture on December 31, 2045 (or on December 31, 2025 if no FDA approvals have been obtained by such date).

Default Interest

The Royalty-Linked Notes Indenture provides for two types of default interest: (1) default interest in respect of a failure to pay amounts that are due and payable under the notes, or nonpayment default interest, and (2) default interest in respect of certain other of its obligations under the Royalty-Linked Notes Indenture, which we refer to as Other Default Interest. The Royalty-Linked Notes Indenture further provides for two types of Other Default Interest: (a) Other Default Interest in respect of curable defaults, which is not credited against the RLN Maximum Return Amount, and (b) Other Default Interest in respect of uncurable defaults, which is credited against the RLN Maximum Return Amount.

Any amounts on any Royalty-Linked Note that are due and payable but have not been paid or duly provided for, or defaulted amounts, will accrue nonpayment default interest at an annual rate equal, as of any date that nonpayment default interest accrues, to the prime rate of interest quoted by Bloomberg on such date or on the most recent date when available from Bloomberg, or if not generally available from Bloomberg quoted by a similar reputable data source on such date or on the most recent date quoted, plus 3.00%, calculated daily on the basis of a 365 day year or, if lower, the highest rate permitted under applicable law, with such nonpayment default interest accruing from, and including, the relevant payment date to, but excluding, the date on which such defaulted amounts will have been paid by us.

Other Default Interest will accrue, with respect to each Royalty-Linked Note, on a base number equal to the product of 100 and the principal amount of such Royalty-Linked Note, on a daily basis, from and after the occurrence of, and during the continuance of:

•	Iterum Bermuda’s or any Guarantor’s failure to comply with its respective obligations described under “—Consolidation, Merger or Sale of Assets;”

•

Iterum Bermuda’s or any Guarantor’s failure for 30 days after Iterum Bermuda’s receipt of written notice from the RLN Trustee or the holders of Royalty-Linked Notes representing the right to receive at least 25% of the aggregate principal amount payable on the Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) to comply with any of their respective agreements contained in the Royalty-Linked Notes, the guarantee or the Royalty-Linked Notes Indenture; or

•

the guarantee being held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor denies or disaffirms its obligations under the Royalty-Linked Notes Indenture or the guarantee;

and through and including the earlier of December 31, 2045 (or on December 31, 2025 if no FDA approvals have been obtained by such date) and the date that payments (excluding any amounts paid in respect of default interest other than Other Default Interest in respect of uncurable defaults) in an aggregate amount equal to the RLN Maximum Return Amount have been paid in respect of such Royalty-Linked Note. Upon the occurrence and during the continuance of any event of default pursuant to the first, second and third bullets above, Other Default Interest will accrue and become payable at an annual rate equal to 4.00% calculated daily on the basis of 365 day year or, if lower, the highest rate permitted under applicable law, upon the next occurring date on which interest payment is due, in each case in accordance with, and subject to the conditions and limitations set forth in the Royalty-Linked Notes Indenture. Other Default Interest will become due and payable on the first Royalty-Linked Notes payment date to occur after the occurrence of such event of default, and on each Royalty-Linked Notes payment date thereafter that corresponds to any RLN Payment Measurement Period (as defined above under “—Payments on the Royalty-Linked Notes; Paying Agent and Registrar; Transfer and Exchange”) during which such event of default is continuing.

Ranking

The Royalty-Linked Notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Royalty-Linked Notes. The Royalty-Linked Notes will rank equal in right of payment (subject to the limitations described here and in the Royalty-Linked Notes Indenture) with all of our existing and future liabilities that are not so subordinated (other than certain liabilities that are preferred under applicable law), including the Private Placement Notes and the Exchangeable Notes. The Royalty-Linked Notes will, subject to the terms of the Royalty-Linked Notes Indenture, be subordinated to our Senior Debt (as defined below under “—Subordination”). The Royalty-Linked Notes will effectively rank junior to any of our secured indebtedness, including our obligations under the Loan Agreement, to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Royalty-Linked Notes only after all indebtedness under such secured debt has been repaid in full from such assets. The Royalty-Linked Notes will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries, if any. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Royalty-Linked Notes then outstanding.

Because the payment obligations in respect of the Royalty-Linked Notes are subject to the Limited Recourse Qualification, in the event that the Company has not generated RLN Net Revenues requiring payment of such royalty obligations, such payment obligations will effectively rank junior in right of payment to, and are effectively subordinated to, any of Iterum Bermuda’s other unsecured indebtedness.

In the event of Iterum Bermuda’s bankruptcy, liquidation, reorganization or other winding up, the holders of such other unsecured indebtedness will be entitled to receive payment from Iterum Bermuda without any requirement that such payment be shared ratably with the holders of the Royalty-Linked Notes, except to the extent that the Company has generated RLN Net Revenues requiring payment of such royalty obligations.

As of June 30, 2020, we had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. This included $51.6 million principal amount of unsecured indebtedness under the Private Placement Notes. After giving effect to the issuance of the Royalty-Linked Notes and the Exchangeable Notes (assuming all of the Rights offered are exercised), our total principal amount of indebtedness would have been approximately $71.7 million.

Guarantees

Guarantee by Iterum

The amounts payable on the Royalty-Linked Notes and all of our other obligations under the Royalty-Linked Notes Indenture and the Royalty-Linked Notes, which we refer to together as the RLN Guarantee Obligations, are fully and unconditionally guaranteed on an unsecured basis by Iterum.

The guarantee by Iterum of the Royalty-Linked Notes ranks equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Iterum (other than certain liabilities that are preferred under applicable law), including Iterum’s guarantees of the Private Placement Notes and the Exchangeable Notes. The guarantee is subordinated to Iterum’s Senior Debt. The guarantee is effectively subordinated to Iterum’s secured indebtedness, including its obligations under the Loan Agreement, to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of Iterum’s subsidiaries to the extent such subsidiaries do not guarantee the Royalty-Linked Notes.

As of June 30, 2020, Iterum and its subsidiaries (including the Subsidiary Guarantors) on a consolidated basis had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. This included $51.6 million principal amount of indebtedness under the Private Placement Notes. After giving effect to the issuance of the Exchangeable Notes and Royalty-Linked Notes (assuming all of the Rights offered are exercised), Iterum’s total principal amount of consolidated indebtedness would have been approximately $71.7 million.

The ability of Iterum’s subsidiaries, including the Subsidiary Guarantors, to pay dividends and make other payments to Iterum are restricted by the Loan Agreement and may be restricted by any future debt instruments, applicable corporate and other laws and regulations as well as agreements to which its subsidiaries may become a party.

Guarantees by Subsidiary Guarantors

The RLN Guarantee Obligations are fully and unconditionally guaranteed on an unsecured basis by the Subsidiary Guarantors. The guarantees by the Subsidiary Guarantors of the Royalty-Linked Notes rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Subsidiary Guarantors (other than certain liabilities that are preferred under applicable law), including Subsidiary Guarantors’ guarantees of the Private Placement Notes and the Exchangeable Notes. The guarantees are subordinated to the Subsidiary Guarantors’ Senior Debt. The guarantees are effectively subordinated to the Subsidiary Guarantors’ secured indebtedness, including their obligations under the Loan Agreement, to the extent of the value of the assets securing that debt and effectively subordinated to any indebtedness and other liabilities of the Subsidiary Guarantors’ subsidiaries to the extent such subsidiaries do not guarantee the Royalty-Linked Notes.

As of June 30, 2020, the Subsidiary Guarantors had $63.3 million principal amount of outstanding indebtedness (not including trade payables and other obligations incurred in the ordinary course of business), of which $10.9 million was secured indebtedness. The Subsidiary Guarantors’ indebtedness included guarantees of $51.6 million principal amount of our indebtedness under the Private Placement Notes. After giving effect to the issuance of the Royalty-Linked Notes and the Exchangeable Notes (assuming all of the Rights offered are exercised), the Subsidiary Guarantors’ total principal amount of indebtedness would have been approximately $71.7 million.

Scope and Limitations of Guarantees

Each guarantee will be a continuing guarantee and shall (i) remain in full force and effect until the payment in full and satisfaction of the RLN Guarantee Obligations, (ii) be binding upon such Guarantor and (iii) inure to the benefit of and be enforceable by the RLN Trustee, the Holders’ Representative, the holders of the Royalty-Linked Notes and their permitted successors, transferees and assigns.

Because the payment obligations of Iterum Bermuda are subject to the Limited Recourse Qualification, each Guarantor’s guarantee of the Royalty-Linked Notes, to the extent in respect of such payment obligations, is also limited by the Limited Recourse Qualification.

The Royalty-Linked Notes Indenture provides that the obligations of each Guarantor are limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the RLN Guarantee Obligations of the Guarantors under the guarantees not constituting a fraudulent transfer or conveyance.

Subordination

The payment obligations evidenced by Royalty-Linked Notes and the RLN Guarantee Obligations are each subordinated to the prior payment in full of all Senior Debt, as defined below. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any Senior Debt or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, we and the Guarantors may not make any payments (including payments of default interest and principal) on the Royalty-Linked Notes. In addition, upon any payment or distribution of assets upon any dissolution, winding-up, liquidation or reorganization of us or any of the Guarantors, the payment of any amounts due on the Royalty-Linked Notes will be subordinated to the extent provided in the Royalty-Linked Notes Indenture in right of payment to the prior payment in full of all Senior Debt. Because of this subordination, if we or the Guarantors dissolve or otherwise liquidate, holders of the Royalty-Linked Notes may not receive all or any portion of the amount then due and payable on the Royalty-Linked Notes. The subordination provisions do not prevent the occurrence of an event of default under the Royalty-Linked Notes Indenture.

“Senior Debt” means (i) all of our obligations and the obligations of the Guarantors to Silicon Valley Bank now existing or hereafter arising, including the obligations pursuant to the Loan Agreement, together with all costs of collecting such obligations, (ii) all obligations now existing or hereafter arising under any agreement in connection with the provision by Silicon Valley Bank of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, (iii) all interest accruing after the commencement by or against us or any of the Guarantors of any bankruptcy, reorganization or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding and (iv) any obligations of ours or the Guarantors hereafter arising that we or the applicable Guarantor designate as “Senior Debt”; provided, however, that the aggregate principal amount of any such indebtedness will not exceed $50,000,000 outstanding at any time.

As of June 30, 2020, there was $10.9 million principal amount of outstanding Senior Debt.

Optional Redemption

No “sinking fund” is provided for the Royalty-Linked Notes, which means that we are not required to redeem or retire the Royalty-Linked Notes periodically. With the consent of the Senior Debt holders, we may at any time redeem all, but not less than all, of the Royalty-Linked Notes in exchange for a cash amount per note equal to the RLN Maximum Return Amount of such note less payments made through the applicable redemption date in respect of such note, plus any accrued but unpaid nonpayment default interest and Other Default Interest in respect of curable defaults accruing through and including the applicable redemption date. In the event the applicable redemption date occurs prior to FDA approval and the first commercial sale of the Products and within 60 days of a change of control of Iterum, the redemption price will be reduced to 50% of the RLN Maximum Return Amount of such note less payments made through the applicable redemption date in respect of such note, plus any accrued but unpaid default interest.

Finance Company

Iterum Bermuda is a finance subsidiary of Iterum with no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the Royalty-Linked Notes and the Exchangeable Notes issued in the Private Placement and being offered hereby, and intra-group loans made and expected to be made by Iterum Bermuda to Iterum with the net proceeds from the Private Placement and, if any, from the offering of the Royalty-Linked Notes and the Exchangeable Notes in the Rights Offering. The intra-group loan of the net proceeds of the Royalty-Linked Notes issued in the Private Placement is, and any future intra-group loans of the proceeds of the Royalty-Linked Notes issued in the Rights Offering will be, on identical payment terms to the Royalty-Linked Notes Indenture. Therefore when a payment is required by Iterum Bermuda under the terms of the Royalty-Linked Notes, an identical amount will automatically become due and owing by Iterum to Iterum Bermuda under the intra-group loan; however, Iterum does not intend to segregate any amounts from potential revenues from the Products in a separate pool or account. In addition, there is no intention to assign any of the intellectual property rights relating to the Products to Iterum Bermuda and those intellectual property rights are expected to remain with Iterum Therapeutics International Limited. As a result, the ability of Iterum Bermuda to meet its obligations under the Royalty-Linked Notes is limited, and investors in the Royalty-Linked Notes will be primarily dependent on Iterum’s ability to repay the intra-group loans made and expected to be made and Iterum’s and the Subsidiary Guarantors’ guarantees. Thus, investors in the Royalty-Linked Notes will be primarily dependent on the future performance, the results of operations and financial condition of Iterum and its consolidated subsidiaries for satisfaction of Iterum Bermuda’s obligations under the Royalty-Linked Notes.

Consolidation, Merger or Sale of Assets

The Royalty-Linked Notes Indenture provides that Iterum will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not Iterum) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the Republic of Ireland, or an entity organized under the laws of such other jurisdiction approved by a holders of Royalty-Linked Notes representing the right to receive no less than a majority of the aggregate principal amount of all Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding, and such corporation (if not Iterum) expressly assumes by supplemental indenture all of Iterum’s obligations under the Royalty-Linked Notes, the Royalty-Linked Notes Indenture and the guarantee; (ii) immediately after giving effect to such transaction, no event of default has occurred and is continuing under the Royalty-Linked Notes Indenture, (iii) immediately after giving effect to such transaction, Iterum maintains, directly or indirectly, 100% equity ownership of us and the Subsidiary Guarantors, (iv) to the extent such transaction constitutes a change of control of Iterum, we and the Guarantors require the ultimate beneficial owner of the acquiring person or persons to guarantee the obligations of Iterum and Iterum Bermuda under the Royalty-Linked Notes Indenture; and (v) in the case of a consolidation, merger, sale, conveyance, transfer or lease involving us or the Subsidiary Guarantors, the successor in such transaction is a wholly owned subsidiary of Iterum. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) will succeed to, and may exercise every right and power of, ours under the Royalty-Linked Notes Indenture, and we will be discharged from our obligations under the Royalty-Linked Notes and the Royalty-Linked Notes Indenture, except in the case of any such lease.

Events of Default

Each of the following is an event of default with respect to the Royalty-Linked Notes:

•

default in any payment or default interest on any note when due and payable and the default continues for a period of 30 days after our receipt of written notice from the RLN Trustee of the holders of Royalty-Linked Notes representing the right to receive at least 25% of the aggregate principal amount payable on the Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes);

•	our or any Guarantor’s failure to comply with its respective obligations under “—Consolidation, Merger or Sale of Assets;”

•

our or any Guarantor’s failure for 30 days after our receipt of written notice from the RLN Trustee or the holders of Royalty-Linked Notes representing the right to receive at least 25% of the aggregate principal amount payable on the Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) to comply with any of their respective agreements contained in the Royalty-Linked Notes, the guarantee or the Royalty-Linked Notes Indenture;

•

certain events of bankruptcy, insolvency, or reorganization involving us, a Guarantor or any of Iterum’s significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act); or

•

the guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor denies or disaffirms its obligations under the Royalty-Linked Notes Indenture or the guarantee.

If an event of default under the first bullet above occurs, the sole remedy of the holders of the Royalty-Linked Notes will be to institute suit for payment of any defaulted amounts and any default interest, and no holder will have the right to accelerate payment of any amount in respect of the Royalty-Linked Notes, to demand payment of monetary damages other than such defaulted amounts and any default interest, or to demand payment of the RLN Maximum Return Amount in respect of any note prior to any date that any such amount would otherwise become due and payable in respect of such note. In no event, including the occurrence any event of default, will we be obligated to make any payment in respect of the Royalty-Linked Notes on account of any assets or properties other than the RLN Net Revenues.

The holders of a majority of the aggregate principal amount of the outstanding Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) may waive all past events of default with respect to the Royalty-Linked Notes (except with respect to nonpayment of default interest or payments due on the Royalty-Linked Notes, if any).

Each holder of Royalty-Linked Notes will have the right to receive payment or delivery, as the case may be, of:

•	unpaid and accrued payments due as a result of net revenues earned on the Products, if any; and

•	accrued and unpaid default interest, if any,

on its Royalty-Linked Notes, on or after the respective due dates expressed or provided for in the Royalty-Linked Notes Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

If an event of default occurs and is continuing, the RLN Trustee will be under no obligation to exercise any of the rights or powers under the Royalty-Linked Notes Indenture at the request or direction of any of the holders of the Royalty-Linked Notes unless such holders have offered to the RLN Trustee indemnity and/or security satisfactory to the RLN Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, if any, when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder of Royalty-Linked Notes may pursue any remedy with respect to the Royalty-Linked Notes Indenture or the Royalty-Linked Notes unless:

•	such holder has previously given the RLN Trustee written notice that an event of default is continuing;

•

holders of Royalty-Linked Notes representing the right to receive at least 25% of the aggregate principal amount payable on the Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) have requested the RLN Trustee to pursue the remedy;

•	such holders have offered the RLN Trustee security and/or indemnity satisfactory to it against any loss, liability or expense;

•	the RLN Trustee has not complied with such request for 60 days after the receipt of the request and the offer of security and/or indemnity; and

•

the holders of Royalty-Linked Notes representing the right to receive no less than a majority of the aggregate principal amount of all Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding have not given the RLN Trustee a direction that, in the opinion of the RLN Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of Royalty-Linked Notes representing the right to receive no less than a majority of the aggregate principal amount of all Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the RLN Trustee or of exercising any trust or power conferred on the RLN Trustee under the Royalty-Linked Notes Indenture.

The Royalty-Linked Notes Indenture provides that in the event an event of default has occurred and is continuing, the RLN Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The RLN Trustee, however, may refuse to follow any direction that conflicts with law or the Royalty-Linked Notes Indenture or that the RLN Trustee determines is unduly prejudicial to the rights of any other holder of Royalty-Linked Notes or that would involve the RLN Trustee in personal liability. Prior to taking any action under the Royalty-Linked Notes Indenture, the RLN Trustee will be entitled to indemnification and/or security satisfactory to it against all losses, liabilities or expenses caused by taking or not taking such action.

The Royalty-Linked Notes Indenture provides that if we become aware of the occurrence of an event of default, or an event, circumstance or condition that following the notice or lapse of time provided for in the description of the events of default under the Royalty-Linked Notes Indenture above would constitute and event of default, we are required to file with the RLN Trustee a written notice of such event of default or event, circumstance or condition as soon as possible, and in any event within 15 business days. After the RLN Trustee receives such notice, the RLN Trustee must send to each holder of Royalty-Linked Notes notice of the event of default or event, circumstance or condition within 90 days after it receives notice thereof unless such event of default or event, circumstance or condition is cured or waived before the RLN Trustee gives such notice to the holders of the Royalty-Linked Notes. In addition, we are required to deliver to the RLN Trustee, within 120 days after the end of each fiscal year, a certificate stating that we have conducted a review of our activity and performance under the Royalty-Linked Notes Indenture, the guarantee and the Royalty-Linked Notes and indicating whether the signers thereof know of any noncompliance with the conditions and covenants under the Royalty-Linked Notes Indenture that occurred during the previous year under the Royalty-Linked Notes Indenture.

Certain Covenants

The Royalty-Linked Notes Indenture contains negative covenants which, among other things and subject to specified exceptions, prohibit us and the Guarantors (and their subsidiaries) from:

•

(i) selling, transferring or assigning any assets that are material to the business of Iterum and its subsidiaries, taken as a whole, other than (A) sales, transfers or assignments of assets as among us and any Guarantor or among Guarantors, (B) sales of inventory in the ordinary course of the business of Iterum and its subsidiaries, (C) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in conduct of the business of Iterum and its subsidiaries, (D) transactions wholly outside the United States involving development, marketing, distribution, services, sponsored research, collaboration, technology licensing or co-promotion agreements, strategic alliances or other non-U.S. corporate partnering transactions, and including sub-licensing or assignment of any non-U.S. rights under the Pfizer License; or (E) sales of certain other assets in an aggregate amount representing 25% of Iterum’s and its subsidiaries consolidated assets, or (ii) selling, transferring, assigning or entering into any exclusive license with respect to the rights of the Guarantors to any Products, other than a transaction in accordance with “—Consolidation, Merger or Sale of Assets” below , or a sale pursuant to cause (i)(A), (B), (D) or (E);

•	permitting us, the Subsidiary Guarantors, or any other significant subsidiary of Iterum to undergo a change of control, other than in connection with a change of control of Iterum;

•

agreeing to the creation of any lien or encumbrance on any assets that would reasonably be expected to reduce the amount of any payment under the Royalty-Linked Notes below the reasonably expected amount of such payment prior to the creation of such lien or encumbrance;

•

selling, transferring or assigning any rights to receive payments of royalties or license fees included in the calculation of RLN Net Revenues (i) in connection with a financing transaction or (ii) in a manner that would reasonably be expected to reduce the amount of RLN Net Revenues or payments under the Royalty-Linked Notes below the reasonably expected amount of RLN Net Revenues or payments, as applicable, prior to the taking of such action;

•

entering into any amendment of, waiving any rights under, agreeing to the termination of any rights or provisions under, or agreeing to the assignment of any rights or delegation of duties under, the Pfizer License if such amendment, waiver, termination, assignment or delegation could reasonably be expected to reduce the amount of RLN Net Revenues or payments under the Royalty-Linked Notes below the reasonably expected amount of RLN Net Revenues or payments, as applicable, prior thereto; and

•

take any other action outside the ordinary course of the business of Iterum and its subsidiaries that, directly or indirectly, would reasonably be expected to reduce the amount of RLN Net Revenues or payments under the Royalty-Linked Notes below the reasonably expected amount of RLN Net Revenues or payments, as applicable, prior to the taking of such action.

We or the Guarantors (as applicable) may only take any of these prohibited actions after first providing at least 10 days’ prior written notice thereof to the holders of the Royalty-Linked Notes and obtaining the consent of the holders representing the right to receive no less than a majority of the aggregate principal amount of all Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding, which consent will be subject to a veto right of the holders of 30% of the outstanding notes, which must include Sarissa so long as Sarissa owns at least 10% of the outstanding notes issued under the Royalty-Linked Notes Indenture.

In addition, the Royalty-Linked Notes Indenture prohibits us and the Guarantors from directly or indirectly paying or causing to be paid any consideration to any holder of any Royalty-Linked Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Royalty-Linked Notes Indenture, the Royalty-Linked Notes, the guarantees or the Investor Rights Agreement unless such consideration is offered to be paid (or agreed to be paid) and is paid to all holders of Royalty-Linked Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Modification and Amendment

Subject to certain exceptions, the Royalty-Linked Notes Indenture or the Royalty-Linked Notes may be amended with the consent of the holders of Royalty-Linked Notes representing the right to receive no less than a majority of the aggregate principal amount of all Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Royalty-Linked Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of Royalty-Linked Notes representing the right to receive no less than a majority of the aggregate principal amount of all Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Royalty-Linked Notes). However, without the consent of each holder of an outstanding Royalty-Linked Note affected, no amendment may, among other things:

•	reduce the payment rate of the Royalty-Linked Notes;

•	reduce the amount or percentages of Royalty-Linked Notes whose holders must consent to an amendment or waive any past default;

•	reduce the rate of default interest payable on the Royalty-Linked Notes;

•	reduce the principal amount of any note;

•	reduce the RLN Maximum Return Amount of any note;

•	make any note payable in a currency or at a place of payment other than that stated in the note;

•	change the meaning of certain terms defined in the Royalty-Linked Notes Indenture;

•	change any provision of the Royalty-Linked Notes Indenture or the related definitions to affect the ranking of the Royalty-Linked Notes or the guarantee;

•	increase the aggregate principal amount of Royalty-Linked Notes to an amount in excess of $120,000;

•	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions;

•

modify the Guarantee in any manner adverse to the holders of the Royalty-Linked Notes (including the release of any guarantor from any of its obligations under its guarantee or the Royalty-Linked Notes Indenture); or

•	make any change to the provisions regarding the obligations of confidentiality and non-use of confidential information of the Holders’ Representative.

Without the consent of any holder of Royalty-Linked Notes, we and the RLN Trustee may amend the Royalty-Linked Notes Indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	provide for the assumption by a successor corporation of our or the Guarantors’ obligations under the Royalty-Linked Notes, the Royalty-Linked Notes Indenture or the guarantee;

•	add additional guarantees and/or Guarantors with respect to the Royalty-Linked Notes;

•	secure the Royalty-Linked Notes;

•

add to our covenants or events of default for the benefit of the holders of the Royalty-Linked Notes or surrender any right or power conferred upon us or the Guarantors under the Royalty-Linked Notes Indenture;

•	make any change that does not adversely affect the rights of any holder;

•	provide for the acceptance of appointment by a successor RLN Trustee or facilitate the administration of the trusts under the Royalty-Linked Notes Indenture by more than one trustee

•	make any amendments or changes necessary to comply with the U.S. Trust Indenture Act of 1939, as amended;

•	reflect the issuance of additional Royalty-Linked Notes as permitted by the Royalty-Linked Notes Indenture; or

•

make any changes or modifications necessary in connection with the registration of the Royalty-Linked Notes under the U.S. Securities Act of 1933, as amended, that do not adversely affect the interests of the holders of the Royalty-Linked Notes in any material respect.

Holders of the Royalty-Linked Notes do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the Royalty-Linked Notes Indenture becomes effective, we are required to deliver, or cause to be delivered, to the Holders’ Representative and the holders of the Royalty-Linked Notes a notice briefly describing such amendment. However, the failure to give such notice to the Holders’ Representative, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the Royalty-Linked Notes Indenture by delivering to the securities registrar for cancellation all outstanding Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) or by depositing with the RLN Trustee or delivering to the holders of the Royalty-Linked Notes, as applicable, cash sufficient to pay all of the outstanding Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes), in an amount equal to the RLN Maximum Return Amount of such notes less payments previously made in respect of such notes, and paying all other sums payable under the Royalty-Linked Notes Indenture by us. Such discharge is subject to terms contained in the Royalty-Linked Notes Indenture.

Calculations in respect of the Royalty-Linked Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the Royalty-Linked Notes. These calculations include, but are not limited to, determinations of any accrued default interest payable on the Royalty-Linked Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Royalty-Linked Notes (other than with respect to the determination as to whether default interest is due). We will provide a schedule of our calculations to the RLN Trustee, and the RLN Trustee is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The RLN Trustee will forward our calculations to any holder of Royalty-Linked Notes upon the written request of that holder.

Reports

The Royalty-Linked Notes Indenture provides that any documents or reports that Iterum is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the RLN Trustee within 15 days after the same are required to be filed with the SEC. Documents filed by Iterum with the SEC via the EDGAR system will be deemed to be filed with the RLN Trustee as of the time such documents are filed via EDGAR, it being understood that the RLN Trustee will not be responsible for determining whether such filings have been made.

Delivery of reports, information and documents to the RLN Trustee under the Royalty-Linked Notes Indenture is for informational purposes only and the information and the RLN Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants thereunder (as to which the RLN Trustee is entitled to rely exclusively on an officer’s certificate).

Rule 144A and Rule 144 Information

At any time Iterum is not subject to Section 13 or 15(d) of the Exchange Act, Iterum will, so long as any of the Royalty-Linked Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the RLN Trustee and will, upon written request, provide to any holder of Royalty-Linked Notes, beneficial owner or prospective purchaser of such Royalty-Linked Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Royalty-Linked Notes pursuant to Rule 144A under the Securities Act and the information required to be delivered pursuant to Rule 144(c) under the Securities Act to facilitate the resale of such Royalty-Linked Notes pursuant to Rule 144 under the Securities Act.

Withholding; Organizational Limitations

We or the RLN Trustee, as the case may be, will be entitled to make a deduction or withholding from any payment which either of us makes under the Royalty-Linked Notes Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder of a Royalty-Linked Notes failing to satisfy any certification or other requirements in respect of the Royalty-Linked Notes, in which event we or the RLN Trustee, as the case may be, will make such payment after such withholding or deduction has been made and will account to the relevant authorities for the amount so withheld or deducted and will have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

At all times at which any Royalty-Linked Note is outstanding, Iterum will (a) maintain, directly or indirectly, 100% equity ownership of us and the Subsidiary Guarantors, and (b) cause Iterum Bermuda to elect to be treated as a disregarded entity for U.S. federal income tax purposes (and, in each case, neither Iterum nor Iterum Bermuda shall take any action that is inconsistent with the foregoing); provided that if Iterum Bermuda is held indirectly by Iterum, it shall be considered as disregarded as a separate entity from Iterum for U.S. federal income tax purposes.

RLN Trustee

Computershare Trust Company, N.A. is the initial RLN Trustee, security registrar and paying agent. Computershare Trust Company, N.A., in each of its capacities, including without limitation as RLN Trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Computershare Limited, an affiliate of Computershare Trust Company, N.A., currently serves as the transfer agent and registrar for our ordinary shares.

Holders’ Representative

The Royalty-Linked Notes Indenture provides that Iterum Holders’ Representative LLC, a Delaware limited liability company and an affiliate of Sarissa Capital Management LP, which is affiliated with certain funds which are holders of Private Placement Royalty-Linked Notes, will initially serve as representative of the holders of

Royalty-Linked Notes, or the Holders’ Representative. The Royalty-Linked Notes Indenture sets forth the rights and responsibilities of the Holders’ Representative, which include, among other things:

•

confirming or disputing our calculation of RLN Gross Revenue (as defined above under “—RLN Net Revenues”), RLN Net Revenues (as defined above under “—RLN Net Revenues”), default interest or the amount of any payment to the holders of Royalty-Linked Notes;

•

engaging counsel, accountants or other advisors in furtherance of confirming or disputing our calculations described in the bullet above, including in connection with any proceeding to resolve a related dispute;

•	giving and receiving notices, communications and consents under the Royalty-Linked Notes Indenture on behalf of the holders of Royalty-Linked Notes;

•

doing any and all things and to taking any and all action that the Holders’ Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in the Royalty-Linked Notes Indenture to enforce the rights of the holders of Royalty-Linked Notes.

Additionally, the Royalty-Linked Notes Indenture provides a dispute resolution process by which the Holders’ Representative may engage an independent auditor to verify the accuracy of our payments, if any, to the holders of the Royalty-Linked Notes, and the figures underlying those calculations.

The Royalty-Linked Notes Indenture authorizes and empowers the Holders’ Representative to be the exclusive representative, exclusive agent and attorney-in-fact of the holders of the Royalty-Linked Notes to make all decisions and determinations and to act (or not act) and execute, deliver and receive all agreements, documents, instruments and consents on behalf of and as agent for the holders of the Royalty-Linked Notes at any time and in connection with, and that may be necessary or appropriate to accomplish the intent and to implement the provisions of, the Royalty-Linked Notes Indenture, without any further action of any of the holders of the Royalty-Linked Notes or us.

Neither the Holders’ Representative nor any of its affiliates, nor any of its or their members, general or limited partners, managers, directors, officers, contractors, advisors agents and employees (collectively, the “Holders’ Representative Group”), shall be liable to any holder of Royalty-Linked Notes for any action or failure to act in connection with the acceptance or administration of the Holders’ Representative’s responsibilities under the Royalty-Linked Notes Indenture, unless and only to the extent such action or failure to act constitutes fraud, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. Pursuant to the Royalty-Linked Notes Indenture, we and each of the holders of Royalty-Linked Notes agree to promptly pay or procure the payment of the Holders’ Representative’s fees, expenses or losses arising out of or in connection with the Holders’ Representative’s duties, including the reasonable out-of-pocket costs and expenses of defending the Holders’ Representative Group against any claims, charges, demands, suits or loss (collectively, the “Holders’ Representative Expenses”) and to indemnify the Holders’ Representative Group for, and defend and hold the Holders’ Representative Group harmless against, any such Holders’ Representative Expenses. The Holders’ Representative Expenses (i) shall include the fees, disbursements and costs of counsel and other skilled professionals and costs incurred in connection with seeking recovery from insurers solely to the extent reasonably incurred and (ii) shall exclude any loss or liability of the Holders’ Representative Group that has been finally determined by a court of competent jurisdiction to be a result of the Holders’ Representative’s fraud, bad faith or willful misconduct. The holders of the Royalty-Linked Notes acknowledge that the Holders’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to the Royalty-Linked Notes Indenture or the transactions contemplated thereby. To the extent that any such funds or liabilities are so spent or incurred, they shall be deemed Holders’ Representative Expenses and shall be subject to the repayment and indemnification provisions set forth in the Royalty-Linked Notes Indenture. Furthermore, the Holders’ Representative shall not be required to take any action unless the Holders’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Holders’ Representative against the costs, expenses and liabilities which may be incurred by the Holders’ Representative in performing such actions. Pursuant to the Royalty-Linked Notes Indenture, each of the holders of Royalty-Linked Notes acknowledges and agrees that any transfer, sale or other disposition of Royalty-Linked Notes shall not relieve the transferring holder of the indemnification and reimbursement obligations set forth in the Royalty-Linked Notes Indenture; provided, that any such indemnification and reimbursement obligations may be transferred to an unaffiliated third party that acquires the Royalty-Linked Notes, and thereupon becomes a holder of Royalty-Linked Notes, in a bona fide arms’ length transaction.

The Holders’ Representative may be removed for any reason or no reason by written consent of the holders of Royalty-Linked Notes representing the right to receive no less than a majority of the aggregate principal amount of all Royalty-Linked Notes (including the Private Placement Royalty-Linked Notes) then outstanding if Sarissa ceases to own, directly or indirectly, at least 10% of the outstanding notes issued under the Royalty-Linked Notes Indenture.

Governing Law

The Royalty-Linked Notes Indenture provides that it, the guarantees and the Royalty-Linked Notes, and any claim, controversy or dispute arising under or related to the Royalty-Linked Notes Indenture, the guarantees or the Royalty-Linked Notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Royalty-Linked Notes

The Royalty-Linked Notes will be initially issued in the form of one or more registered Royalty-Linked Notes in global form, without interest coupons, which we refer to as the global Royalty-Linked Notes. Upon issuance, each of the global Royalty-Linked Notes will be deposited with the RLN Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global Royalty-Linked Notes may not be exchanged for Royalty-Linked Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Royalty-Linked Notes

All interests in the global Royalty-Linked Notes will be subject to the operations and procedures of DTC, and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the Royalty-Linked Notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of us, the Guarantors, the Holders’ Representative or the RLN Trustee are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies, including the Subscription Agent; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the Royalty-Linked Notes represented by that global note for all purposes under the Royalty-Linked Notes Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have Royalty-Linked Notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated Royalty-Linked Notes; and

•

will not be considered the owners or holders of the Royalty-Linked Notes under the Royalty-Linked Notes Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the RLN Trustee under the Royalty-Linked Notes Indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of Royalty-Linked Notes under the Royalty-Linked Notes Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest, if any, with respect to the Royalty-Linked Notes represented by a global note will be made by the RLN Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Guarantors, Holders’ Representative or the RLN Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds.

Certificated Royalty-Linked Notes

Royalty-Linked Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Royalty-Linked Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global Royalty-Linked Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	a beneficial owner of any global note notifies us that it is an affiliate of us or Iterum and requests that its beneficial interest therein be issued as a note in physical form; or

•	an event of default with respect to the Royalty-Linked Notes has occurred and is continuing and such beneficial owner requests that its Royalty-Linked Notes be issued in physical, certificated form.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our Memorandum and Articles of Association, or our Constitution, and applicable provisions of the Irish Companies Act 2014, or the Irish Companies Act. You should read our Constitution including our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure—Authorized and Issued Share Capital

Our authorized share capital consists of 150,000,000 ordinary shares of $0.01 each and 100,000,000 undesignated preferred shares of $0.01 each. As of August 5, 2020, we had 21,239,093 ordinary shares outstanding held by approximately 14 shareholders of record and we had no preferred shares outstanding.

We may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

The rights and restrictions to which the ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of our preferred shares. Preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option and may be convertible into or exchangeable for shares of any of our other class or classes, depending on the terms of such preferred shares. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Issuance of Shares

As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares for cash without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Our board of directors is authorized pursuant to a shareholder resolution passed on June 10, 2020 to issue new ordinary or preferred shares up to the amount of the authorized but unissued share capital as at that date for cash without shareholder approval for a period of five years from the date of the passing of the resolution.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, we have opted out of these pre-emption rights by way of shareholder resolution passed on June 10, 2020 as permitted under Irish company law. Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”) and our current opt-out will expire on June 10, 2025. If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee share option or similar equity plan.

Pursuant to the terms of the Investor Rights Agreement entered into in connection with the Private Placement, for so long as Sarissa owns 10% of our outstanding ordinary shares on a fully diluted basis, Sarissa has a right of first offer with respect to our future proposed equity financings up to that portion of such new securities which equals Sarissa’s then-percentage ownership of our outstanding ordinary shares on a fully diluted basis, subject to specified exceptions for certain exempt issuances and pursuant to specified procedures. In the event our board of directors determines in good faith that we must conduct an equity financing on an expedited basis without compliance with the right of first offer described above in order to avoid material harm to us or any of our affiliates, we may effect and consummate such equity financing and, as promptly as practicable following the consummation of such equity financing, Sarissa will have the opportunity to participate in such equity financing and be put in the same place (including in respect of the percentage ownership of our equity securities) Sarissa would have been had such equity financing been effected in accordance with the terms of the right of first offer. As set forth in the Investor Rights Agreement, in any 12 month period, we may conduct an equity financing without compliance with the pre-emptive rights described above, or an Excused Issuance; provided that we may not issue new securities (other than specified exempted securities) exceeding (in the aggregate with all other Excused Issuances during such 12 month period) 5% of the issued and outstanding ordinary shares on a fully diluted basis, and we may not issue new securities (other than specified exempted securities) in exchange for consideration (whether in cash or other property) the value of which exceeds (in the aggregate with all other Excused Issuances during such 12 month period) $5.0 million. We may only consummate two Excused Issuances for so long as the Investor Rights Agreement is in effect.

Our Articles of Association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association. We are subject to the rules of the Nasdaq Global Market that require shareholder approval of certain equity plans and share issuances. Our board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share based grant must be paid pursuant to the Irish Companies Act.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, so far as not previously utilized by distribution or capitalization, less accumulated realized losses of a company, so far as not previously written off in a reduction or reorganization of capital, and includes reserves created by way of capital reduction, on a standalone basis. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the undenominated capital, the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital and any other reserve that we are prohibited from distributing by applicable law.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of the company. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of the company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. The “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of the distribution.

Consistent with Irish law, our Articles of Association authorize the directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. The board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. Dividends may be paid in U.S. dollars or any other currency.

Our directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

Our directors may also authorize the issuance of shares with preferred rights to participate in our declared dividends. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Our Articles of Association provide that, in general, any ordinary share which we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us may technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions.” If our Articles of Association did not contain such provisions, all repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “—Purchases by Subsidiaries” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to the Articles of Association or the purchase of our ordinary shares by a subsidiary of the Company, in each case in accordance with our Articles of Association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves (which are described above under “Dividends”) or, if the company proposes to cancel the shares on redemption, the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the company. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provisions of our articles described above, shareholder approval will not be required to redeem our shares.

We may also be given an additional general authority by our shareholders to purchase our own shares on-market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors may also issue preferred shares or other classes or series of shares which may be redeemed at either our option or the option of the shareholder, depending on the terms of such preferred shares. Please see “—Authorized Share Capital.”

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under Irish law, an Irish or non-Irish subsidiary of the Company may purchase our shares either as overseas market purchases on a recognized stock exchange such as the Nasdaq or off-market. For a subsidiary of ours to make market purchases of our shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular market purchase by a subsidiary of our shares is required. We may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at our annual general meetings.

For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and from the date of the notice of the meeting at which the resolution approving the contract is proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.

In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Global Market, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds shares of ours, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary of ours must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Articles of Association provide that we will have a first and paramount lien on every share for all debts and liabilities of any shareholder to the company, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the Articles of Association of an Irish company limited by shares and will only be applicable to our shares that have not been fully paid up. See “—Transfer and Registration of Shares.”

Consolidation and Division; Subdivision

Under our Articles of Association, we may, by ordinary resolution (unless the directors determine otherwise), divide all or any of our issued share capital into shares of smaller nominal value than our existing shares (often referred to as a share split) or consolidate all or any of our issued share capital into shares of larger nominal value than is fixed by our memorandum of association (often referred to as a reverse share split), provided that the proportion between the amount paid for such share and the amount, if any, unpaid on each reduced share after the subdivision remains the same.

Reduction of Share Capital

We may, by ordinary resolution (unless the directors determine otherwise), reduce our authorized but unissued share capital in any way. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Irish Companies Act.

Annual General Meetings of Shareholders

We are required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland.

Notice of an annual general meeting must be given to all of our shareholders and to our auditors. Our Articles of Association provide for a minimum notice period of 21 clear days (i.e. 21 days excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect), which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are (i) the consideration of the statutory financial statements, report of the directors, report of the statutory auditors, (ii) review by the members of the company’s affairs and (iii) the appointment or re-appointment of the statutory auditors.

At any annual general meeting, only such business may be conducted as has been brought before the meeting:

•	in the notice of the meeting;

•	by or at the direction of the board of directors;

•	in certain circumstances, at the direction of the Irish High Court;

•	as required by law; or

•	that the chairman of the meeting determines is properly within the scope of the meeting.

In addition, and subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may propose business in advance of the meeting to be considered thereat.

Extraordinary General Meetings of Shareholders

Our extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of our paid up share capital carrying voting rights, (iii) in certain circumstances, on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court.

Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business will be conducted as is set forth in the notice thereof or is proposed pursuant to and in accordance with the procedures and requirements set out in our Articles of Association.

Notice of an extraordinary general meeting must be given to all of our shareholders and to our auditors. Under Irish law and our Articles of Association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21 day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

If the board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that the fact is known to a director to be held not later than 56 days from such date. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Quorum for General Meetings

Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more shareholders present in person or by proxy at any meeting of shareholders holding not less than a majority of the issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

Voting

Our Articles of Association provide that all votes at a general meeting will be decided on a poll and that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our Articles of Association, which provide that our board of directors may permit shareholders to notify us of their proxy appointments electronically.

In accordance with our Articles of Association, our directors may from time to time authorize the issuance of preferred shares or any other class or series of shares. These shares may have such voting rights as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be satisfied in the terms of such shares). Treasury shares or shares of ours that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects as contained in our memorandum of association;

•	amending our Articles of Association;

•	approving a change of name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit; transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration from a public limited company to a private company;

•	purchase of own shares off-market;

•	reduction of issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that the company be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	variation of class rights attaching to classes of shares (where our Articles of Association do not provide otherwise).

Neither Irish law nor any of our constituent documents places limitations on the right of non-resident or foreign owners to vote or hold our shares.

Variation of Rights Attaching to a Class or Series of Shares

Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Record Date

Our Articles of Association provide that the board may fix in advance a date as the record date (i) for any such determination of members entitled to notice of or to vote at a general meeting of the members, which record date shall not be more than 60 days before the date of such meeting, and (ii) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not be more than 60 days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.

If no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.

Shareholder Proposals

Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting of a U.S.-listed company, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

To be timely for an annual general meeting, a shareholder’s notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office (i) with respect to our first annual general meeting as a public limited company, not later than the 10th day following the day on which public announcement of the date of such annual general meeting is made and (ii) with respect to all other annual general meetings not less than 90 days nor more than 120 days before the first anniversary of the notice convening our annual general meeting for the prior year. In the event that the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the preceding year’s annual general meeting, notice by the member must be so delivered by close of business on the day that is not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (a) 90 days prior to the day of the contemplated annual general meeting or (b) 10 days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

To be timely for business or nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received not less than 90 days nor more than 120 days prior to the date of such extraordinary general meeting or, if the first public announcement of the date of the extraordinary general meeting is less than 100 days prior to the date of the meeting, by close of business 10 days after the day on which the public announcement of the date of the extraordinary general meeting is first made by us.

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of our shares. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Shareholders’ Suits

In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go unredressed. The cause of action may be against a director, another person or both.

A shareholder may also bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of our Constitution; (ii) inspect and obtain copies of the minutes of general meetings and any resolutions; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (iv) inspect copies of directors’ service contracts; (v) inspect copies of instruments creating charges; (vi) receive copies of statutory financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (vii) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law with the notice of annual general meeting and must be presented to our shareholders at our annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

•

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of (i) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, and (ii) representing 75% in value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholder of each participating class or series and the court, is binding on all of the shareholders of each participating class or series;

•

through a tender or takeover offer by a third party, in accordance with the Irish Takeover Rules and the Irish Companies Act, for all of our shares. Where the holders of 80% or more of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders may also be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise its “squeeze-out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such term as an Irish court, on application of the bidder or non-tendering shareholder, may order. If our shares were to be listed on the Euronext Dublin or another regulated stock exchange in the European Union, the aforementioned 80% threshold would be increased to 90%;

•

by way of a transaction with a company incorporated in the European Economic Area which includes all member states of the European Union and Norway, Iceland and Liechtenstein (EEA) under the European Communities (Cross-Border Mergers) Regulations 2008 (as amended). Such a transaction must be approved by a special resolution and by the Irish High Court. If we are being merged with another EEA company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the consideration payable to our shareholders is not all in the form of cash, our shareholders may be entitled to require their shares to be acquired at fair value; and

•	by way of a merger with another Irish company under the Irish Companies Act which must be approved by a special resolution and by the Irish High Court.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the European Communities (Cross-Border Merger) Regulations 2008 (as amended) or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. Our shareholders must therefore make such a notification to us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or if, as a result of a transaction, a shareholder who was interested in 3% or more of our shares ceases to be so interested. Where a shareholder is interested in 3% or more of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures should be notified to us within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, under the Irish Companies Act, we may by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, will be void;

•	no voting rights will be exercisable in respect of those shares;

•	no further shares will be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment will be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of 1.0% or more.

Irish Takeover Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer;

•

where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that he or she can fulfil in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other of our voting rights may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would (i) increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, or (ii) in the case of a person holding (together with its concert parties) shares representing 30% or more of our voting rights, after giving effect to the acquisition, increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a person makes a voluntary offer to acquire outstanding ordinary shares of ours, the offer price must be no less than the highest price paid for our shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any party acting in concert with it has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or any party acting in concert with it during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with any party acting in concert with it, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Anti-Takeover Provisions

Shareholder Rights Plan

Our Articles of Association expressly authorize our board of directors to adopt a shareholder rights plan, subject to applicable law.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by our shareholders at a general meeting; or

•	the Irish Takeover Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	our shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Business Combinations with Interested Shareholders

Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which the person became a 15% shareholder unless: (i) prior to the date on which the person becomes a 15% shareholder, a committee of our disinterested directors approved the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

Further Provisions

Certain other provisions of Irish law or our Constitution may be considered to have anti-takeover effects, including advance notice requirements for director nominations and other shareholder proposals, as well as those described under the headings “—Description of Share Capital—Capital Structure—Authorized and Issued Share Capital” (regarding issuance of preferred shares), “Description of Share Capital—Pre-emption Rights, Share Warrants and Share Options,” “—Description of Share Capital—Disclosure of Interests in Shares,” “—Description of Share Capital—Appointment of Directors,” “—Description of Share Capital—Removal of Directors.”

Insider Dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer shall deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

Corporate Governance

Our Articles of Association allocate authority over the day-to-day management of the company to the board of directors. Our board of directors may then delegate management of the Company to committees of the board or such other persons as it thinks fit. Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of our Company. The board of directors may create new committees or change the responsibilities of existing committees from time to time. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of the committee.

Legal Name; Incorporation; Fiscal Year; Registered Office

Our legal and commercial name is Iterum Therapeutics plc. We were incorporated in Ireland in June 2015 and re-registered as a public limited company in March 2018. Our registered address is Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2. As set forth in our memorandum of association, our purpose, among other things, is to carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiaries or associated companies.

Appointment of Directors

The Irish Companies Act provides for a minimum of two directors. Our Articles of Association provide that the number of directors will be not less than two and not more than 13. The authorized number of directors within the prescribed range will be determined solely by our board of directors and does not require approval or ratification by the shareholders in a general meeting. Our directors will be elected by way of an ordinary resolution at a general meeting save that directors in contested elections will be elected by a plurality of the votes of the shares present in person or represented by proxy at the relevant general meeting and entitled to vote on the election of directors. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors may appoint an additional director or additional directors to make up such minimum or may convene a general meeting for the purpose of making such appointment. Casual vacancies may be filled by the board of directors.

Our Articles of Association provide that our board of directors is divided into three classes serving staggered three-year terms. Shareholders do not have cumulative voting rights. Accordingly, the holder of a majority of the voting rights attaching to our ordinary shares will, as a practical matter, be entitled to control the election of all directors. At each annual general meeting, directors will be elected for a full term of three years to succeed those directors of the relevant class whose terms are expiring.

Under our Articles of Association, our board of directors has the authority to appoint directors to the board either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board fills a vacancy, the director will hold this position as a director for a term that will coincide with the remaining term of the relevant class of director. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board in accordance with our Articles of Association.

Pursuant to the terms of the Investor Rights Agreement entered into in connection with the Private Placement, for so long as Sarissa owns at least 5% or 12.5%, as applicable, of our outstanding ordinary shares on a fully diluted basis, promptly, and in any event no more than 5 business days following written request of Sarissa, we will cause our board of directors to increase the size of the board by one or two members (such number being sufficient to allow the Investor Designees (as defined below) to be appointed to our board of directors), as applicable, and we will cause our board of directors to consist of no more than 10 members without the prior written consent of Sarissa. In addition, for so long as Sarissa owns at least 12.5% of our outstanding ordinary shares on a fully diluted basis, Sarissa will have the right to designate two directors to our board of directors and, for so long as Sarissa owns at least 5% but less than 12.5%, Sarissa will have the right to designate one director to our board of directors, or the Investor Designees, in each case subject to certain limitations. Pursuant to the terms of the Investor Rights Agreement, such Investor Designees will be appointed to our board of directors and to be members of the class of directors that was subject to reelection at our most recent annual general meeting of shareholders. The Investor Designees will be entitled to be a member of any committee of the board of directors subject to the terms of the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, the Private Placement Investors, subject to specified exceptions, have agreed with us to vote in favor of the election of the Investor Designees, and we have agreed to cause the Investor Designees to be named in any relevant proxy statement.

Removal of Directors

The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of the intention to move any such resolution be given by the shareholders to the company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting.

The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.

Director Interested Transactions

Under the Irish Companies Act and our Articles of Association, a director who has an interest in a proposal, arrangement or contract is required to declare the nature of his or her interest at the first opportunity either (i) at a meeting of the board at which such proposal, arrangement or contract is first considered (provided such director knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested) or (ii) by providing a general notice to the directors declaring that he or she is to be regarded as interested in any proposal, arrangement or contract with a particular person, and after giving such general notice will not be required to give special notice relating to any particular transaction. Provided the interested director makes such required disclosure, he or she shall be counted in determining the presence of a quorum at a meeting regarding the relevant proposal, arrangement or contract and will be permitted to vote on such proposal, arrangement or contract.

Pursuant to our Articles of Association, it is within the directors’ sole discretion to determine their compensation.

Borrowing

Pursuant to our Articles of Association, among the directors’ powers are the right to borrow money and to mortgage or charge the company’s undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the company or of any third party.

Duration; Dissolution; Rights upon Liquidation

Our duration will be unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns. We may also be dissolved by the Director of Corporate Enforcement in Ireland where the affairs of the company have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in our Articles of Association or the terms of any shares issued by the directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up. If the Articles of Association and terms of issue of the shares of the Company contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Share Certificates

Pursuant to the Irish Companies Act, a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Stock Exchange Listing

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “ITRM.” Our ordinary shares are not listed on the Euronext Dublin.

No Sinking Fund

Our shares have no sinking fund provisions.

Transfer and Registration of Shares

Our transfer agent is Computershare Trust Company, N.A. The transfer agent maintains our share register, and registration in the share register will be determinative of membership in us. A shareholder of ours who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to our transfer agent. Our Articles of Association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a transferee. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the transferee or transferor (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee or transferor (at its discretion) and (iii) have a lien against the shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our shares has been paid unless one or both of such parties is otherwise notified by us.

Our Articles of Association delegate to our secretary (or such other person as may be nominated by the secretary for this purpose) the authority to execute an instrument of transfer on behalf of a transferring party.

Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates (if any) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as our directors or secretary may appoint.

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year, as our board of directors may from time to time determine (except as may be required by law).

MATERIAL TAX CONSEQUENCES

MATERIAL IRISH TAX CONSEQUENCES FOR U.S. HOLDERS

The following is a summary of the material Irish tax consequences for U.S. Holders of the Exchangeable Notes, the Royalty-Linked Notes and ordinary shares based on the laws of Ireland and published practice of the Irish Revenue Commissioners, in each case, currently in force in Ireland and subject to change. For purposes of this summary, we refer to the Exchangeable Notes and the Royalty-Linked Notes collectively as the Notes. The summary only applies to U.S. Holders that legally and beneficially hold their Notes or ordinary shares as an investment and does not address special classes of holders including, but not limited to, dealers in securities, insurance companies, pension schemes, employee share ownership trusts, collective investment undertakings, charities, tax exempt organizations, financial institutions and close companies (as determined for Irish tax purposes), each of which may be subject to special rules not discussed below. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the Notes or ordinary shares should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the Notes or ordinary shares and the receipt of interest or dividends thereon under the laws of their country of residence, citizenship or domicile.

Solely for the purposes of this summary of Irish tax considerations, a “U.S. Holder” means a holder of Notes or ordinary shares that (i) beneficially owns the Notes or ordinary shares registered in their name; (ii) is resident in the United States for the purposes of the Ireland-United States Double Taxation Convention, or the Treaty, and, where applicable, is entitled to the relevant benefits provided under the terms of the Treaty; (iii) in the case of an individual holder, is not also resident or ordinarily resident in Ireland for Irish tax purposes; (iv) in the case of a corporate holder, is not resident in Ireland for Irish tax purposes and is not ultimately controlled by persons resident in Ireland; and (v) is not engaged in any trade or business and does not perform independent personal services through a permanent establishment or fixed base in Ireland.

Notes

Interest withholding tax

In general, tax at the standard rate of income tax (currently 20%), is required to be withheld from payments of Irish source interest. Interest paid on the Notes may have an Irish source. If the interest on the Notes does have an Irish source then an exemption from withholding tax on interest payments exists under Section 64 of the Taxes Consolidation Act, 1997, or the TCA, for certain securities, or quoted Eurobonds, issued by a company (such as Iterum Bermuda), which are interest bearing and are quoted on a recognized stock exchange.

Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:

i.	the person by or through whom the payment is made is not in Ireland; or

ii.	the payment is made by or through a person in Ireland, and either:

a)	the quoted Eurobond is held in a clearing system recognized by the Irish Revenue Commissioners, or

b)

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as an Irish paying agent) in the prescribed form.

So long as, at the time interest is paid on the Notes, the Notes are quoted on a recognized stock exchange, such as the Bermuda Stock Exchange, and are held in a recognized clearing system, such as DTC (or, if not so held, payments on the Notes are made through a paying agent not in Ireland), interest on the Notes can be paid by us and any paying agent acting on our behalf without any withholding or deduction for or on account of Irish income tax. We will use commercially reasonable efforts to procure approval for the listing of the Notes on the Bermuda Stock Exchange pursuant to Section IIIB of the Bermuda Stock Exchange Listing Regulations.

If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply, Iterum Bermuda can still pay interest on the Notes free of withholding tax provided that it is a “qualifying company” (within the meaning of section 110 TCA), which we and Iterum expect it will be, and provided the interest is paid to a person resident in a “Relevant Territory” (i.e. a member state of the European Union (other than Ireland) or a country with which Ireland has in force or has signed a double tax agreement). For this purpose, residence is determined by reference to the law of the country in which the recipient claims to be resident. This exemption from withholding tax will not apply, however, if the interest is paid to a company in connection with a trade or business carried on by it through a branch or agency in Ireland.

If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply, there are provisions in Irish tax legislation and the Treaty which may allow the payment of interest without withholding tax to U.S. Holders. Their application may require us to have knowledge of the tax residence of the U.S. Holders and/or the U.S. Holders to provide the Irish Revenue Commissioners with appropriate documentation including, in some instances, a certificate of residency. The administrative process for applying these exemptions where the Notes are held through DTC may require clarification with the Irish Revenue Commissioners.

In certain limited circumstances a payment of interest by Iterum Bermuda which is considered dependent on the results of Iterum Bermuda’s business or which represents more than a reasonable commercial return can be re-characterised as a distribution subject to dividend withholding tax.

A payment of profit dependent or excessive interest on the Royalty-Linked Notes will not be re-characterised as a distribution to which dividend withholding tax could apply where, broadly, the Noteholder is either:

a)	an Irish tax resident person;

b)

a person who in respect of the interest, is subject under the laws of a Relevant Territory to tax which generally applies to profits, income or gains received from sources outside that territory, without any reduction computed by reference to the amount of the interest payment;

c)

for so long as the Royalty-Linked Notes are quoted Eurobonds, neither a person which is a company which directly or indirectly controls Iterum Bermuda or which is controlled by a third company which directly or indirectly controls Iterum Bermuda nor is a person (including any connected person) (a) from whom Iterum Bermuda has acquired assets, (b) to whom Iterum Bermuda has made loans or advances, or (c) with whom Iterum Bermuda has entered into a return agreement (as defined in section 110(1) TCA) where the aggregate value of such assets, loans, advances or agreements represents 75% or more of the assets of Iterum Bermuda, and we refer to such a person falling within this category of person as a Specified Person; or

d)	an exempt pension fund, government body or other resident in a Relevant Territory person (which is not a Specified Person).

The Finance Act 2011 introduced the restrictions described above on the tax deductibility of payments of profit dependent or excessive interest by a qualifying company, such as Iterum Bermuda. However, as noted above, in the case of listed profit dependent or excessive interest notes (as it is expected the Royalty-Linked Notes will be) those restrictions do not apply where the interest is either (i) not paid to a Specified Person or (ii) if the recipient is a Specified Person, Iterum Bermuda is not in possession, or aware, of information, including information about any arrangement or understanding in relation to the ownership of the Royalty-Linked Notes after that time, which could reasonably be taken to indicate that interest or other distributions which would be payable in respect of the Royalty-Linked Notes would not be subject, without any reduction computed by reference to the amount of such interest, to a tax in a Relevant Territory which generally applies to profits income or gains received in that territory by persons from foreign sources.

The Finance Act 2019, or the Act, was enacted on 22 December 2019. Section 28 of the Act broadens the scope of the definition of Specified Person by, among other things, expanding the definition of ‘control’. Broadly, in addition to the circumstances described above, a person will have control of Iterum Bermuda where it has significant influence over Iterum Bermuda (i.e. the ability to participate in the financial and operating decisions of Iterum Bermuda) and holds directly or indirectly the right to at least:

•	20 percent of the issued share capital of Iterum Bermuda,

•	20 percent of the principal value of any profit participating or excessive interest notes issued by Iterum Bermuda (such as the Royalty-Linked Notes), or

•	20 percent of the interest payable in respect of any profit participating or excessive interest notes issued by Iterum Bermuda (such as the Royalty-Linked Notes).

If any holder of a Royalty-Linked Note is considered to be a Specified Person, interest which is payable (i.e. interest paid on the Royalty-Linked Notes) to that holder could potentially be treated as a distribution which is not deductible for tax purposes and is subject to dividend withholding tax where (ii) above is not satisfied (i.e. Iterum Bermuda is in possession, or aware, of information, including information about any arrangement or understanding in relation to the ownership of the Royalty-Linked Notes after that time, which could reasonably be taken to indicate that interest or other distributions which would be payable in respect of the Royalty-Linked Notes would not be subject, without any reduction computed by reference to the amount of such interest, to a tax in a Relevant Territory which generally applies to profits income or gains received in that territory by persons from foreign sources). The consequence of that could potentially be to increase the taxable profits of Iterum Bermuda and would also subject payments on such Royalty-Linked Notes to dividend withholding tax (subject to any available exemptions).

As indicated above, these changes should not in practice cause the interest on the Royalty-Linked Notes to cease to be deductible for Iterum Bermuda or to be subject to dividend withholding tax if, at the time that the Royalty-Linked Notes are issued, Iterum Bermuda is not in possession, or aware, of information, including information about any arrangement or understanding in relation to the ownership of the Royalty-Linked Notes after that time, which could reasonably be taken to indicate that interest or other distributions which would be payable in respect of the Royalty-Linked Notes would not be subject, without any reduction computed by reference to the amount of such interest, to a tax in a Relevant Territory which generally applies to profits income or gains received in that territory by persons from foreign sources.

Irish source income

Notwithstanding that a U.S. Holder may receive interest on the Notes free of withholding tax, a U.S. Holder may still be liable to pay Irish tax on the income. Interest paid on the Notes may have an Irish source and therefore be within the charge to Irish income tax and the Universal Social Charge, or USC. Ireland operates a self-assessment system in respect of tax on income and any person, including a person who is neither resident nor ordinarily resident in Ireland, with Irish source income comes within its scope.

However, interest on the Notes will be exempt from Irish income tax if the recipient of the interest is resident in a Relevant Territory such as the United States provided either (i) the Notes are quoted Eurobonds and are exempt from withholding tax as set out above, or (ii) in the event of the Notes not being or ceasing to be quoted Eurobonds exempt from withholding tax, if Iterum Bermuda is a qualifying company within the meaning of Section 110 TCA, which we and Iterum expect it will be, or (iii) if Iterum Bermuda has ceased to be a qualifying company, the recipient of the interest is a company resident in a Relevant Territory that generally taxes interest receivable by companies from foreign sources. In these circumstances, U.S. Holders will be exempt from Irish tax and USC on the Irish source income.

In the event of the Notes not being or ceasing to be quoted Eurobonds which are exempt from withholding tax, if the provisions in Irish tax legislation and the Treaty which may allow the payment of interest without withholding tax to U.S. Holders referred to above apply, then U.S. Holders will not be liable for Irish income tax on the interest.

Capital gains tax on sale, exchange, conversion, redemption or other disposition of Notes

U.S. Holders will not be subject to Irish capital gains tax, or CGT, (currently 33%) on the sale, exchange, conversion, redemption or other disposition of Notes provided that such Notes are quoted on a stock exchange at the time of disposition. A stock exchange for this purpose includes, among others, the Bermuda Stock Exchange.

If, for any reason, the Notes cease to be listed on the Bermuda Stock Exchange, U.S. Holders will not be subject to Irish CGT on the disposal of their Notes provided that the Notes do not, at the time of the disposal, derive the greater part of their value from land, buildings, minerals, or mineral rights or exploration rights in Ireland.

Capital acquisitions tax

Irish capital acquisitions tax, or CAT, is comprised principally of gift tax and inheritance tax. A gift or inheritance of Notes will come within the charge to Irish CAT (currently 33%) if either:

i.	the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland; or

ii.	the Notes are regarded as property situated in Ireland (i.e. if the Notes are in bearer form and are physically located in Ireland or if the register of the Notes is maintained in Ireland).

Irish stamp duty on the issue, sale, exchange, conversion, redemption or other disposition of Notes

No Irish stamp duty will arise on the issue, sale, exchange (including an exchange for ordinary shares pursuant to the terms of the Exchangeable Notes), conversion, redemption or other disposition of the Notes.

Encashment tax

Irish tax will not be required to be withheld at the standard rate of income tax (currently 20%) from interest on the Notes, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of a U.S. Holder provided such U.S. Holder has made a declaration to this effect in the prescribed form to the encashment agent or bank.

The guarantee

Payments to U.S. Holders under the Guarantee can be paid by Iterum and any paying agent acting on behalf of Iterum without any withholding or deduction for or on account of Irish income tax provided that, at the time the relevant payment is made, the Notes are quoted Eurobonds (i.e. the Notes are quoted on a recognized stock exchange, such as the Bermuda Stock Exchange, and held in a recognized clearing system, such as DTC (or, if not so held, payments on the Notes are made through a paying agent not in Ireland)).

If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply, there are provisions in Irish tax legislation and the Treaty which may allow the payment of interest without withholding tax to U.S. Holders. Their application may require us to have knowledge of the tax residence of the U.S. Holders and/or the U.S. Holders to provide the Irish Revenue Commissioners with appropriate documentation including, in some instances, a certificate of residency. The administrative process for applying these exemptions where the Notes are held through DTC may require clarification with the Irish Revenue Commissioners.

Information Exchange and the Implementation of FATCA in Ireland

Iterum Bermuda may be obliged to report certain information in respect of our U.S. investors (Noteholders) to the Irish Revenue Commissioners who will then share that information with the U.S. tax authorities.

These obligations stem from U.S. legislation, the Foreign Account Tax Compliance provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or the FATCA, which may impose a 30% U.S. withholding tax on certain ‘withholdable payments’ made on or after 1 July 2014 for non-compliance and requires Financial Institutions (as defined) to enter into and comply with an agreement with the U.S. Internal Revenue Service, or the IRS, to collect and provide to the IRS substantial information regarding direct and indirect owners and account holders.

Due to doubts as to whether FATCA could have extraterritorial effect, certain countries, including Ireland, have entered into intergovernmental agreements with the U.S. regarding the implementation of FATCA. On 21 December 2012 Ireland signed an Intergovernmental Agreement, or IGA, with the United States to Improve International Tax Compliance and to Implement FATCA. Under this agreement Ireland agreed to implement legislation to collect certain information in connection with FATCA and the Irish and U.S. tax authorities have agreed to automatically exchange this information. The IGA provides for the annual automatic exchange of information in relation to accounts and investments held by certain U.S. persons in a broad category of Irish financial institutions and vice versa.

Under the IGA and the Financial Accounts Reporting (United States of America) Regulations 2014, as amended by the Financial Accounts Reporting (United States of America) (Amendment) Regulations 2015, or the Irish Regulations, implementing the information disclosure obligations, Irish Financial Institutions are required to report certain information with respect to U.S. account holders and non-financial entities controlled by U.S. persons to the Irish Revenue Commissioners. The Irish Revenue Commissioners will automatically provide that information annually to the IRS. Such Irish Financial Institutions must obtain the necessary information from investors required to satisfy the reporting requirements whether under the IGA, the Irish Regulations or any other applicable legislation published in connection with FATCA and such information may be sought from each holder and beneficial owner of the Notes. However to the extent that the Notes are listed on a recognized stock exchange (which includes the Bermuda Stock Exchange), Irish Financial Institutions should have no reportable accounts in a tax year. In that event Iterum Bermuda will make a nil return for that year to the Irish Revenue Commissioners.

While the IGA and Irish Regulations should serve to reduce the burden of compliance with FATCA, and accordingly the risk of a FATCA withholding on payments, no assurance can be given in this regard.

Common Reporting Standard

The Common Reporting Standard, or CRS, framework was first released by the Organisation for Economic Co-Operation and Development, or OECD, in February 2014. To date, more than 100 jurisdictions have publically committed to implementation, many of which are early adopter countries, including Ireland. On 21 July 2014, the Standard for Automatic Exchange of Financial Account Information in Tax Matters, or the Standard, was published, involving the use of two main elements, the Competent Authority Agreement, or the CAA, and the CRS.

The goal of the Standard is to provide for the annual automatic exchange between governments of financial account information reported to them by local Financial Institutions relating to account holders resident in other participating countries to assist in the efficient collection of tax. The OECD, in developing the Standard, has used FATCA concepts and as such the Standard is broadly similar to the FATCA requirements, albeit with numerous alterations.

Ireland is a signatory jurisdiction to a Multilateral Competent Authority Agreement on the automatic exchange of financial account information in respect of the Standard while sections 891F and 891G of the TCA and regulations made thereunder contain the measures implementing the Standard in Ireland. The Returns of Certain Information by Reporting Financial Institutions Regulations 2015, or the CRS Regulations, gave effect to the Standard from 1 January 2016.

Directive 2014/107/EU on Administrative Cooperation in the Field of Taxation, or DAC II, implements the Standard in a European context and creates a mandatory obligation for all EU Member States to exchange financial account information in respect of residents in other EU Member States on an annual basis commencing in 2017 in respect of the 2016 calendar year. Regulations, the Mandatory Automatic Exchange of Information in the Field of Taxation Regulations 2015, which we refer to together with the CRS Regulations as the Regulations, gave effect to DACII from 1 January 2016.

Under the Regulations, a Reporting Financial Institution is required to collect certain information (e.g. name, address, jurisdiction of residence, TIN, date and place of birth (as appropriate)) on holders of the Notes and on certain Controlling Persons (as defined in the CRS) in the case of the holder of the Notes being a Passive Non-Financial Entity (as defined in the CRS), in order to identify accounts which are reportable to the Irish Revenue Commissioners. The Irish Revenue Commissioners shall in turn exchange such information with their counterparts in Participating Jurisdictions.

Ordinary shares of Iterum received on exchange of the Exchangeable Notes

Tax on chargeable gains on Ordinary Shares

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

A disposal of ordinary shares by a shareholder who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares are used, held or acquired for the purposes of a trade or business carried on by such shareholder through a branch or agency in Ireland.

A holder of ordinary shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of ordinary shares during the period in which such individual is non-resident.

Stamp duty on Ordinary Shares

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.

Shares held through DTC

A transfer of ordinary shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Shares held outside of DTC or transferred into or out of DTC

A transfer of ordinary shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

•	there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding tax on dividends paid on Ordinary Shares

Iterum does not expect to pay dividends for the foreseeable future. Should Iterum begin paying dividends (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, or DWT, currently at a rate of 25%.

For DWT purposes, a distribution includes any distribution that may be made by Iterum to its shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, Iterum is responsible for withholding DWT prior to making such distribution.

General exemptions

The following is a general overview of the scenarios where it will be possible for Iterum to make payments of dividends without deduction of DWT.

Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from parent if such shareholder is beneficially entitled to the dividend and is either:

•	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland;

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•

a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•

a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Income tax on dividends paid on Ordinary Shares

Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend received from Iterum. An exception to this position may apply where such shareholder holds ordinary shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by Iterum discharges the liability to income tax. An exception to this position may apply where the shareholder holds ordinary shares through a branch or agency in Ireland through which a trade is carried on.

Capital acquisitions tax

Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because the ordinary shares are regarded as property situated in Ireland for Irish CAT purposes as the Iterum share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the donee, and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. Shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF NOTES AND ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IN IRELAND, INCLUDING THE ACQUISITION, OWNERSHIP AND DISPOSAL OF NOTES AND ORDINARY SHARES.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following discussion describes the material U.S. federal income tax considerations for a U.S. Holder (as defined below) relating to (i) the issuance of the Rights and (ii) the ownership and disposition of the Exchangeable Notes, the Royalty-Linked Notes and our ordinary shares. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and do not expect to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this discussion. There can be no assurance that such statements and conclusions will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This discussion only applies to U.S. Holders who hold the Rights, Exchangeable Notes, Royalty-Linked Notes and ordinary shares as capital assets (generally property held for investment). In addition, this discussion only applies to Exchangeable Notes and Royalty-Linked Notes acquired pursuant to the exercise of Rights and to ordinary shares acquired pursuant to an exchange of Exchangeable Notes that were acquired pursuant to the exercise of Rights. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; brokers, dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; persons subject to Section 451(b) of the Code; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers or traders in commodities, currencies or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold Rights, Exchangeable Notes, Royalty-Linked Notes or our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly or through attribution (including by way of exchange and conversion rights) 10% or more of our ordinary shares; corporations that accumulate earnings to avoid U.S. federal income tax; and partnerships and other pass-through entities and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Rights, Exchangeable Notes, Royalty-Linked Notes or our ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds Rights, Exchangeable Notes, Royalty-Linked Notes or our ordinary shares, the U.S. federal income tax treatment of a partner will depend in part upon the status and activities of such entity and the particular partner.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU RELATING TO THE DISTRIBUTION OF RIGHTS AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF EXCHANGEABLE NOTES, ROYALTY-LINKED NOTES OR OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS AND NON-U.S. TAX LAWS.

Receipt, Exercise and Expiration of Rights

The tax treatment of the receipt, exercise and expiration of the Rights is subject to uncertainty, and alternative characterizations could apply.

Under one alternative, the receipt of a Right by a U.S. Holder pursuant to this Rights Offering will not be treated as a taxable distribution with respect to such holder’s ordinary shares or warrants for U.S. federal income tax purposes. Pursuant to this alternative, a U.S. Holder that exercises a Right would be treated as purchasing a Unit for cash in an amount equal to the Subscription Price. If such treatment applies, the U.S. Holder’s tax basis in the Exchangeable Note and the Royalty-Linked Notes that comprise the Unit will be equal to the amount of the Subscription Price allocated to each component, as described below under “Allocation of Subscription Price Among Exchangeable Note and Royalty-Linked Notes,” and the holder’s holding period in the Exchangeable Note and Royalty-Linked Notes will begin on the day after exercise of the Right. While it is not free from doubt, we intend to take the position that a holder exercising a Right has purchased a Unit in exchange for the Subscription Price. Unless specifically stated to the contrary, the discussion below assumes that this alternative describes the proper characterization of the receipt and exercise of a Right. Although we believe this is the proper characterization of the receipt and exercise of a Right, there may be alternative characterizations of the issuance of the Rights.

Under another alternative, the receipt of a Right by a U.S. Holder pursuant to this Rights Offering could be treated as a taxable distribution with respect to such U.S. Holder’s ordinary shares or warrants for U.S. federal income tax purposes in an amount equal to the fair market value of such Right. Such a distribution with respect to ordinary shares would be subject to the treatment described below under “Ownership of Ordinary Shares—Distributions on Ordinary Shares.” The tax treatment of distributions with respect to warrants is unclear; such a distribution may be subject to the treatment described below under “Ownership of Ordinary Shares—Distributions on Ordinary Shares.”

No U.S. federal income tax consequences should result to a U.S. Holder upon expiration of an unexercised Right.

Entity Classification Election for Iterum Bermuda

The Exchangeable Notes and Royalty-Linked Notes will be issued by Iterum Bermuda, which is Iterum’s wholly-owned Bermuda subsidiary. Iterum Bermuda has filed an election, effective prior to the issuance of the

Exchangeable Notes and Royalty-Linked Notes, to be classified for U.S. federal tax purposes as a disregarded entity. As a result, Iterum and Iterum Bermuda intend, and the following discussion assumes, that (i) Iterum Bermuda will not be treated for U.S. federal tax purposes as an entity separate from Iterum, and (ii) Iterum will be treated as the issuer of the Exchangeable Notes and Royalty-Linked Notes for U.S. federal tax purposes.

Allocation of Subscription Price Among Exchangeable Note and Royalty-Linked Notes

For U.S. federal income tax purposes, a U.S. Holder’s acquisition of a Unit should be treated as the acquisition of an “investment unit” consisting of one Exchangeable Note and 50 Royalty-Linked Notes. The issue price of an investment unit is generally determined in the same manner as the issue price of a debt instrument. Therefore, the issue price of a Unit should be the first price at which the Units are sold for money, which will be the Subscription Price. The issue price of the Unit must then be allocated between the Exchangeable Note and Royalty-Linked Notes that comprise the Unit based upon their relative fair market values.

The issue price that has been allocated to each Exchangeable Note is $768.73. Our allocation of the issue price is binding on all holders of Exchangeable Notes unless a holder explicitly discloses a different allocation on a timely filed income tax return for the taxable year that includes the date of acquisition of the Exchangeable Note. The remainder of the issue price of the Unit is allocable to the Royalty-Linked Notes.

Exchangeable Notes

Under the indenture governing the Exchangeable Notes, we agree, and by acceptance of an Exchangeable Note, each beneficial owner of an Exchangeable Note will be deemed to have agreed, to treat the Exchangeable Notes as indebtedness for U.S. federal income tax purposes. This discussion assumes that the Exchangeable Notes will be treated as indebtedness for U.S. federal income tax purposes.

Interest and OID on the Exchangeable Notes

The Exchangeable Notes will have original issue discount, or OID, for U.S. federal income tax purposes equal to the excess of an Exchangeable Note’s stated redemption price at maturity over its issue price. An Exchangeable Note’s stated redemption price at maturity is the sum of all payments provided by the terms of the Exchangeable Note, other than qualified stated interest. Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because interest on the Exchangeable Notes generally will not be paid until the maturity date, none of the interest paid on the Exchangeable Notes will be qualified stated interest, and the stated redemption price at maturity will include all interest payments. Additionally, the issue price of an Exchangeable Note (determined as described above under “Allocation of Subscription Price Among Exchangeable Note and Royalty-Linked Notes”) is significantly less than the principal amount of such Exchangeable Note. For these reasons, the Exchangeable Notes will be issued with OID for U.S. federal income tax purposes, and the amount of such OID is substantial.

As a result, a U.S. Holder will be required, regardless of such holder’s usual method of tax accounting, to use the accrual method of accounting to account for interest with respect to the Exchangeable Notes. A U.S. Holder will be required to accrue and include in such U.S. Holder’s gross income each year ordinary interest income on the Exchangeable Notes at the yield to maturity described below, although no cash payments will be made on the Exchangeable Notes until maturity or an earlier redemption, repurchase or exchange.

The amount of ordinary interest income that U.S. Holders will be required to accrue, for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the Exchangeable Notes, equals:

•

the product of (i) the adjusted issue price (as defined below) of the Exchangeable Notes as of the beginning of the accrual period and (ii) the yield to maturity (as defined below) of the Exchangeable Notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that such U.S. Holder held the Exchangeable Notes.

The adjusted issue price of an Exchangeable Note will be its issue price increased by the amount of any interest previously accrued under the rules described above. The accrual period of an Exchangeable Note may be of any length and may vary in length over the term of the Exchangeable Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The yield to maturity of an Exchangeable Note is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Exchangeable Note, produces an amount equal to the issue price of the Exchangeable Note. The yield to maturity is constant over the term of the Exchangeable Note.

Under the indenture governing the Exchangeable Notes, we agreed to provide in writing to each registered holder of an Exchangeable Note, within 75 days following the end of each calendar year, the amount of OID attributable to such holder. In addition, Forms 1099-OID will be provided to holders of Exchangeable Notes and the IRS by the applicable withholding or paying agents if required by applicable U.S. tax laws.

Additional Payments

We may be required to make payments of additional amounts to holders of Exchangeable Notes in certain circumstances as described above under “Description of Exchangeable Notes—Regular Interest; Special Interest”, “—Fundamental Change Permits Holders to Require Us to Repurchase Exchangeable Notes” and “— Optional Redemption.” Because we believe that the likelihood that we will be obligated to make any such payments on the Exchangeable Notes is remote or certain other exceptions apply, we intend to take the position (and this discussion assumes) that the Exchangeable Notes will not be treated as contingent payment debt instruments. Our determination that the Exchangeable Notes are not contingent payment debt instruments is binding on a U.S. Holder unless the U.S. Holder discloses a contrary position to the IRS in the manner required by the applicable Treasury regulations. Our determination, however, is not binding on the IRS. If the IRS were to successfully challenge our determination and the Exchangeable Notes were treated as contingent payment debt instruments, U.S. Holders would be required, among other things, (i) to accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than yield to maturity of the Exchangeable Notes determined as described above, (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or other taxable disposition of an Exchangeable Note, and (iii) treat the entire amount of gain realized upon a conversion of the Exchangeable Notes as taxable ordinary income. If any additional payments are in fact made, U.S. holders generally will be required to recognize such amounts as income.

Sale, Exchange or Other Taxable Disposition of Exchangeable Notes

Except as provided below under “Exchange of Exchangeable Notes,” and subject to the discussion below under “Ownership of Ordinary Shares—Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize gain or loss upon the sale, exchange or other taxable disposition of an Exchangeable Note equal to the difference between the amount realized upon such sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the Exchangeable Note. The amount realized will equal the amount of cash and the fair market value of any property received in exchange for the Exchangeable Note. A U.S. Holder’s adjusted tax basis in an Exchangeable Note will generally be equal to the issue price of the Exchangeable Note, increased by any interest previously accrued under the rules described above. Any gain or loss recognized on a sale, exchange or other taxable disposition of an Exchangeable Note will be capital gain or loss. If, at the time of the sale, exchange or other taxable disposition of the Exchangeable Note, the U.S. Holder is treated as holding the Exchangeable Note for more than one year, such capital gain or loss will be a long-term capital gain or loss. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations under the Code.

Exchange of Exchangeable Notes

Pursuant to the terms of the indenture governing the Exchangeable Notes, upon an exchange of the Exchangeable Notes, we may deliver solely ordinary shares (and cash in lieu of fractional shares), solely cash, or a combination of cash and ordinary shares, as described above under “Description of Exchangeable Notes—Exchange of Notes—Settlement upon Exchange.”

A U.S. Holder of Exchangeable Notes generally will not recognize gain or loss on the exchange of the Exchangeable Notes for ordinary shares, other than cash received in lieu of fractional shares, which will be treated as described below.

In the event that we deliver solely cash upon such an exchange, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder disposed of the Exchangeable Notes in a taxable disposition (as described above under “Sale, Exchange or Other Taxable Disposition of Exchangeable Notes”).

In the event that we deliver our ordinary shares and cash upon such an exchange, the U.S. federal income tax treatment of the exchange is uncertain. It is possible that the exchange may be treated as a recapitalization or as a taxable exchange in part as discussed below.

Treatment as a Recapitalization. If we pay a combination of cash and our ordinary shares in exchange for Exchangeable Notes, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that, as a result, the exchange would be treated as a recapitalization. In such case, capital gain, but not loss, would be realized equal to the excess of the sum of the fair market value of the ordinary shares and cash received over a U.S. Holder’s adjusted tax basis in the Exchangeable Notes, but such gain would be recognized only to the extent of the amount of cash received (excluding cash in lieu of fractional shares, which will be treated as described below).

Alternative Treatment as Part Exchange and Part Sale. If the exchange of Exchangeable Notes for cash and ordinary shares were not treated as a recapitalization, the cash payment received would generally be treated as proceeds from the sale of a portion of the Exchangeable Notes and taxed in the manner described under “Sale, Exchange or Other Taxable Disposition of Exchangeable Notes” above (or in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share), and the ordinary shares received should be treated as having been received upon an exchange of the Exchangeable Note, which generally would not be taxable to a U.S. Holder. In such case, the U.S. Holder’s adjusted tax basis in the Exchangeable Note would generally be allocated pro rata among the ordinary shares received, the fractional share that is treated as sold for cash and the portion of the Exchangeable Note that is treated as sold for cash in accordance with their fair market values.

Fractional Shares. Cash received in lieu of a fractional share will be treated as a payment in exchange for the fractional share and generally will result in capital gain or loss. Gain or loss recognized on the receipt of cash paid in lieu of fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share exchanged.

Basis and Holding Period of Ordinary Shares. Except as described above under “Alternative Treatment as Part Exchange and Part Sale,” the U.S. Holder’s tax basis in the ordinary shares received upon exchange of the Exchangeable Notes (including any fractional share deemed received) will be equal to the holder’s aggregate tax basis in the Exchangeable Notes exchanged, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).

A U.S. Holder’s holding period for the ordinary shares received by the holder upon exchange of Exchangeable Notes generally will include the period during which the holder held the Exchangeable Notes prior to the exchange.

Possible Effect of the Change in Exchange Consideration

In certain situations, we may undergo certain corporate transactions as described above under “Description of Exchangeable Notes—Recapitalizations, Reclassifications and Changes of the Ordinary Shares.” Depending on the circumstances, a change in the obligor of the Exchangeable Notes for U.S. federal income tax purposes or a change in the reference property upon such a corporate transaction could result in a deemed taxable exchange to a U.S. Holder and the modified note could be treated as a newly issued note at that time, potentially resulting in the recognition of taxable gain or loss. In addition, the exchange of the Exchangeable Note into stock (other than ordinary shares), other securities, other property or assets may also be a taxable exchange.

Constructive Distributions

The exchange rate of the Exchangeable Notes will be adjusted in certain circumstances, as described under “Description of Exchangeable Notes—Exchange of Notes—Exchange Rate Adjustments.” Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. Holder for U.S. federal income tax purposes. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the Exchangeable Notes, however, will generally not be considered to result in a deemed distribution to a U.S. Holder. Certain of the possible exchange rate adjustments provided in the Exchangeable Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our ordinary shares) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such an adjustment is made and does not so qualify, a U.S. Holder generally will be deemed to have received a distribution even if the U.S. Holder has not received any cash or property as a result of such adjustment. Any deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the description below under “Ownership of Ordinary Shares—Distributions on Ordinary Shares.” It is not clear whether a constructive dividend deemed paid to a U.S. Holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. Because a constructive dividend deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if backup withholding is required on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding taxes), any such payment may be withheld from payments of cash and ordinary shares payable on the Exchangeable Notes.

Ownership of Ordinary Shares

Passive Foreign Investment Company Consequences

Iterum is a “foreign corporation” for U.S. federal tax purposes. Special rules apply to U.S. Holders who own (or are treated as owning, indirectly or under certain constructive ownership rules which may apply to, among others, holders of convertible notes or, in some circumstances, exchangeable notes) shares in a foreign corporation that is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Based on the expected nature and amount of our estimated gross income, the anticipated nature and estimated average value of our gross assets, the expected proceeds of the Rights Offering and the transactions contemplated by the Purchase Agreement, the anticipated cash needs of our group’s operations and the nature and extent of the active businesses conducted by our “25% or greater” owned subsidiaries, we do not believe that Iterum will be classified as a PFIC in the current taxable year. Our status for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for any given taxable year. In addition, the composition of our income and assets for the current and future taxable years will be affected by how, and how quickly, we spend the cash we have on hand or raise in this offering.

If we were to be treated as a PFIC for any taxable year, and a U.S. Holder did not make either election described below, such U.S. Holder would be subject to special (default) rules with respect to: (1) any gain realized on a sale or other disposition of our ordinary shares and (2) any “excess distribution” that we make to such U.S. Holder (generally, any distribution during a single taxable year that, when added to all other distributions made during that year, is greater than 125 percent of the average annual distribution received in respect of such holder’s ordinary shares during the three preceding taxable years or, if shorter, such holder’s holding period for the ordinary shares).

Under these default rules: (1) the gain or excess distribution will be allocated ratably over the applicable holding period for the ordinary shares, (2) the amount allocated to the taxable year in which the U.S. Holder realizes the gain or excess distribution will be taxed as ordinary income, (3) the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and (4) the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year. Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

A U.S. Holder’s ordinary shares will be treated as stock in a PFIC if we were a PFIC at any time during such U.S. Holder’s holding period in the ordinary shares, even if we are not currently a PFIC.

If a U.S. Holder owns stock in a PFIC that is treated as marketable stock, such U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid and timely mark-to-market election, such U.S. Holder will not be subject to the default PFIC rules described above. Instead, in general, such U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of such holder’s ordinary shares at the end of the taxable year over such holder’s adjusted basis in the ordinary shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to long-term capital gains. The U.S. Holder will also be allowed to claim an ordinary loss in respect of the excess, if any, of the adjusted basis of such U.S. Holder’s ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any such income included or loss claimed.

Alternatively, if we are treated as a PFIC and a U.S. Holder who owns our ordinary shares makes a valid and timely “qualified electing fund,” or QEF, election and we provide certain required information to such U.S. Holder, such U.S. Holder will not be subject to the default PFIC rules described above. Instead, for each taxable year to which such an election applies, the U.S. Holder will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts are actually distributed to the U.S. Holder in that year or any later year. We currently intend to make available the information necessary to permit U.S. Holders to make a valid QEF election, but there is no assurance that we will continue to do so in future years.

In addition, notwithstanding any election that a U.S. Holder makes with regard to the ordinary shares, dividends received by a U.S. Holder from us would not constitute qualified dividend income to such U.S. Holder if we were a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends received by a U.S. Holder that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income; instead, such dividends are subject to tax at rates applicable to ordinary income. In addition, because we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles, the entire amount of any distribution may be treated as a dividend. If a U.S. Holder owns our ordinary shares during any year that we are a PFIC, such U.S. Holder generally will be required to file IRS Form 8621.

Distributions on Ordinary Shares

Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received by the U.S. Holder to the extent of the U.S. Holder’s pro rata share of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. The amount of a dividend will include any amounts withheld by us in respect of Irish taxes. The amount of any distribution paid in non-U.S. currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.

Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. A non-United States corporation generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on ordinary shares if (i) such foreign corporation is eligible for benefits under a comprehensive income tax treaty that the IRS determines is satisfactory and that includes an exchange of information program and (ii) such ordinary shares are readily tradable on an established securities market in the United States. The income tax treaty between the United States and Ireland qualifies for the treatment described in the preceding sentence. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year, we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. See the discussion above under “Passive Foreign Investment Company Consequences.”

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares disposed of. Such capital gain or loss generally will be long-term capital gain or loss if, on the date of sale, exchange or other taxable disposition, the ordinary shares are held by the U.S. Holder for more than one year. Long-term capital gains of non-corporate taxpayers are currently taxable at a reduced rate; capital gain of a corporate U.S. Holder, or of a non-corporate U.S. Holder if the gain is not long-term capital gain, will be taxed at applicable ordinary income rates. The deductibility of capital losses is subject to limitations.

Royalty-Linked Notes

Under the indenture governing the Royalty-Linked Notes, we agree, and by acceptance of a Royalty-Linked Note, each beneficial owner of a Royalty-Linked Note will be deemed to have agreed, for U.S. federal income tax purposes, to treat the Royalty-Linked Notes as a contractual right to receive payments from us as and when such payments become payable pursuant to the terms of the Royalty-Linked Notes and not as indebtedness or equity of us or any other person for U.S. federal income tax purposes. This treatment, however, is not binding on the IRS, and there can be no assurance that the IRS would not challenge our treatment of the Royalty-Linked Notes or that such a challenge would not be successful.

No authority directly addresses the treatment of the Royalty-Linked Notes or instruments similar to the Royalty-Linked Notes for U.S. federal income tax purposes. The tax treatment of the Royalty-Linked Notes is subject to substantial uncertainty, and alternative characterizations could apply. Any differing treatment from the tax characterizations and tax consequences described herein could significantly affect the amount, timing and character of income, gain or loss recognized by a holder in respect of a Royalty-Linked Note. Accordingly, all prospective purchasers of the Royalty-Linked Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of the Royalty-Linked Notes (including possible different treatments of the Royalty-Linked Notes) in light of their particular situations.

The remainder of this discussion assumes that the Royalty-Linked Notes will be treated as a contractual right to receive payments under the Royalty-Linked Notes as described above and does not discuss any possible differing treatments of the Royalty-Linked Notes or of payments made thereunder.

Payments on the Royalty-Linked Notes

Although the matter is not entirely free from doubt, any payment received by a U.S. Holder with respect to a Royalty-Linked Note generally should be taxable to the U.S. Holder as ordinary income at the time that it is received or accrued in accordance with the U.S. Holder’s usual method of accounting for tax purposes.

Sale, Exchange or Other Taxable Disposition of Royalty-Linked Notes

A U.S. Holder generally will recognize gain or loss upon the sale, exchange or other taxable disposition of a Royalty-Linked Note equal to the difference between (i) the amount of cash and the fair market value of any property received in exchange for the Royalty-Linked Note and (ii) the U.S. Holder’s adjusted tax basis in the Royalty-Linked Note. A U.S. Holder’s tax basis in a Royalty-Linked Note will generally be equal to the amount that the U.S. Holder paid for the Royalty-Linked Note (determined as described above under “Allocation of Subscription Price Among Exchangeable Note and Royalty-Linked Notes”).

Any gain recognized by a U.S. Holder upon the sale, exchange or other taxable disposition of a Royalty-Linked Note will be capital gain or loss. If, at the time of the sale, exchange or other taxable disposition of the Royalty-Linked Note, the U.S. Holder is treated as holding the Royalty-Linked Note for more than one year, such capital gain or loss will be a long-term capital gain or loss. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations under the Code.

Foreign Tax Credits

Foreign tax (if any) withheld on payments made with respect to the Exchangeable Notes and Royalty-Linked Notes and dividends on our ordinary shares at the rate applicable to a U.S. Holder (taking into account any applicable income tax treaty) will, subject to generally applicable limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s U.S. federal income tax liability or, at such holder’s election, for deduction in computing such holder’s U.S. federal taxable income. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued by a taxpayer in a taxable year.

Interest on the Exchangeable Notes and distributions on our ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. However, if we are a “United States-owned foreign corporation,” solely for foreign tax credit purposes, a portion of the dividends allocable to our U.S. source earnings and profits may be recharacterized as U.S. source. A “United States-owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. Although we do not believe we are currently a “United States-owned foreign corporation,” we may become one in the future. In that event, if 10% or more of our earnings and profits are attributable to sources within the United States, a portion of the dividends paid on our ordinary shares allocable to our U.S. source earnings and profits will be treated as U.S. source, and, as such, a U.S. Holder may not offset any foreign tax withheld as a credit against U.S. federal income tax imposed on that portion of dividends.

Although the matter is not entirely free from doubt, payments on the Royalty-Linked Notes generally should constitute general category income from sources outside the United States for foreign tax credit purposes.

Any gain or loss recognized from the sale, exchange or other taxable disposition of the Exchangeable Notes, Royalty-Linked Notes or our ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include interest or other income from the Exchangeable Notes and Royalty-Linked Notes, gross dividend income on our ordinary shares and net gains from the disposition of Exchangeable Notes, Royalty-Linked Notes or ordinary shares.

Information Reporting and Backup Withholding

Interest accruals and payments with respect to the Exchangeable Notes and Royalty-Linked Notes, dividends on our ordinary shares, and proceeds from the sale or other disposition of the Exchangeable Notes, Royalty-Linked Notes or our ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to ownership of the Exchangeable Notes, Royalty-Linked Notes, and our ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Ownership of Ordinary Shares—Passive Foreign Investment Company Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

BERMUDA TAX CONSIDERATIONS

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. Iterum Bermuda has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Iterum Bermuda or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by Iterum Bermuda in respect of real property owned or leased by it in Bermuda.

PLAN OF DISTRIBUTION

As discussed elsewhere in this prospectus, we and Iterum Bermuda are distributing in the Rights Offering non-transferable Rights at no charge to the holders as of 5:00 p.m., New York City time, on the record date of our outstanding (and deemed outstanding in the case of eligible warrants) ordinary shares. We are distributing one Right for each outstanding ordinary share of Iterum Therapeutics plc and certain ordinary shares of Iterum Therapeutics plc deemed outstanding as of the record date. No fractional Rights are being distributed. Each Right will entitle the holder thereof to purchase, at the holder’s election and subject to availability, at the Subscription Price, one Unit, consisting of (a) an Exchangeable Note in the original principal amount of $1,000.00 and (b) 50 Royalty-Linked Notes. We will accept Rights for up to 8,400 Units for a total purchase price of up to $8.4 million, which amount is approximately equal to the maximum aggregate principal amount of additional notes that may be issued under the applicable indenture under which the Exchangeable Notes and Royalty-Linked Notes will be issued. Accordingly, sufficient Units may not be available to honor your subscription in full or at all. See “The Rights Offering—Subscription Privilege.”

Computershare Trust Company, N.A. is acting as the Subscription Agent for the Rights Offering under an agreement with us. On or about August 13, 2020, the Subscription Agent will distribute via first class mail copies of this prospectus and the rights certificate to the registered holders as of the record date of our outstanding (and deemed outstanding) ordinary shares (as indicated above) and DTC participants. It is our expectation that holders of record will forward a copy of this prospectus and the related subscription information and forms to those beneficial owners in adequate time to permit beneficial holders to deliver to such holders of record instructions as to the investment decisions made by the beneficial owners.

If your shares are held in “street name” through a broker, dealer, custodian bank or other nominee, then you should send the forms specified by your broker, dealer, custodian bank or other nominee and payment of the aggregate Subscription Price to that record holder in accordance with their instructions. If, as of the record date, you were the record holder of our ordinary shares or eligible warrants, you must properly complete your rights certificate and deliver it, along with the full Subscription Price (without any deductions for wire transfer fees, bank charges or similar fees), to the Subscription Agent before the expiration of the Subscription Period at 5:00 p.m., New York City time, on August 31, 2020. If you use the mail, we recommend that you use insured, registered mail, postage prepaid, return receipt requested. You or, if applicable, your broker, dealer, custodian bank or other nominee, are solely responsible for completing delivery to the Subscription Agent of your rights certificate and payment of the aggregate Subscription Price. You should allow sufficient time for delivery of your rights certificate and payment of the aggregate Subscription Price to the Subscription Agent and clearance of payment before the expiration of the Subscription Period at 5:00 p.m., New York City time, on August 31, 2020, unless such date is extended by us. For further information, see “The Rights Offering—Procedures for Exercising Rights.”

All rights certificates, payments of the Subscription Price and nominee holder certifications, to the extent applicable to your exercise of Rights, must be delivered to Computershare Trust Company, N.A. as follows:

By First Class Mail:	By Overnight Courier:

Computershare Trust Company, N.A. Attn Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn Corporate Actions – Suite V 150 Royall St. Canton, MA 02021

If you have any questions regarding the Rights Offering, completing a rights certificate or submitting payment in the Rights Offering, please call Georgeson LLC, the Information Agent for the Rights Offering, at (888) 607-6511 (toll free in the U.S. and Canada) or +1 (781) 575-2137 (for calls outside the U.S. and Canada).

You are responsible for all bank or similar fees and charges related to payment by check or wire transfer. If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty. If you send a payment that is insufficient to exercise or are otherwise ineligible to exercise Rights, your Rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. You will not receive interest on any payments refunded to you under the Rights Offering. For further information, see “The Rights Offering—Payment Methods.” We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any Rights and timely submit all required documents and payment prior to the expiration of the Subscription Period, your Rights will be considered exercised at 5:00 p.m., New York City time, on August 31, 2020.

We have agreed to pay the Subscription Agent and the Information Agent customary fees plus certain expenses in connection with the Rights Offering. We also have agreed to indemnify the Subscription Agent and the Information Agent under certain circumstances from any liability they may incur in connection with the Rights Offering. We have not entered into any agreements regarding stabilization activities with respect to our securities. We estimate that our total expenses in connection with the Rights Offering will be approximately $1.5 million.

For a description of certain material terms of the Units, see “Description of Units.” For a description of certain material terms of the Exchangeable Notes, including instructions for exchange thereof, see “Description of Exchangeable Notes.” For a description of certain material terms of the Royalty-Linked Notes, see “Description of Royalty-Linked Notes.”

This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Rights, the Units, the Exchangeable Notes, the Royalty-Linked Notes and the ordinary shares issuable upon exchange of the Exchangeable Notes nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from Rightholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Exchangeable Notes and Royalty-Linked Notes you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights, you will not be able to participate in the Rights Offering.

The Company expects to deliver the Exchangeable Notes and Royalty-Linked Notes to record holders on or about September 8, 2020.

LEGAL MATTERS

Legal matters of U.S. federal law and New York State law will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. Certain legal matters with respect to Irish law in connection with the validity of the securities in respect of which this prospectus is being delivered and other legal matters will be passed upon for us by A&L Goodbody, Dublin, Ireland. Certain legal matters with respect to Bermuda law in connection with the validity of the securities in respect of which this prospectus is being delivered and other legal matters will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.

EXPERTS

The consolidated financial statements of Iterum Therapeutics plc as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report covering the December 31, 2019 financial statements refers to a change to the method of accounting for leases as of January 1, 2019 due to the adoption of ASC Topic 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at http://www.iterumtx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38503) that we previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities offered hereby is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020, as amended by our Annual Report on Form 10-K/A, filed with the SEC on August 6, 2020;

•	the information under the caption “Certain Relationships and Related Party Transactions” from our definitive proxy statement on Schedule 14A filed with the SEC on May 7, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020, as amended by our Form 10-Q/A, filed with the SEC on August 6, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020;

•

our Current Reports on Form 8-K filed with the SEC on January 17, 2020, February 14, 2020, March  6, 2020, May 15, 2020, June  3, 2020, June 4, 2020, June 15, 2020 (excluding Item 7.01 and Exhibit 99.2), June 29, 2020, July 1, 2020, July 13, 2020, and July 17, 2020; and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed on May 22, 2018, including any amendments or supplements filed for the purpose of updating such description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address or telephone number:

Iterum Therapeutics plc

Attention: Investor Relations

Block 2 Floor 3 Harcourt Centre,

Harcourt Street,

Dublin 2, Ireland

+353 1 9038920

You also may access these filings on our website at www.iterumtx.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement.

Subscription Rights to purchase 8,400 Units, each Unit consisting of a 6.500% Exchangeable Senior Subordinated Note due 2025 in the original principal amount of $1,000, to be issued by Iterum Therapeutics Bermuda Limited and guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited,

and

50 Limited Recourse Royalty-Linked Subordinated Notes, to be issued by Iterum Therapeutics Bermuda Limited and guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited

at a Subscription Price of $1,000 Per Unit

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

SEC registration fee	$1,090.32
Printing expenses	100,000
Accounting fees and expenses	2,000
Legal fees and expenses	1,300,000
Subscription agent and information agent fees and expenses	45,000
Miscellaneous	51,909.68

Total	$1,500,000

Item 14.	Indemnification of Directors and Officers.

Iterum

To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We have also entered into indemnification agreements with each of our directors and executive officers. In addition, our subsidiary, Iterum Therapeutics US Limited, has entered into an indemnification agreement with each of our directors and executive officers. These agreements, among other things, require us to indemnify an indemnitee to the fullest extent permitted by applicable law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the indemnitee in any action or proceeding, including any action or proceeding by us or in our right, arising out of the person’s services as a director or executive officer.

We are permitted under our Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.

Iterum Therapeutics Bermuda Limited

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favour or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Iterum Bermuda has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Iterum Bermuda’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits Iterum Bermuda to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not Iterum Bermuda may otherwise indemnify such officer or director.

Iterum has purchased and maintains a directors’ and officers’ liability policy for such purpose for the benefit of its directors and officers and directors and officers of its subsidiaries, including Iterum Bermuda.

Item 15.	Recent Sales of Unregistered Securities.

The following sets forth information regarding all securities issued and sold by us within the past three years that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), which share numbers have been adjusted, as appropriate, for the one for 15.71 reverse stock split of our ordinary shares that became effective on May 15, 2018:

(1)

From March 7, 2017 through the filing of our registration statement on Form S-8 on May 25, 2018, we granted stock options under our 2015 Equity Incentive Plan to purchase an aggregate of 198,798 ordinary shares with exercise prices ranging between $3.30 and $4.40 per share to 31 employees, directors and consultants, of which 178,179 remain outstanding.

(2)

On February 16, 2018, we issued an aggregate of 1,709,650 of our Series B-2 preferred shares to 17 accredited investors at a purchase price of $18.85 per share, for an aggregate purchase price of $32.2 million. Upon the closing of our initial public offering, all such Series B-2 preferred shares converted into ordinary shares.

(3)

On April 27, 2018, we issued warrants to purchase an aggregate of 19,890 of our Series B-2 preferred shares to two accredited investors at an exercise price of $18.85 per share, for an aggregate exercise price of $374,927. Upon the closing of our initial public offering, all such warrants converted into warrants to purchase ordinary shares.

(4)

Pursuant to the terms of a subscription agreement with a supplier, as described in Note 9 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (i) on December 14, 2018, we issued 190,615 ordinary shares to a supplier at a price of $7.14 per share for an aggregate subscription price of $1.36 million; (ii) on July 15, 2019, we issued 17,222 ordinary shares to a supplier at a price of $6.53 per share for an aggregate subscription price of $0.11 million; (iii) on August 19, 2019, we issued 245,493 ordinary shares to a supplier at a price of $6.79 per share for an aggregate subscription price of $1.67 million; and (iv) on September 30, 2019, we issued 199,056 ordinary shares to a supplier at a price of $6.32 per share for an aggregate subscription price of $1.26 million. Our wholly owned subsidiary, Iterum Therapeutics International Limited, paid the aggregate subscription price for each subscription to us in satisfaction of the supplier’s obligation to pay the subscription monies to us and Iterum Therapeutics International Limited’s obligation to pay certain amounts due and owing under certain commercial agreements entered into between such subsidiary and the supplier.

(5)

On January 21, 2020, Iterum Therapeutics Bermuda Limited (“Iterum Bermuda”) issued, and we and each of our other subsidiaries guaranteed, an aggregate of 51,588 Units consisting of (i) 6.500% Exchangeable Senior Subordinated Notes due 2025, issued by Iterum Bermuda in the aggregate original principal amount of $51.6 million, fully and unconditionally guaranteed on an unsecured senior subordinated basis by us and each of our other subsidiaries, and (ii) limited recourse royalty-linked notes, issued by Iterum Bermuda in the aggregate original principal amount of $0.1 million, fully and unconditionally guaranteed on an unsecured senior subordinated basis by us and each of our other subsidiaries, for an aggregate purchase price of $51.6 million, before deducting placement agent fees and estimated offering expenses. SVB Leerink acted as the exclusive placement agent and received commissions of $1.4 million in connection with the private placement.

(6)

On June 3, 2020, we entered into a securities purchase agreement with Intracoastal Capital, LLC, Armistice Capital Master Fund, Ltd., and Lincoln Park Capital Fund, LLC. Pursuant to the securities purchase agreement, we issued to such investors warrants to purchase up to 1,485,885 ordinary shares. The warrants have an exercise price of $1.62 per share, are immediately exercisable and expire on December 5, 2025. H. C. Wainwright & Co., LLC (“Wainwright”) acted as placement agent for the offering and received commissions of $350,000 in connection with the offering. As consideration for the services provided to us by Wainwright as placement agent for the offering, we issued placement agent warrants to purchase an aggregate of 208,023 ordinary shares to designees of Wainwright. The placement agent warrants have an exercise price of $2.1031 per share, are immediately exercisable and expire on June 3, 2025.

(7)

On June 30, 2020, we entered into a securities purchase agreement with Intracoastal Capital, LLC, Armistice Capital Master Fund, Ltd., and Anson Investments Master Fund LP. Pursuant to the securities purchase agreement, we issued to such investors warrants to purchase up to 1,686,343 ordinary shares. The warrants have an exercise price of $1.42 per share, are immediately exercisable and expire on January 2, 2026. Wainwright acted as placement agent for the offering and received commissions of $350,000 in connection with the offering. As consideration for the services provided to us by Wainwright as placement agent for the offering, we issued placement agent warrants to purchase an aggregate of 236,088 ordinary shares to designees of Wainwright. The placement agent warrants have an exercise price of $1.8531 per share, are immediately exercisable and expire on June 30, 2025.

The offer, sale and issuance of the securities described in paragraph 1 above were exempt from registration under compensatory benefit plans and contracts relating to compensation as provided under either (a) Rule 701 promulgated under the Securities Act or (b) under Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder). All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about it. We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with any of the issuances of securities described in paragraph 1 above. The sales of these securities were made without any general solicitation or advertising.

The offers, sales and issuances of the securities described in paragraphs 2 and 3 above were exempt from registration under Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) in that the transactions were by an issuer not involving any public offering. We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with any of the issuances of securities listed above. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the share certificates issued in these transactions. The sales of these securities were made without any general solicitation or advertising.

The offer, sale and issuance of the securities described in paragraph 4 above were exempt from registration under Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) in that the transaction was by an issuer not involving any public offering or were exempt from the registration requirements of the Securities Act in reliance on Regulation S promulgated under the Securities Act on the basis that the shares will not be offered, sold, pledged or transferred in the United States or to a U.S. person for a defined period. We did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with any of the issuances of securities listed above. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the share certificates issued in these transactions. The sales of these securities were made without any general solicitation or advertising.

The offer, sale and issuance of the securities in the private placement transactions described in paragraphs 5, 6 and 7 above were exempt from registration under Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) in that the transactions were by an issuer not involving any public offering and appropriate legends were placed upon the securities issued in these transactions. The sale of these securities were made without any general solicitation or advertising.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description of Document	Filed with this Registration Statement	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File Number

3.1	Amended and Restated Constitution of Iterum Therapeutics plc		Form 8-K (Exhibit 3.1)	6/15/2020	001-38503

3.2	Memorandum of Association of Iterum Therapeutics Bermuda Limited		Form S-1 (Exhibit 3.2)	3/20/2020	333-237326

3.3	Bye-Laws of Iterum Therapeutics Bermuda Limited		Form S-1 (Exhibit 3.3)	3/20/2020	333-237326

4.1	Form of Ordinary Share Certificate of Registrant.		Form S-1 (Exhibit 4.1)	5/1/2018	333-224582

4.2	Indenture (including form of note), dated January 21, 2020, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and U.S. Bank National Association, as trustee		Form 10-K (Exhibit 4.2)	3/12/2020	001-38503

4.3	Form of 6.500% Exchangeable Senior Subordinated Note due 2025 (included within Exhibit 4.2)		Form 10-K (Exhibit 4.3)	3/12/2020	001-38503

4.4	Indenture (including form of note), dated January 21, 2020, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited, Iterum Holders’ Representative LLC and Computershare Trust Company, N.A., as trustee		Form 10-K (Exhibit 4.4)	3/12/2020	001-38503

4.5	Form of Limited Recourse Royalty-Linked Subordinated Note (included within Exhibit 4.4)		Form 10-K (Exhibit 4.5)	3/12/2020	001-38503

Exhibit No.	Description of Document	Filed with this Registration Statement	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File Number

4.6	Form of Rights Certificate	X

4.7	Form of Warrant to Subscribe for Ordinary Shares issued to purchasers in connection with Securities Purchase Agreement dated June 3, 2020		Form 8-K (Exhibit 4.1)	6/4/2020	001-38503

4.8	Form of Placement Agent Warrant to Subscribe for Ordinary Shares issued to designees of Placement Agent in connection with Securities Purchase Agreement dated June 3, 2020		Form 8-K (Exhibit 4.2)	6/4/2020	001-38503

4.9	Form of Warrant to Subscribe for Ordinary Shares issued to purchasers in connection with Securities Purchase Agreement dated June 30, 2020		Form 8-K (Exhibit 4.1)	7/1/2020	001-38503

4.10	Form of Placement Agent Warrant to Subscribe for Ordinary Shares issued to designees of Placement Agent in connection with Securities Purchase Agreement dated June 30, 2020		Form 8-K (Exhibit 4.2)	7/1/2020	001-38503

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.	X

5.2	Opinion of A&L Goodbody in respect of Iterum Therapeutics plc	X

5.3	Opinion of A&L Goodbody in respect of Iterum Therapeutics International Limited	X

5.4	Opinion of Conyers Dill & Pearman Limited	X

10.1†	License Agreement by and among Registrant, Iterum Therapeutics International Limited and Pfizer Inc. dated as of November 18, 2015.		Form S-1 (Exhibit 10.1)	5/1/2018	333-224582

10.2	Amended and Restated Investor Rights Agreement by and between Registrant and certain of its shareholders dated May 18, 2017.		Form S-1 (Exhibit 10.2)	5/1/2018	333-224582

10.3	2015 Equity Incentive Plan.		Form S-1 (Exhibit 10.3)	5/1/2018	333-224582

10.4	Forms of U.S. Stock Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2015 Equity Incentive Plan.		Form S-1 (Exhibit 10.4)	5/1/2018	333-224582

10.5	Forms of Irish Stock Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2015 Equity Incentive Plan.		Form S-1 (Exhibit 10.5)	5/1/2018	333-224582

Exhibit No.	Description of Document	Filed with this Registration Statement	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File Number

10.6	Amended and Restated 2018 Equity Incentive Plan.		Form 8-K (Exhibit 99.1)	6/15/2020	001-38503

10.7	Forms of U.S. Stock Option Terms and Conditions and Stock Option Grant Notice under the 2018 Equity Incentive Plan.		Form S-1 (Exhibit 10.7)	5/1/2018	333-224582

10.8	Forms of International Stock Option Terms and Conditions and Stock Option Grant Notice under the 2018 Equity Incentive Plan.		Form S-1 (Exhibit 10.8)	5/1/2018	333-224582

10.9	Form of Restricted Share Unit Award Agreement under the 2018 Equity Incentive Plan.		Form S-1 (Exhibit 10.9)	5/1/2018	333-224582

10.10	Form of 2020 Restricted Share Unit Award Agreement under the 2018 Equity Incentive Plan		Form 10-K (Exhibit 10.10)	3/12/2020	001-38503

10.11	Form of Indemnity Agreement by and between the Registrant and its directors and officers.		Form S-1 (Exhibit 10.10)	5/1/2018	333-224582

10.12	Form of Indemnity Agreement by and between Iterum Therapeutics US Limited and its directors and officers.		Form S-1 (Exhibit 10.11)	5/1/2018	333-224582

10.13	Employment Terms by and between Iterum Therapeutics US Limited and Corey N. Fishman dated November 18, 2015.		Form S-1 (Exhibit 10.12)	5/1/2018	333-224582

10.14	Amendment to Employment Agreement by and between Iterum Therapeutics US Limited and Corey N. Fishman dated May 2, 2018.		Form S-1/A (Exhibit 10.13)	5/4/2018	333-224582

10.15	Employment Terms by and between Iterum Therapeutics US Limited and Michael W. Dunne dated November 18, 2015.		Form S-1 (Exhibit 10.14)	5/1/2018	333-224582

10.16	Employment Terms by and between Iterum Therapeutics US Limited and Judith M. Matthews dated November 18, 2015.		Form S-1 (Exhibit 10.15)	5/1/2018	333-224582

10.17	Amendment to Employment Agreement by and between Iterum Therapeutics US Limited and Judith M. Matthews dated May 2, 2018.		Form S-1/A (Exhibit 10.16)	5/4/2018	333-224582

10.18	Non-Employee Director Compensation Policy.		Form S-1/A (Exhibit 10.18)	5/16/2018	333-224582

Exhibit No.	Description of Document	Filed with this Registration Statement	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File Number

10.19	Loan and Security Agreement by and among Silicon Valley Bank, Iterum Therapeutics International Limited, Iterum Therapeutics US Holding Limited, and Iterum Therapeutics US Limited, dated April 27, 2018.		Form S-1/A (Exhibit 10.19)	5/4/2018	333-224582

10.20	Intellectual Property Security Agreement by and among Silicon Valley Bank, the Registrant, Iterum Therapeutics International Limited, Iterum Therapeutics US Holding Limited, and Iterum Therapeutics US Limited, dated April 27, 2018.		Form S-1/A (Exhibit 10.20)	5/4/2018	333-224582

10.21	Warrant to Subscribe for Shares, issued to Silicon Valley Bank, dated April 27, 2018.		Form S-1/A (Exhibit 10.21)	5/4/2018	333-224582

10.22	Warrant to Subscribe for Shares, issued to Life Sciences Fund II LLC, dated April 27, 2018.		Form S-1/A (Exhibit 10.22)	5/4/2018	333-224582

10.23	Additional Form of Warrant to Subscribe for Ordinary Shares as may be issued to Silicon Valley Bank pursuant to the Loan and Security Agreement.		Form S-1/A (Exhibit 10.23)	5/4/2018	333-224582

10.24	Additional Form of Warrant to Subscribe for Ordinary Shares as may be issued to Life Sciences Fund II LLC pursuant to the Loan and Security Agreement.		Form S-1/A (Exhibit 10.24)	5/4/2018	333-224582

10.25	Securities Purchase Agreement, dated as of January 16, 2020, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and the Investors party thereto.		Form 8-K (Exhibit 10.1)	1/17/2020	001-38503

10.26	Investor Rights Agreement, dated January 21, 2020, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and the Investors party thereto.		Form 10-K (Exhibit 10.26)	3/12/2020	001-38503

Exhibit No.	Description of Document	Filed with this Registration Statement	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File Number

10.27	First Amendment to Loan and Security Agreement, dated as of January 16, 2020, by and among Iterum Therapeutics Bermuda Limited, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited, Iterum Therapeutics US Holding Limited and Silicon Valley Bank.		Form 8-K (Exhibit 10.3)	1/17/2020	001-38503

10.28	Securities Purchase Agreement, dated as of June 3, 2020, by and among Iterum Therapeutics plc and the purchasers party thereto.		Form 10-Q (Exhibit 10.1)	8/6/2020	001-38503

10.29	Securities Purchase Agreement, dated as of June 30, 2020, by and among Iterum Therapeutics plc and the purchasers party thereto.		Form 10-Q (Exhibit 10.2)	8/6/2020	001-38503

21.1	Subsidiaries of the Registrant.		Form 10-K (Exhibit 21.1)	3/12/2020	001-38503

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.	X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.3	Consent of A&L Goodbody (included in Exhibit 5.2).

23.4	Consent of A&L Goodbody (included in Exhibit 5.3).

23.5	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.4).

24.1	Powers of Attorney (included on the signature pages to the Registration Statement).		Form S-1 (Exhibit 24.1)	3/20/2020	333-237326

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the 6.500% Exchangeable Senior Subordinated Notes due 2025		Form S-1 (Exhibit 25.1)	3/20/2020	333-237326

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Limited Recourse Royalty-Linked Subordinated Notes		Form S-1 (Exhibit 25.2)	3/20/2020	333-237326

99.1	Instructions as to Use of Rights Certificates	X

99.2	Form of Letter to Shareholders Who are Record Holders	X

Exhibit No.	Description of Document	Filed with this Registration Statement	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File Number

99.3	Form of Letter to Brokers, Dealers, Custodian Banks and Other Nominees	X

99.4	Form of Letter to Clients of Brokers, Dealers, Custodian Banks and Other Nominees	X

† Confidential treatment granted as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto, which are incorporated by reference herein.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrants are relying on Rule 430B,

(A)

each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)	That, for the purpose of determining any liability under the Securities Act:

(i)

the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 2020.

ITERUM THERAPEUTICS PLC

By:	/s/ Corey N. Fishman
Name: Corey N. Fishman
Title: Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey N. Fishman Corey N. Fishman	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2020

/s/ Judith M. Matthews Judith M. Matthews	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2020

* Brenton K. Ahrens	Interim Chairman of the Board of Directors	August 6, 2020

* Mark Chin	Director	August 6, 2020

* Patrick J. Heron	Director	August 6, 2020

* Ronald M. Hunt	Director	August 6, 2020

* David G. Kelly	Director	August 6, 2020

* Shahzad Malik, M.D.	Director	August 6, 2020

*By	/s/ Corey N. Fishman
Corey N. Fishman
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on August 6, 2020.

ITERUM THERAPEUTICS BERMUDA LIMITED

By:	/s/ Louise Barrett
Name: Louise Barrett
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Judith M. Matthews Judith M. Matthews	Director	August 6, 2020

/s/ Louise Barrett Louise Barrett	Director	August 6, 2020

/s/ David G. Kelly David G. Kelly	Director	August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on August 6, 2020.

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

By:	/s/ Louise Barrett
Name: Louise Barrett
Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey N. Fishman Corey N. Fishman	Director	August 6, 2020

/s/ Judith M. Matthews Judith M. Matthews	Director	August 6, 2020

/s/ Louise Barrett Louise Barrett	Director	August 6, 2020

/s/ David G. Kelly David G. Kelly	Director	August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 2020.

ITERUM THERAPEUTICS US LIMITED

By:	/s/ Corey N. Fishman
Name: Corey N. Fishman
Title: Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey N. Fishman Corey N. Fishman	Chief Executive Officer	August 6, 2020

/s/ Judith M. Matthews Judith M. Matthews	Chief Financial Officer and Director	August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 2020.

ITERUM THERAPEUTICS US HOLDING LIMITED

By:	/s/ Corey N. Fishman
Name: Corey N. Fishman
Title: Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey N. Fishman Corey N. Fishman	Chief Executive Officer	August 6, 2020

/s/ Judith M. Matthews Judith M. Matthews	Chief Financial Officer and Director	August 6, 2020